                                                                Exhibit 16(C)(3)



BCT International, Inc.                                             CONFIDENTIAL
--------------------------------------------------------------------------------
05.27.03

                         PRESENTATION TO THE INDEPENDENT
                       COMMITTEE OF THE BOARD OF DIRECTORS

This presentation and its analyses are only for the use of the Independent Committee of the Board of Directors and are not intended to, nor should they be, relied upon by any other party, including shareholders of BCT International, Inc. The consent of Capitalink is required prior to the disclosure to any third party of this presentation, its analyses, or of the assessments made by Capitalink. These materials are based solely on information contained in publicly available documents and certain other information provided to Capitalink by management and the Independent Committee of the Board of Directors. Capitalink has not attempted to investigate or verify the accuracy or completeness of such publicly available information or other information provided to Capitalink. Capitalink has relied upon the accuracy and completeness of such publicly available information and other information supplied to Capitalink. These materials are being furnished, and should be considered only in connection with, the oral presentation being provided by Capitalink in connection herewith. The preparation of these materials was completed on May 23, 2003 based on information publicly available or supplied to Capitalink through such date. Capitalink is not obligated to update this presentation or its analyses to reflect any information that becomes publicly available or that is provided to Capitalink after such date.

[LOGO] BCT                                              [LOGO] CAPITAL LINK
                                                    Smart Investment Banking/SM/

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BCT International, Inc.                                             CONFIDENTIAL
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TABLE OF CONTENTS

TRANSACTION OVERVIEW...........................................................3

COMPANY OVERVIEW..............................................................12

COMPANY FINANCIAL PERFORMANCE.................................................15

COMPANY MARKET PERFORMANCE....................................................28

VALUATION ANALYSIS............................................................35

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BCT International, Inc.                                             CONFIDENTIAL
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                              TRANSACTION OVERVIEW

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BCT International, Inc.                                             CONFIDENTIAL
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TRANSACTION OVERVIEW
INTRODUCTION

     . The Independent Committee of the Board of Directors of BCT International, Inc. ("BCT" or the "Company") has retained Capitalink, L.C. ("Capitalink") as financial advisor and to render an opinion as to whether, on the date of such opinion, the Merger Consideration (as defined below) as set forth in the draft Agreement and Plan of Merger, dated May 19, 2003, by and among the Company, Phoenix Group of Florida, Inc. ("Phoenix"), Phoenix Acquisition Corp and William A. Wilkerson ("Wilkerson", and collectively with Phoenix, the "Phoenix Group") (the "Draft Agreement"), to purchase, by means of a merger, all of the Company's outstanding common stock that is not beneficially owned by Phoenix or Wilkerson, or their respective affiliates (the "Non-Affiliated Stockholders")(the "Proposed Transaction") is fair, from a financial point of view, to the Non-Affiliated Stockholders of the Company.

     . The Company's common stock is publicly traded on the over-the-counter market under the symbol "BCTI", and as of May 23, 2003, there were 5,121,471 shares of the Company's common stock outstanding (excluding treasury shares).

     . The closing price of the Company's stock on May 23, 2003 (date presentation materials completed) was $1.00.

     . The consideration proposed by Phoenix is $2.00 in cash for each share of the Company's common stock not beneficially owned by the Phoenix Group (the "Merger Consideration").

     . Wilkerson, who is also the Company's Chairman and Chief Executive Officer, owns Phoenix.

     . The Phoenix Group beneficially owns 2,690,282 shares of common stock or approximately 52.6% of the issued and outstanding common stock. In addition, Wilkerson has an option to acquire an additional 327,500 shares of the common stock. If this option were exercised the Phoenix Group would then be the owner of 3,094,487 shares of common stock or approximately 55.4% of the issued and outstanding common stock.

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BCT International, Inc.                                             CONFIDENTIAL
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TRANSACTION OVERVIEW
SUMMARY OF PROPOSED TRANSACTION TERMS

     Merger Consideration:          $2.00 per share.

     Transaction Structure:         The Phoenix Group will acquire the
                                    outstanding common stock of the Company that it does not own through a merger with a wholly owned subsidiary of Phoenix with the Company, which shall continue to operate under the name BCT International, Inc.

     Estimated Timetable:           The agreement is terminable by either party
                                    if not consummated on or prior to December
                                    31, 2003.

     Shareholder Vote:              The Company shall hold a stockholders
                                    meeting to be held as promptly as
                                    practicable for the purposes of voting upon the approval of the Proposed Transaction. A majority of the outstanding shares of common stock held by the Non-Affiliated
                                    Stockholders is required to approve the
                                    Proposed Transaction.

     Dissenters Rights:             The consummation of the proposed transaction
                                    is conditioned, among other things, on
                                    holders of no more than 25% of the Company's outstanding common stock exercising their right to dissent from the Proposed
                                    Transaction, under the Delaware General
                                    Corporation Law (the "DGCL"). To the extent provided by the DGCL, Phoenix will not make any payment of merger consideration with respect to shares held by any person who elects to demand appraisal of such dissenting stockholder's shares and duly and timely complies with all the provisions of the DGCL concerning the right of holders of shares to require appraisal of their shares, but such dissenting stockholders shall have the right to receive such consideration as may be determined to be due such dissenting stockholders pursuant to the DGCL.

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BCT International, Inc.                                             CONFIDENTIAL
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TRANSACTION OVERVIEW
SUMMARY OF PROPOSED TRANSACTION TERMS

     Stock Options Generally:       The Company will take necessary action to
                                    cause all outstanding options to terminate and expire upon consummation of the Proposed
                                    Transaction. No consideration shall be paid with respect to Company options beneficially owned by Wilkerson.

     Phoenix Group Stock Options:   Members of the Phoenix Group shall not
                                    exercise options to purchase any additional shares of the Company's common stock, and the Company shall not exercise options to acquire any shares of its common stock from members of the Phoenix Group; provided however, that if there is a Competing
                                    Proposal or a Superior Proposal (each as defined in the Draft Agreement), Phoenix shall grant the Independent Committee a proxy to vote 454,036 shares of the Company's common stock currently held by members of the Phoenix Group (which are subject to an option held by the Company to purchase such shares).

     Competing Transactions:        The Company may enter into discussions or
                                    negotiate with a party that makes an
                                    unsolicited written, bona fide proposal to the Company, provided, among other things, that Phoenix Group is provided with reasonable notice of the existence of such discussions or negotiations.

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BCT International, Inc.                                             CONFIDENTIAL
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TRANSACTION OVERVIEW
BACKGROUND OF AND EVENTS LEADING TO PROPOSED TRANSACTION

     . In September 2001, Phoenix offered to acquire the Company's outstanding stock not owned or controlled by the Phoenix Group for $0.85 per share in cash. During the Fall of 2001, the Independent Committee negotiated with members of the Phoenix Group, which concluded in an offer accepted at $1.13 in cash.

     . Subsequently, during the Securities and Exchange Commission review period, the Company and Phoenix Group agreed to terminate the offer. Pursuant to prior agreements, the Company retained options to acquire certain shares the Phoenix Group owned at prices ranging from $0.90 to $1.75.

     . In October 2002, the Company received an unsolicited indication of interest letter from a third party considering an offer to acquire the Company at a price ranging from $1.25 to $1.75 per share.

     . The Company had a preliminary discussion with the third party regarding their intentions. About that same time, management had begun to revise and update its business plans and strategy. Management asked the third party for a period of time to finalize their new plans and budgets.

     . In January 2003, the Independent Committee retained Capitalink to serve as its financial advisor. In addition, management presented the Independent Committee and Capitalink with a revised business plan and budgets. Subsequently Capitalink reviewed with management their business plan and budgets.

     . During January through March 2003, the Independent Committee and Capitalink had numerous meetings and discussions regarding the Company's strategic alternatives and management's revised business plan and budgets.

     . In late March 2003, Capitalink provided the Independent Committee with its recommendations.

     . On April 23, 2003, the Company received a proposal from Phoenix to acquire the outstanding shares of the Company's common stock not owned by the Phoenix Group for cash consideration. The proposal indicated a belief that the fair range of per share consideration was $1.50 to $1.60, but that the Phoenix Group was willing to negotiate a price closer to $2.00 per share.

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BCT International, Inc.                                             CONFIDENTIAL
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TRANSACTION OVERVIEW
BACKGROUND OF AND EVENTS LEADING TO PROPOSED TRANSACTION

     . The Phoenix Group and the Independent Committee entered into negotiations, and on May 5, 2003, the Phoenix Group submitted a proposal of $1.85 per share.

     . The Independent Committee had additional discussions with Capitalink and subsequently entered into further negotiations with the Phoenix Group.

     . On May 8, 2003, the Independent Committee and the Phoenix Group agreed on per share consideration of $2.00.

     . The Independent Committee subsequently instructed Capitalink to undertake its analyses required to issue a fairness opinion.

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BCT International, Inc.                                             CONFIDENTIAL
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TRANSACTION OVERVIEW
SCOPE OF ENGAGEMENT

     . The Independent Committee has retained Capitalink to render an opinion as to the fairness, from a financial point of view, of a proposal by Phoenix to purchase, by means of a merger, all of the Company's outstanding common stock not beneficially owned by the Phoenix Group.

     .    For purposes of rendering its opinion, Capitalink has:

          . Reviewed documents relating to the Proposed Transaction, including the Draft Agreement.

          . Reviewed publicly available financial information and other data with respect to the Company, including the Annual Report on Form 10-K for the fiscal year ended February 28, 2002, and the Quarterly Report on Form 10-Q for the quarter ended November 30, 2002.

          . Reviewed draft financial information provided by the Company for the fiscal year ended February 28, 2003.

          . Reviewed and analyzed the Company's projected unlevered free cash flows and prepared discounted cash flows.

          . Reviewed and analyzed certain financial characteristics of companies that were deemed to have characteristics comparable to those of the Company.

          . Reviewed and analyzed the premiums paid in transactions involving the acquisition of a minority ownership interest in publicly-traded companies.

          . Reviewed and analyzed the premiums implied by the per share consideration in the Proposed Transaction.

          .    Reviewed and analyzed the Company's adjusted book value.

          . Reviewed and analyzed the market value of the Notes (as defined below).

          . Reviewed and discussed with representatives of the management of the Company certain financial and operating information furnished by them, including financial analyses and projections and related assumptions with respect to the business, operations and prospects of the Company.

          . Considered the historical financial results and present financial condition of the Company.

          . Reviewed certain publicly available information concerning the trading of, and the trading market for, the common stock of the Company.

          . Inquired about and discussed the Proposed Transaction and other matters related thereto with Company management, the Independent Committee and its legal counsel.

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BCT International, Inc.                                             CONFIDENTIAL
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TRANSACTION OVERVIEW
SCOPE OF ENGAGEMENT

          . Performed such other analyses and examinations as were deemed appropriate.

     . The Capitalink opinion is necessarily based upon market, economic and other conditions, as they exist on, and could be evaluated as of May 23, 2003. Accordingly, although subsequent developments may affect its opinion, Capitalink does not assume any obligation to update, review or reaffirm its opinion.

     . Capitalink assumes that the Proposed Transaction will be consummated substantially in accordance with the terms set forth in the Draft Agreement, without any further amendments thereto, and without waiver by the Company of any of the conditions to any obligations or in the alternative that any such amendments, revisions or waivers thereto will not be detrimental to the Company or the Non-Affiliated Stockholders of the Company.

     . Capitalink has relied upon and assumed the accuracy and completeness of all of the financial and other information that was used by it without assuming any responsibility for any independent verification of any such information and has further relied upon the assurances of Company management that it is not aware of any facts or circumstances that would make any such information inaccurate or misleading. With respect to the financial projections utilized, Capitalink assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments, and that such projections provide a reasonable basis upon which it could form an opinion.

     . Capitalink has not made a physical inspection of the properties and facilities of the Company and has not made or obtained any evaluations or appraisals of the assets and liabilities (contingent or otherwise) of the Company.

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BCT International, Inc.                                             CONFIDENTIAL
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TRANSACTION OVERVIEW
SCOPE OF ENGAGEMENT

     . Capitalink assumed that the Proposed Transaction will be consummated in a manner that complies in all respects with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statues, rules and regulations. In addition, based upon discussions with the Company, it is assumed that the Proposed Transaction will be a taxable event to the Company's stockholders.

     . Capitalink has not been requested to opine as to, and the opinion does not in any manner address, the underlying business decision of the Company to proceed with or affect the Proposed Transaction.

     . Capitalink was not asked to consider, and its opinion does not address, the relative merits of the Proposed Transaction as compared to any alternative business strategy that might exist for the Company. Capitalink was not engaged to seek alternatives to the Proposed Transaction that might exist for the Company.

     . The opinion is for the use and benefit of the Independent Committee in connection with its consideration of the Proposed Transaction and is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote in connection with the Proposed Transaction. We do not express any opinion as to the underlying valuation or future performance of the Company or the price at which the Company's common stock would trade at any time in the future.

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BCT International, Inc.                                             CONFIDENTIAL
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                                COMPANY OVERVIEW

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BCT International, Inc.                                             CONFIDENTIAL
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OVERVIEW OF COMPANY
SUMMARY

     . BCT International, Inc. is the holding company of Business Cards Tomorrow, Inc. Business Cards Tomorrow, Inc.'s franchise system is the world's largest wholesale franchise printing chain, specializing in thermography products, labels, rubber stamps and business announcements for resale by retail printing providers.

     . As of May 2003, 82 BCT franchises were in operation in 36 states and Canada (eight franchises).

     . Thermography is a specialized printing process that gives a raised printing effect similar to engraving and requires specialized equipment and operating techniques which commercial printers, quick printers, office superstores and other retail dealers choose not to invest in.

     . The Company's franchises typically operate through the placement of business card, stationery, rubber stamp and labels catalogs with commercial and retail "quick" printers, office superstores, forms brokers, office supply companies and stationers in the franchises' trade areas.

     . Franchises specialize in the fast turnaround of their products, delivering many items, such as business cards, in one business day, with most products being delivered within two days of the date of order.

     . BCT's operations also include the Pelican Paper Products Division ("PPP") that supplies paper products, press supplies and press parts to the BCT franchises (PPP is a primary supplier of paper products for the BCT franchises). PPP purchases raw paper directly from paper mills and paper brokers and utilizes the services of converters to convert the raw material to finished paper products.

     . PPP also performs converting and handling services for third parties. PPP utilizes three public storage facilities located strategically throughout the United States to house and ship out paper products to the franchises.

     . The Company's Orderprinting.com is a web-based ordering system that allows users to special order products from a personalized Internet site. The orders are electronically transmitted to the local BCT franchise for processing.

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BCT International, Inc.                                             CONFIDENTIAL
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OVERVIEW OF COMPANY
SUMMARY

     . BCT derives its revenue from five principal sources: (i) royalties, which are based on a percentage of sales of the BCT franchises; (ii) franchise fees from newly franchised franchises and resale fees from the resale of operating franchises; (iii) sales of paper products to franchisees; (iv) catalog and miscellaneous equipment and parts sales classified as printing sales; and (v) interest income from financing franchise acquisitions (primarily resales) and receivables.

     . Capitalink noted several general factors to be considered in connection with the status of BCT as a publicly traded company:

          . The Company's common stock was delisted from NASDAQ National Market based on its failure to meet the minimum market value public float requirement of $5 million and it has traded on the OTC Bulletin Board since September 2001.

          . The Company does not have a distinct comparable peer group. For this reason, among others, the Company does not have any analyst coverage.

          . The Company's common stock historically has a limited trading volume and therefore a lack of liquidity for the Company's stockholders.

          . The Company is not part of a high-growth industry that attracts investor interest and a high trading multiple.

          . The Company has not realized the benefits of public company status (i.e., ability to raise capital, use of stock as currency in acquisitions), but incurs the increased expenses necessary to comply with reporting requirements and other public company obligations.

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BCT International, Inc.                                             CONFIDENTIAL
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                          COMPANY FINANCIAL PERFORMANCE

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BCT International, Inc.                                             CONFIDENTIAL
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COMPANY FINANCIAL PERFORMANCE

     . Capitalink reviewed the Company's historical and estimated financial data for the five years ended February 28, 2003. In addition, Capitalink reviewed the Company's preliminary projections for the fiscal years ("FY") ending February 29, 2004 through February 28, 2007.

     . Revenue for the Company remained constant over the historical and review period - with a low of $17.5 million and a high of $19.3 million. Of the total revenue, approximately 28% is derived from royalties and franchise fees and approximately 64% from paper and printing sales. For FY2003, the Company also derived revenue of approximately $1.0 million from the operation of two Company-owned plants.

     . Over the past five fiscal years, the Company's gross margin for paper and printing sales has remained constant at approximately 15%. However, the Company's earning before interest, taxes, depreciation and amortization ("EBITDA") has gradually fallen from a high of $3.0 million in FY1999 to $791,000 in FY2002, primarily as a result of rising selling, general and administrative costs. In addition, FY2002 EBITDA was negatively impacted from the downturn in the U.S. economy as a result of the events of September 11th. For FY2003, EBITDA increased slightly to approximately $1.2 million.

     . Despite little growth in the Company's underlying business, the Company's capital position has improved significantly over the past five years, with rising cash balances of approximately $1.1 million in FY1999 to $4.2 million in FY2003. This is primarily a result of the repayment of notes owed to the Company by franchisees (the "Notes"). The Notes primarily are comprised of overdue accounts receivable relating to the sale of paper products and royalty revenue that have been converted into longer-term commitments. Of the Company's approximately $10.6 million of total receivables as of February 28, 2003, approximately $6.8 million are represented by the Notes.

     . As of February 28, 2003, the Company had approximately $523,000 in interest-bearing debt, the majority of which relates to equipment leases on the Company's plant operations.

     . Given the little growth seen in the Company's core franchising business, the Company has begun several new initiatives, which include the addition of Company-owned plants and the implementation and roll-out of satellite stores. The satellite store plan will involve the franchising of smaller franchise regions to individuals who contract to provide business cards and other forms to customers within that region. The

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BCT International, Inc.                                             CONFIDENTIAL
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COMPANY FINANCIAL PERFORMANCE

          supply of the cards and other forms would be provided by plants owned by the Company or other franchisees.

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BCT International, Inc.                                             CONFIDENTIAL
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COMPANY FINANCIAL PERFORMANCE
Normalized Comparative Summary Income Statements
($ in thousands except per share)

                                                                 for years ended February 28/29,
                                                         -----------------------------------------------
                                                           1999      2000      2001      2002     2003E
                                                         -----------------------------------------------
Revenue
   Royalties and Franchise Fees                          $ 5,356   $ 5,394   $ 5,267   $ 5,117   $ 5,221
   Paper and Printing Sales                               12,817    13,881    13,424    12,068    12,019
   Sales of Franchises                                        87        27        46        99         4
   Company Owned Plant Sales                                  --        --        --        --     1,036
   Other Fees                                                 --        --       262       315       426
                                                         -----------------------------------------------
                                         Total Revenue    18,260    19,302    18,999    17,599    18,706
Cost of Revenue
   Cost of Paper and Printing Sales                       10,939    11,574    11,605    10,592    10,410
   Cost of Company Owned Plant Sales                          --        --        --        --       237
                                                         -----------------------------------------------
                                       Cost of Revenue    10,939    11,574    11,605    10,592    10,647
                                                         -----------------------------------------------
                                          Gross Profit     7,321     7,728     7,394     7,007     8,059
   Selling, General & Admin                                4,290     6,619     6,455     6,376     6,863
   Other                                                     186       189       232       226       241
                                                         -----------------------------------------------
                              Total Operating Expenses     4,476     6,808     6,687     6,602     7,104
                                                         -----------------------------------------------
                               Operating Income (Loss)     2,845       920       707       405       955
Interest Income (Expense)                                    340       336       381       408       303
Other Income (Expense)                                         6       952        49        --        18
                                                         -----------------------------------------------
                                 Pre-tax Income (Loss)     3,191     2,208     1,137       813     1,276
Income Tax (Benefit)                                         690       837       442       321       491
                                                         -----------------------------------------------
                                 Normalized Net Income   $ 2,501   $ 1,371   $   695   $   492   $   785
                                                         ===============================================
Normalized EBIT                                          $ 2,851   $ 1,872   $   756   $   405   $   973
   Total Depreciation & Amortization                     $   186   $   189   $   232   $   226   $   241
Normalized EBITDA                                        $ 3,037   $ 2,061   $   988   $   631   $ 1,214
   Capital Expenditures, net of Disposals (CAPEX, net)   $    82   $   262   $   150   $   162   $   427
Normalized EBITDA - CAPEX                                $ 2,955   $ 1,799   $   838   $   469   $   787

Earnings per Share
   Basic Normalized EPS                                  $  0.47   $  0.26   $  0.13   $  0.10   $  0.15
   Basic Reported EPS                                    $  0.41   $  0.19   $  0.13   $  0.10   $  0.15
   Weighted Average Shares Outstanding (thousands)         5,323     5,257     5,214     5,123     5,121

   Diluted Normalized EPS                                $  0.45   $  0.25   $  0.13   $  0.10   $  0.15
   Diluted Reported EPS                                  $  0.39   $  0.19   $  0.13   $  0.10   $  0.15
   Weighted Average Shares Outstanding (thousands)         5,596     5,388     5,235     5,123     5,121
Normalizing Reconciliation
   Discontinued Operations, net of Taxes                 $  (327)  $  (357)  $   (31)  $    --   $    --
   Extraordinary Items, net of Taxes                          --        --        --        --        --
                                                         -----------------------------------------------
                 Total Reconciling Items, net of Taxes   $  (327)  $  (357)  $   (31)  $    --   $    --
                                                         ===============================================
                         Reported Income Tax (Benefit)   $   690   $   837   $   442   $   321   $   491
                            Reported Net Income (Loss)   $ 2,174   $ 1,014   $   664   $   492   $   785

--------------------------------------------------------------------------------
Sources of information: Company financial statements and management.

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BCT International, Inc.                                             CONFIDENTIAL
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COMPANY FINANCIAL PERFORMANCE
Normalized Common Sized Summary Income Statements

                                                            for years ended February 28/29,
                                                         -------------------------------------
                                                          1999    2000    2001    2002   2003E
                                                         -------------------------------------
Revenue
   Royalties and Franchise Fees                           29.3%   27.9%   27.7%   29.1%   27.9%
   Paper and Printing Sales                               70.2%   71.9%   70.7%   68.6%   64.3%
   Sales of Franchises                                     0.5%    0.1%    0.2%    0.6%    0.0%
   Company Owned Plant Sales                               0.0%    0.0%    0.0%    0.0%    5.5%
   Other Fees                                              0.0%    0.0%    1.4%    1.8%    2.3%
                                                         -------------------------------------
                                         Total Revenue   100.0%  100.0%  100.0%  100.0%  100.0%
Cost of Revenue
   Cost of Paper and Printing Sales                       59.9%   60.0%   61.1%   60.2%   55.7%
   Cost of Company Owned Plant Sales                       0.0%    0.0%    0.0%    0.0%    1.3%
                                                         -------------------------------------
                                       Cost of Revenue    59.9%   60.0%   61.1%   60.2%   56.9%
                                                         -------------------------------------
                                          Gross Profit    40.1%   40.0%   38.9%   39.8%   43.1%

   Selling, General & Admin                               23.5%   34.3%   34.0%   36.2%   36.7%
   Other                                                   1.0%    1.0%    1.2%    1.3%    1.3%
                                                         -------------------------------------
                              Total Operating Expenses    24.5%   35.3%   35.2%   37.5%   38.0%
                                                         -------------------------------------
                               Operating Income (Loss)    15.6%    4.8%    3.7%    2.3%    5.1%
Interest Income (Expense)                                  1.9%    1.7%    2.0%    2.3%    1.6%
Other Income (Expense)                                     0.0%    4.9%    0.3%    0.0%    0.1%
                                                         -------------------------------------
                                 Pre-tax Income (Loss)    17.5%   11.4%    6.0%    4.6%    6.8%
Income Tax (Benefit)                                       3.8%    4.3%    2.3%    1.8%    2.6%
                                                         -------------------------------------
                                 Normalized Net Income    13.7%    7.1%    3.7%    2.8%    4.2%
                                                         =====================================

Normalized EBIT                                           15.6%    9.7%    4.0%    2.3%    5.2%
   Total Depreciation & Amortization                       1.0%    1.0%    1.2%    1.3%    1.3%
Normalized EBITDA                                         16.6%   10.7%    5.2%    3.6%    6.5%
   Capital Expenditures, net of Disposals (CAPEX, net)     0.4%    1.4%    0.8%    0.9%    2.3%
Normalized EBITDA - CAPEX                                 16.2%    9.3%    4.4%    2.7%    4.2%

Normalizing Reconciliation
Discontinued Operations, net of Taxes                     -1.8%   -1.8%   -0.2%    0.0%    0.0%
Extraordinary Items, net of Taxes                          0.0%    0.0%    0.0%    0.0%    0.0%
                                                         -------------------------------------
                 Total Reconciling Items, net of Taxes    -1.8%   -1.8%   -0.2%    0.0%    0.0%
                                                         =====================================

                         Reported Income Tax (Benefit)     3.8%    4.3%    2.3%    1.8%    2.6%
                            Reported Net Income (Loss)    11.9%    5.3%    3.5%    2.8%    4.2%

--------------------------------------------------------------------------------
Sources of information: Company financial statements and management.

BCT International, Inc.                                             CONFIDENTIAL
--------------------------------------------------------------------------------
COMPANY FINANCIAL PERFORMANCE
Comparative Summary Balance Sheets
($ in thousands, except per share)

                                                        as of February 28/29,
                                           -----------------------------------------------
                                             1999      2000      2001      2002     2003E
                                           -----------------------------------------------
Assets
Current Assets
   Cash & Equivalents                      $ 1,143   $ 1,906   $ 1,799   $ 4,819   $ 4,244
   Accounts and Notes Receivable, net        3,252     3,293     3,568     2,889     3,076
   Inventory                                 2,122     2,359     2,352     1,887     2,668
   Deferred Income Taxes                       476       482       321       419       369
   Prepaid & Other                           1,281       408       134       259       513
                                           -----------------------------------------------
                    Total Current Assets     8,274     8,448     8,174    10,273    10,870
Property & Equipment                         1,442     1,633     1,707     1,869     2,638
Less Accumulated Depreciation                 (982)   (1,104)   (1,234)   (1,434)   (1,649)
                                           -----------------------------------------------
               Property & Equipment, net       460       529       473       435       989
Accounts and Notes Receivable, net           6,052     7,275     6,362     5,170     4,807
Deferred Income Taxes                          246       722       925       970       956
Intangible Assets, net                         284       258       232       206       180
Other Assets                                    90        89        24        24        47
                                           -----------------------------------------------
                                           $15,406   $17,321   $16,190   $17,078   $17,849
                                           ===============================================
Liabilities & Stockholders' Equity
Current Liabilities
   Accounts Payable                        $   844   $ 1,111   $   597   $   432   $   875
   Accrued Expenses                            753     1,349       403       871       519
   Interest Bearing Debt                       113       104        86       560       255
   Other                                       311       218       167       125        55
                                           -----------------------------------------------
               Total Current Liabilities     2,021     2,782     1,253     1,988     1,704
Long Term Interest Bearing Debt                433       330       236        --       268
Other Long Term                                 --       453       417       334       335
                                           -----------------------------------------------
                       Total Liabilities     2,454     3,565     1,906     2,322     2,307
Stockholders' Equity
   Preferred Stock                              60        --        --        --        --
   Common Stock                                230       233       233       233       233
   Paid in Capital                          12,506    12,597    12,597    12,605    12,605
   Accumulated Earnings (Deficit)            1,322     2,334     2,998     3,490     4,276
   Treasury Stock & Stock Receivable        (1,166)   (1,408)   (1,544)   (1,572)   (1,572)
                                           -----------------------------------------------
              Total Stockholders' Equity    12,952    13,756    14,284    14,756    15,542
                                           -----------------------------------------------
                                           $15,406   $17,321   $16,190   $17,078   $17,849
                                           ===============================================
Net Working Capital                        $ 6,253   $ 5,666   $ 6,921   $ 8,285   $ 9,166
Common Shares Outstanding (thousands)        5,257     5,231     5,136     5,121     5,121
Book Value per Share                       $  2.46   $  2.63   $  2.78   $  2.88   $  3.03
Tangible Book Value Per Share              $  2.41   $  2.58   $  2.74   $  2.84   $  3.00

--------------------------------------------------------------------------------
Sources of information: Company financial statements and management.

BCT International, Inc.                                             CONFIDENTIAL
--------------------------------------------------------------------------------
COMPANY FINANCIAL PERFORMANCE
Common Sized Summary Balance Sheets

                                                   as of February 28/29,
                                           -------------------------------------
                                            1999    2000    2001    2002   2003E
                                           -------------------------------------
Assets
Current Assets
   Cash & Equivalents                        7.4%   11.0%   11.1%   28.2%   23.8%
   Accounts and Notes Receivable, net       21.1%   19.0%   22.0%   16.9%   17.2%
   Inventory                                13.8%   13.6%   14.5%   11.0%   14.9%
   Deferred Income Taxes                     3.1%    2.8%    2.0%    2.5%    2.1%
   Prepaid & Other                           8.3%    2.4%    0.8%    1.5%    2.9%
                                           -------------------------------------
                    Total Current Assets    53.7%   48.8%   50.5%   60.2%   60.9%

Property & Equipment                         9.4%    9.4%   10.5%   10.9%   14.8%
Less Accumulated Depreciation               -6.4%   -6.4%   -7.6%   -8.4%   -9.2%
                                           -------------------------------------
               Property & Equipment, net     3.0%    3.1%    2.9%    2.5%    5.5%
Accounts and Notes Receivable, net          39.3%   42.0%   39.3%   30.3%   26.9%
Deferred Income Taxes                        1.6%    4.2%    5.7%    5.7%    5.4%
Intangible Assets, net                       1.8%    1.5%    1.4%    1.2%    1.0%
Other Assets                                 0.6%    0.5%    0.1%    0.1%    0.3%
                                           -------------------------------------
                                           100.0%  100.0%  100.0%  100.0%  100.0%
                                           =====================================
Liabilities & Stockholders' Equity
Current Liabilities
   Accounts Payable                          5.5%    6.4%    3.7%    2.5%    4.9%
   Accrued Expenses                          4.9%    7.8%    2.5%    5.1%    2.9%
   Interest Bearing Debt                     0.7%    0.6%    0.5%    3.3%    1.4%
   Other                                     2.0%    1.3%    1.0%    0.7%    0.3%
                                           -------------------------------------
               Total Current Liabilities    13.1%   16.1%    7.7%   11.6%    9.5%

Long Term Interest Bearing Debt              2.8%    1.9%    1.5%    0.0%    1.5%
Other Long Term                              0.0%    2.6%    2.6%    2.0%    1.9%
                                           -------------------------------------
                       Total Liabilities    15.9%   20.6%   11.8%   13.6%   12.9%

Stockholders' Equity
   Preferred Stock                           0.4%    0.0%    0.0%    0.0%    0.0%
   Common Stock                              1.5%    1.3%    1.4%    1.4%    1.3%
   Paid in Capital                          81.2%   72.7%   77.8%   73.8%   70.6%
   Accumulated Earnings (Deficit)            8.6%   13.5%   18.5%   20.4%   24.0%
   Treasury Stock & Stock Receivable        -7.6%   -8.1%   -9.5%   -9.2%   -8.8%
                                           -------------------------------------
              Total Stockholders' Equity    84.1%   79.4%   88.2%   86.4%   87.1%
                                           -------------------------------------
                                           100.0%  100.0%  100.0%  100.0%  100.0%
                                           =====================================
Net Working Capital                         40.6%   32.7%   42.7%   48.5%   51.4%

--------------------------------------------------------------------------------
Sources of information: Company financial statements and management.

BCT International, Inc.                                             CONFIDENTIAL
--------------------------------------------------------------------------------
COMPANY FINANCIAL PERFORMANCE
Comparative Financial Analysis
($ in thousands, except per share)

                                                              as of & for years ended February 28/29,
                                                         -----------------------------------------------
                                                           1999      2000      2001      2002     2003E
                                                         -------   -------   -------   -------   -------
Financial Review
   Revenue                                               $18,260   $19,302   $18,999   $17,599   $18,706
   Gross Profit                                          $ 7,321   $ 7,728   $ 7,394   $ 7,007   $ 8,059
   Total Operating Expenses                              $ 4,476   $ 6,808   $ 6,687   $ 6,602   $ 7,104
   Operating Income                                      $ 2,845   $   920   $   707   $   405   $   955
   Pre-tax Income (Loss)                                 $ 3,191   $ 2,208   $ 1,137   $   813   $ 1,276
   Normalized Net Income (Loss)                          $ 2,501   $ 1,371   $   695   $   492   $   785
   Normalized EBIT                                       $ 2,851   $ 1,872   $   756   $   405   $   973
   Normalized EBITDA                                     $ 3,037   $ 2,061   $   988   $   631   $ 1,214
   Normalized Basic EPS                                  $  0.41   $  0.19   $  0.13   $  0.10   $  0.15
   Normalized Diluted EPS                                $  0.39   $  0.19   $  0.13   $  0.10   $  0.15
   Total Assets                                          $15,406   $17,321   $16,190   $17,078   $17,849
   Net Worth                                             $12,952   $13,756   $14,284   $14,756   $15,542
   Tangible Net Worth                                    $12,668   $13,498   $14,052   $14,550   $15,362
   Total Interest Bearing Debt                           $   546   $   434   $   322   $   560   $   523
   Net Interest Bearing Debt                             $  (597)  $(1,472)  $(1,477)  $(4,259)  $(3,721)
   Total Capitalization                                  $13,498   $14,190   $14,606   $15,316   $16,065

Financial Strength
   Quick Ratio                                               3.0       2.2       4.6       4.2       4.8
   Current Ratio                                             4.1       3.0       6.5       5.2       6.4
   Total Liabilities to Net Worth                           18.9%     25.9%     13.3%     15.7%     14.8%
   Total Interest Bearing Debt to Net Worth                  4.2%      3.2%      2.3%      3.8%      3.4%
   Total Interest Bearing Debt to Total Capitalization       4.0%      3.1%      2.2%      3.7%      3.3%
   Net Interest Bearing Debt to Total Capitalization        -4.4%    -10.4%    -10.1%    -27.8%    -23.2%
   Interest Expense to Interest Bearing Debt                  na        na        na        na        na
   Total Interest Bearing Debt to Normalized EBITDA          0.2       0.2       0.3       0.9       0.4
   Normalized EBITDA to Interest Expense                      na        na        na        na        na
   Normalized EBITDA-CAPEX, net to Interest Exp               na        na        na        na        na

Effectiveness and Efficiency
   Accounts Receivable Turnover                               na       5.9       5.5       5.5       6.3
   Inventory Turnover                                         na       5.2       4.9       5.0       4.7
   Asset Turnover                                             na       1.2       1.1       1.1       1.1
   Days Sales Outstanding                                     na      61.9      65.9      67.0      58.2
   Days Inventory Outstanding                                 na      70.7      74.1      73.0      78.1
   Days Payable Outstanding                                   na      14.8      15.0      13.5       9.0
   Normalized EBIT to Average Assets                          na      11.4%      4.5%      2.4%      5.6%
   Normalized EBIT to Net Worth                               na      14.0%      5.4%      2.8%      6.4%
   Normalized EBITDA to Average Assets                        na      12.6%      5.9%      3.8%      7.0%
   Normalized EBITDA to Net Worth                             na      15.4%      7.0%      4.3%      8.0%
   Normalized Net Income to Average Assets                    na       8.4%      4.1%      3.0%      4.5%
   Normalized Net Income to Net Worth                         na      10.3%      5.0%      3.4%      5.2%

--------------------------------------------------------------------------------
Sources of information: Company financial statements and management

BCT International, Inc.                                             CONFIDENTIAL
--------------------------------------------------------------------------------
COMPANY FINANCIAL PERFORMANCE
Comparative Financial Analysis Continued
($ in thousands, except per share)

                                                   as of & for years ended February 28/29,
                                                   ---------------------------------------
                                                     1999    2000    2001    2002   2003E
                                                    -----   -----   -----   -----   -----
Profitability Ratios (as % of Revenue)
   Gross Profit Margin                               40.1%   40.0%   38.9%   39.8%   43.1%
   SG&A                                              23.5%   34.3%   34.0%   36.2%   36.7%
   Total Operating Expenses                          24.5%   35.3%   35.2%   37.5%   38.0%
   Operating Income                                  15.6%    4.8%    3.7%    2.3%    5.1%
   Pre-tax Income (Loss)                             17.5%   11.4%    6.0%    4.6%    6.8%
   Normalized Net Income (Loss)                      13.7%    7.1%    3.7%    2.8%    4.2%
   Normalized EBIT                                   15.6%    9.7%    4.0%    2.3%    5.2%
   Normalized EBITDA                                 16.6%   10.7%    5.2%    3.6%    6.5%

Growth Rates
   Revenue                                             na     5.7%  -1.6%    -7.4%    6.3%
   Gross Profit                                        na     5.6%  -4.3%    -5.2%   15.0%
   Operating Income                                    na   -67.7%  -23.2%  -42.7%  135.8%
   Pre-tax Income (Loss)                               na   -30.8%  -48.5%  -28.5%   56.9%
   Normalized Net Income (Loss)                        na   -45.2%  -49.3%  -29.2%   59.6%
   Normalized EBIT                                     na   -34.3%  -59.6%  -46.4%  140.2%
   Normalized EBITDA                                   na   -32.1%  -52.1%  -36.1%   92.4%
   Normalized Basic EPS                                na   -53.7%  -31.6%  -23.1%   50.0%
   Normalized Diluted EPS                              na   -51.3%  -31.6%  -23.1%   50.0%
   Total Assets                                        na    12.4%   -6.5%    5.5%    4.5%
   Net Worth                                           na     6.2%    3.8%    3.3%    5.3%
   Tangible Net Worth                                  na     6.6%    4.1%    3.5%    5.6%
   CAPEX, net                                          na   219.5%  -42.7%    8.0%  163.6%

Cumulative Average Growth Rate (CAGR) Statistics
   Revenue                                             na     5.7%    2.0%   -1.2%    0.6%
   Gross Profit                                        na     5.6%    0.5%   -1.5%    2.4%
   Operating Income                                    na   -67.7%  -50.1%  -47.8%  -23.9%
   Pre-tax Income (Loss)                               na   -30.8%  -40.3%  -36.6%  -20.5%
   Normalized Net Income (Loss)                        na   -45.2%  -47.3%  -41.8%  -25.2%
   Normalized EBIT                                     na   -34.3%  -48.5%  -47.8%  -23.6%
   Normalized EBITDA                                   na   -32.1%  -43.0%  -40.8%  -20.5%
   Normalized Basic EPS                                na   -53.7%  -43.7%  -37.5%  -22.2%
   Normalized Diluted EPS                              na   -51.3%  -42.3%  -36.5%  -21.2%
   Total Assets                                        na    12.4%    2.5%    3.5%    3.7%
   Net Worth                                           na     6.2%    5.0%    4.4%    4.7%
   Tangible Net Worth                                  na     6.6%    5.3%    4.7%    4.9%
   CAPEX, net                                          na   219.5%   35.3%   25.5%   51.1%

Depreciation & Capital Spending
   Depreciation to CAPEX, net                       226.8%   72.1%  154.7%  139.5%   56.4%
   CAPEX, net to Revenue                              0.4%    1.4%    0.8%    0.9%    2.3%

--------------------------------------------------------------------------------
Sources of information: Company financial statements and management

BCT International, Inc.                                             CONFIDENTIAL
--------------------------------------------------------------------------------
COMPANY FINANCIAL PERFORMANCE

Selected Normalized Income Statement Graphs
($ in thousands, except per share)

                               FY 1999    FY 2000     FY 2001     FY 2002   FY 2003E
                             ---------------------------------------------------------
                                                    [Bar Graph]
                     Revenue  $  18,260  $  19,302   $  18,999   $  17,599  $  18,706
                                                    [Bar Graph]
                Gross Profit  $   7,321  $   7,728   $   7,394   $   7,007  $   8,059
                                                    [Bar Graph]
    Total Operating Expenses  $   4,476  $   6,808   $   6,687   $   6,602  $   7,104
                                                    [Bar Graph]
            Operating Income  $   2,845  $     920   $     707   $     405  $     955
                                                    [Bar Graph]
   Interest Income (Expense)  $     340  $     336   $     381   $     408  $     303
                                                    [Bar Graph]
             Normalized EBIT  $   2,851  $   1,872   $     756   $     405  $     973
                                                    [Bar Graph]
           Normalized EBITDA  $   3,037  $   2,061   $     988   $     631  $   1,214
                                                    [Bar Graph]
Normalized Net Income (Loss)  $   2,501  $   1,371   $     695   $     492  $     785

--------------------------------------------------------------------------------
Sources of information: Company financial statements and management

BCT International, Inc.                                             CONFIDENTIAL
--------------------------------------------------------------------------------
COMPANY FINANCIAL PERFORMANCE

Selected Normalized Profitablity and Cost Ratio (as % of Revenue) Graphs

                               FY 1999    FY 2000     FY 2001     FY 2002   FY 2003E
                             ---------------------------------------------------------
                                               [Graph Appears Here]
         Gross Profit Margin      40.1%      40.0%       38.9%       39.8%      43.1%
                                               [Graph Appears Here]
                        SG&A      23.5%      34.3%       34.0%       36.2%      36.7%
                                               [Graph Appears Here]
            Operating Income      15.6%       4.8%        3.7%        2.3%       5.1%
                                               [Graph Appears Here]
   Interest Income (Expense)       1.9%       1.7%        2.0%        2.3%       1.6%
                                               [Graph Appears Here]
       Pre-tax Income (Loss)      17.5%      11.4%        6.0%        4.6%       6.8%
                                               [Graph Appears Here]
Normalized Net Income (Loss)      13.7%       7.1%        3.7%        2.8%       4.2%
                                               [Graph Appears Here]
             Normalized EBIT      15.6%       9.7%        4.0%        2.3%       5.2%
                                               [Graph Appears Here]
           Normalized EBITDA      16.6%      10.7%        5.2%        3.6%       6.5%
                                               [Graph Appears Here]
       CAPEX, net to Revenue       0.4%       1.4%        0.8%        0.9%       2.3%

--------------------------------------------------------------------------------
Sources of information: Company financial statements and management

BCT International, Inc.                                             CONFIDENTIAL
--------------------------------------------------------------------------------
COMPANY FINANCIAL PERFORMANCE

Selected Normalized Financial Strength Graphs
($ in thousands)

                FY 1999   FY 2000   FY 2001   FY 2002  FY 2003E
                              [Graph Appears Here]

                               Net Working Capital
               $ 6,253   $ 5,666   $ 6,921   $ 8,285   $ 9,166
                              [Graph Appears Here]

                                   Quick Ratio
                   3.0       2.2       4.6       4.2       4.8
                              [Graph Appears Here]

                                  Current Ratio
                   4.1       3.0       6.5       5.2       6.4
                              [Graph Appears Here]

                         Total Liabilities to Net Worth
                  18.9%     25.9%     13.3%     15.7%     14.8%
                              [Graph Appears Here]

                    Total Interest Bearing Debt to Net Worth
                   4.2%      3.2%      2.3%      3.8%      3.4%
                              [Graph Appears Here]

               Total Interest Bearing Debt to Total Capitalization
                   4.0%      3.1%      2.2%      3.7%      3.3%
                              [Graph Appears Here]

                    Interest Expense to Interest Bearing Debt
                    na        na        na        na        na
                              [Graph Appears Here]

                      Total Interest Bearing Debt to EBITDA
                   0.2       0.2       0.3       0.9       0.4
                              [Graph Appears Here]

                           EBITDA to Interest Expense
                    na        na        na        na        na

--------------------------------------------------------------------------------
Sources of information: Company financial statements and management

BCT International, Inc.                                             CONFIDENTIAL
--------------------------------------------------------------------------------
COMPANY FINANCIAL PERFORMANCE

Selected Normalized Efficency Graphs

               FY 2000        FY 2001         FY 2002        FY 2003E
              --------------------------------------------------------

                             Days Sales Outstanding
                              [Graph Appears Here]
               61.9            65.9             67.0           58.2

                           Days Inventory Outstanding
                              [Graph Appears Here]
               70.7            74.1             73.0           78.1

                            Days Payable Outstanding
                              [Graph Appears Here]
               14.8            15.0             13.5            9.0

                        Normalized EBIT to Average Assets
                              [Graph Appears Here]
               11.4%            4.5%             2.4%           5.6%

                      Normalized EBIT to Average Net Worth
                              [Graph Appears Here]
               14.0%            5.4%             2.8%           6.4%

                       Normalized EBITDA to Average Assets
                              [Graph Appears Here]
               12.6%            5.9%             3.8%           7.0%

                     Normalized EBITDA to Average Net Worth
                              [Graph Appears Here]
               15.4%            7.0%             4.3%           8.0%

                          Net Income to Average Assets
                              [Graph Appears Here]
                8.4%            4.1%             3.0%           4.5%

                         Net Income to Average Net Worth
                              [Graph Appears Here]
               10.3%            5.0%             3.4%           5.2%

--------------------------------------------------------------------------------
Sources of information: Company financial statements and management

BCT International, Inc.                                             CONFIDENTIAL
--------------------------------------------------------------------------------

                           COMPANY MARKET PERFORMANCE

BCT International, Inc.                                             CONFIDENTIAL
--------------------------------------------------------------------------------
COMPANY MARKET PERFORMANCE

     . Capitalink reviewed the daily closing market price and trading volume of the Company's common stock over the period commencing May 23, 2002 through May 23, 2003.

     . Capitalink compared the daily closing market price performance of the Company's common stock for such period to both the Comparable Companies (as defined below) and the Russell 3000 Index.

     . Capitalink calculated total trading volumes at various closing price ranges of the Company's common stock. In addition, the number of trading days, and the respective percentages, at certain trading volumes, was set forth.

     . Capitalink noted the following characteristics of the Company's common stock:

          . The Company's stock has experienced limited liquidity with the average and median daily number of shares traded equal to 5,279 and 200 respectively. It was further noted that there was no volume on 115 trading days or approximately 45.5% of the available trading days.
          . During the twelve months ended May 23, 2003 the Company's share price has ranged from as high as $1.05 to as low as $0.67. The Company's common stock closed at $1.00 on May 23, 2003.

     . Capitalink noted that during the twelve months ended May 19, 2003, the Company's common stock increased 17.6%, while the Comparable Companies index fell slightly by 1.2% and the Russell 3000 Index declined 14.7%.

BCT International, Inc.                                             CONFIDENTIAL
--------------------------------------------------------------------------------
COMPANY MARKET PERFORMANCE

                   BCTI Closing Price & Trading Volume History

                           May 23, 2002 - May 23, 2003

                                  [LINE CHART]

 BCTI Closing Price  & Volume History
   ------------------------------

                [Graph Appears Here]

      Date       Volume       BCTI Close
   ------------------------------------
   23-May-03           0           1.00
   22-May-03        7600           1.00
   21-May-03           0           0.93
   20-May-03         300           0.93
   19-May-03        6400           0.95
   16-May-03           0           1.00
   15-May-03           0           1.00
   14-May-03           0           1.00
   13-May-03       3,500           1.00
   12-May-03           0           0.95
   09-May-03           0           0.95
   08-May-03           0           0.95
   07-May-03       2,500           0.95
   06-May-03       6,000           1.04
   05-May-03       5,500           1.01
   02-May-03       2,000           1.01
   01-May-03       4,600           1.05
   30-Apr-03           0           0.98
   29-Apr-03           0           0.98
   28-Apr-03         500           0.98
   25-Apr-03      17,900           0.99
   24-Apr-03       9,100           0.99
   23-Apr-03       7,000           0.95
   22-Apr-03       7,800           0.91
   21-Apr-03       1,900           0.91
   17-Apr-03         200           0.91
   16-Apr-03           0           0.91
   15-Apr-03           0           0.91
   14-Apr-03         300           0.91
   11-Apr-03           0           0.91
   10-Apr-03           0           0.91
   09-Apr-03         100           0.91
   08-Apr-03           0           0.91
   07-Apr-03       9,500           0.91
   04-Apr-03           0           0.95
   03-Apr-03       7,500           0.95
   02-Apr-03           0           0.92
   01-Apr-03         300           0.92
   31-Mar-03           0           0.92
   28-Mar-03         200           0.92
   27-Mar-03         200           0.92
   26-Mar-03           0           0.92
   25-Mar-03       7,300           0.92
   24-Mar-03           0           0.92
   21-Mar-03       6,000           0.92
   20-Mar-03       2,500           0.92
   19-Mar-03       5,500           0.92
   18-Mar-03       3,000           0.92
   17-Mar-03           0           0.92
   14-Mar-03           0           0.92
   13-Mar-03           0           0.92
   12-Mar-03           0           0.92
   11-Mar-03           0           0.92
   10-Mar-03         100           0.92
   07-Mar-03           0           0.93
   06-Mar-03           0           0.93
   05-Mar-03       2,000           0.93
   04-Mar-03       3,600           0.92
   03-Mar-03           0           0.92
   28-Feb-03         100           0.92
   27-Feb-03      10,000           0.96
   26-Feb-03           0           0.91
   25-Feb-03           0           0.91
   24-Feb-03           0           0.91
   21-Feb-03           0           0.91
   20-Feb-03           0           0.76
   19-Feb-03           0           0.91
   18-Feb-03       29800           0.91
   14-Feb-03         800           0.97
   13-Feb-03        5800           0.96
   12-Feb-03           0           0.97
   11-Feb-03         500           0.97
   10-Feb-03        9500           0.99
   07-Feb-03           0           0.98
   06-Feb-03           0           0.98
   05-Feb-03           0           0.98
   04-Feb-03        5000           0.98
   03-Feb-03         700           0.96
   31-Jan-03        5000           0.96
   30-Jan-03           0           0.96
   29-Jan-03           0           0.96
   28-Jan-03         100           0.96
   27-Jan-03           0           0.96
   24-Jan-03        6200           0.96
   23-Jan-03        1000           1.01
   22-Jan-03         100           1.03
   21-Jan-03        2200           1.01
   17-Jan-03     181,100           1.05
   16-Jan-03      57,600           1.02
   15-Jan-03      17,000            0.9
   14-Jan-03         300            0.9
   13-Jan-03           0           0.81
   10-Jan-03           0           0.81
   09-Jan-03       1,000           0.81
   08-Jan-03         300           0.81
   07-Jan-03           0           0.81
   06-Jan-03           0           0.81
   03-Jan-03           0           0.81
   02-Jan-03           0           0.81
   31-Dec-02      13,100           0.81
   30-Dec-02      16,000            0.8
   27-Dec-02         100           0.78
   26-Dec-02       1,600           0.78
   24-Dec-02           0           0.78
   23-Dec-02           0           0.78
   20-Dec-02         400           0.78
   19-Dec-02           0           0.85
   18-Dec-02       2,300           0.85
   17-Dec-02         100           0.78
   16-Dec-02           0           0.78
   13-Dec-02           0           0.78
   12-Dec-02           0           0.78
   11-Dec-02           0           0.78
   10-Dec-02           0           0.78
   09-Dec-02         200           0.78
   06-Dec-02       6,700           0.78
   05-Dec-02           0           0.76
   04-Dec-02      16,000           0.76
   03-Dec-02           0           0.83
   02-Dec-02       7,300           0.83
   29-Nov-02           0          0.761
   27-Nov-02       4,100          0.761
   26-Nov-02       2,500           0.76
   25-Nov-02         300           0.75
   22-Nov-02         800            0.9
   21-Nov-02           0           0.75
   20-Nov-02       1,100           0.75
   19-Nov-02       4,100           0.75
   18-Nov-02       1,800           0.75
   15-Nov-02           0           0.75
   14-Nov-02           0           0.75
   13-Nov-02           0           0.75
   12-Nov-02           0           0.75
   11-Nov-02           0           0.75
   08-Nov-02       7,900           0.75
   07-Nov-02      13,000           0.76
   06-Nov-02       1,700           0.72
   05-Nov-02           0           0.72
   04-Nov-02           0           0.72
   01-Nov-02       2,500           0.72
   31-Oct-02      15,500           0.75
   30-Oct-02       3,800          0.685
   29-Oct-02           0           0.68
   28-Oct-02         200           0.68
   25-Oct-02      14,900           0.68
   24-Oct-02           0           0.74
   23-Oct-02         500           0.74
   22-Oct-02           0           0.68
   21-Oct-02           0           0.68
   18-Oct-02         500           0.68
   17-Oct-02           0           0.68
   16-Oct-02       1,000           0.68
   15-Oct-02         200           0.68
   14-Oct-02           0           0.67
   11-Oct-02      16,700           0.67
   10-Oct-02           0           0.71
   09-Oct-02       5,000           0.71
   08-Oct-02       6,500           0.72
   07-Oct-02       7,200           0.72
   04-Oct-02         100           0.71
   03-Oct-02           0           0.71
   02-Oct-02         100           0.71
   01-Oct-02           0            0.7
   30-Sep-02       9,400            0.7
   27-Sep-02           0           0.71
   26-Sep-02       2,000           0.71
   25-Sep-02       4,300           0.71
   24-Sep-02      11,100            0.7
   23-Sep-02       2,000            0.7
   20-Sep-02       5,000           0.73
   19-Sep-02      88,700           0.72
   18-Sep-02           0           0.78
   17-Sep-02       1,800           0.78
   16-Sep-02      55,900          0.765
   13-Sep-02           0           0.76
   12-Sep-02           0           0.76
   11-Sep-02         200           0.76
   10-Sep-02           0           0.82
   09-Sep-02      10,000           0.82
   06-Sep-02           0           0.81
   05-Sep-02           0           0.81
   04-Sep-02       2,500           0.81
   03-Sep-02       4,000           0.83
   30-Aug-02         100           0.81
   29-Aug-02           0            0.8
   28-Aug-02           0            0.8
   27-Aug-02           0            0.8
   26-Aug-02           0            0.8
   23-Aug-02         500            0.8
   22-Aug-02           0           0.82
   21-Aug-02      15,000           0.82
   20-Aug-02      16,000           0.85
   19-Aug-02       5,000           0.93
   16-Aug-02           0           0.85
   15-Aug-02       2,400           0.85
   14-Aug-02      17,000           0.85
   13-Aug-02       6,000          0.858
   12-Aug-02       5,500            0.8
   09-Aug-02           0           0.75
   08-Aug-02      34,300           0.75
   07-Aug-02       4,500           0.81
   06-Aug-02           0           0.81
   05-Aug-02     175,200           0.81
   02-Aug-02         200           0.81
   01-Aug-02           0           0.81
   31-Jul-02           0           0.81
   30-Jul-02       2,600           0.81
   29-Jul-02       7,200            0.8
   26-Jul-02      71,900           0.81
   25-Jul-02       5,700           0.79
   24-Jul-02         500           0.78
   23-Jul-02       3,000           0.78
   22-Jul-02       3,500           0.75
   19-Jul-02           0            0.8
   18-Jul-02       1,500            0.8
   17-Jul-02           0           0.78
   16-Jul-02       1,500           0.78
   15-Jul-02       2,500           0.82
   12-Jul-02       5,000           0.82
   11-Jul-02           0           0.77
   10-Jul-02           0           0.77
   09-Jul-02           0           0.77
   08-Jul-02       2,500           0.77
   05-Jul-02           0           0.79
   03-Jul-02      64,600           0.79
   02-Jul-02      11,000           0.79
   01-Jul-02           0           0.84
   28-Jun-02           0           0.84
   27-Jun-02           0           0.84
   26-Jun-02           0           0.84
   25-Jun-02           0           0.84
   24-Jun-02           0           0.84
   21-Jun-02           0           0.84
   20-Jun-02       5,700           0.84
   19-Jun-02         100           0.82
   18-Jun-02       2,000           0.82
   17-Jun-02           0           0.82
   14-Jun-02           0           0.82
   13-Jun-02           0           0.82
   12-Jun-02      10,000           0.82
   11-Jun-02       2,400           0.83
   10-Jun-02           0           0.83
   07-Jun-02           0           0.83
   06-Jun-02       2,000           0.83
   05-Jun-02       1,000           0.83
   04-Jun-02       9,500           0.83
   03-Jun-02         200           0.85
   31-May-02           0           0.82
   30-May-02           0           0.82
   29-May-02         200           0.82
   28-May-02           0           0.85
   24-May-02           0           0.85
   23-May-02           0           0.85

       Start                   End                 High          Average     Median            Low         Avg.Volume  Median Volume
-------------------   -------------------   ------------------   --------   --------   ------------------- ----------  -------------
23-May-02  $ 0.8500   23-May-03  $ 1.0000   1-May-03  $ 1.0500   $ 0.8407   $ 0.8200   14-Oct-02  $ 0.6700      5.279            200

--------------------------------------------------------------------------------
Sources of information: Commodity Systems, Inc.

BCT International, Inc.                                            CONFIDENTIAL
-------------------------------------------------------------------------------
COMPANY MARKET PERFORMANCE


              BCTI vs Comparable Company Index vs Russel 3000 Index
                   -------------------------------------------

                              [Graph Appears Here]
                   -------------------------------------------
                                      Company     Comparable      Russell
                        Date          Index        Company      3000 Index
              ------------------------------------------------------------
                       23-May-03         17.6           98.8          85.3
                       22-May-03         17.6           97.8          85.1
                       21-May-03         09.4           96.8          84.3
                       20-May-03         09.4           96.1          83.9
                       19-May-03         11.8           96.3          84.0
                       16-May-03         17.6           97.5          86.0
                       15-May-03         17.6           96.9          86.3
                       14-May-03         17.6           97.1          85.7
                       13-May-03         17.6           96.2          85.9
                       12-May-03         11.8           97.5          86.1
                       09-May-03         11.8           95.3          85.0
                       08-May-03         11.8           93.5          83.9
                       07-May-03         11.8           94.7          84.7
                       06-May-03         22.4           95.5          85.1
                       05-May-03         18.8           93.7          84.4
                       02-May-03         18.8           93.4          84.6
                       01-May-03         23.5           92.9          83.3
                       30-Apr-03         15.3           93.6          83.3
                       29-Apr-03         15.3           90.7          83.3
                       28-Apr-03         15.3           91.7          83.0
                       25-Apr-03         16.5           89.3          81.6
                       24-Apr-03         16.5           89.0          82.7
                       23-Apr-03         11.8           89.0          83.4
                       22-Apr-03         07.1           90.1          82.7
                       21-Apr-03         07.1           88.6          81.0
                       17-Apr-03         07.1           88.0          81.1
                       16-Apr-03         07.1           88.0          79.9
                       15-Apr-03         07.1           87.6          80.8
                       14-Apr-03         07.1           86.1          80.3
                       11-Apr-03         07.1           85.7          78.8
                       10-Apr-03         07.1           85.8          79.0
                       09-Apr-03         07.1           86.2          78.6
                       08-Apr-03         07.1           87.5          79.6
                       07-Apr-03         07.1           86.3          79.9
                       04-Apr-03         11.8           85.8          79.7
                       03-Apr-03         11.8           87.2          79.6
                       02-Apr-03         08.2           87.1          80.0
                       01-Apr-03         08.2           86.7          78.0
                       31-Mar-03         08.2           86.8          77.1
                       28-Mar-03         08.2           88.1          78.4
                       27-Mar-03         08.2           88.3          78.8
                       26-Mar-03         08.2           89.4          78.9
                       25-Mar-03         08.2           90.0          79.4
                       24-Mar-03         08.2           88.5          78.4
                       21-Mar-03         08.2           90.4          81.2
                       20-Mar-03         08.2           89.1          79.4
                       19-Mar-03         08.2           88.5          79.2
                       18-Mar-03         08.2           88.2          78.6
                       17-Mar-03         08.2           90.4          78.2
                       14-Mar-03         08.2           91.0          75.6
                       13-Mar-03         08.2           94.6          75.5
                       12-Mar-03         08.2           92.0          73.1
                       11-Mar-03         08.2           92.8          72.9
                       10-Mar-03         08.2           92.7          73.5
                       07-Mar-03         09.4           94.2          75.3
                       06-Mar-03         09.4           94.0          74.8
                       05-Mar-03         09.4           93.9          75.4
                       04-Mar-03         08.2           94.1          74.8
                       03-Mar-03         08.2           93.1          75.9
                       28-Feb-03         08.2           93.1          76.4
                       27-Feb-03         12.9           92.2          76.1
                       26-Feb-03         07.1           91.7          75.2
                       25-Feb-03         07.1           92.9          76.2
                       24-Feb-03         07.1           92.7          75.6
                       21-Feb-03         07.1           93.1          77.0
                       20-Feb-03         89.4           92.8          76.0
                       19-Feb-03         07.1           93.9          76.7
                       18-Feb-03         07.1           94.0          77.2
                       14-Feb-03         14.1           94.9          75.7
                       13-Feb-03         12.9           95.1          74.3
                       12-Feb-03         14.1           92.7          74.4
                       11-Feb-03         14.1           93.9          75.4
                       10-Feb-03         16.5           95.1          76.0
                       07-Feb-03         15.3           94.3          75.5
                       06-Feb-03         15.3           95.6          76.3
                       05-Feb-03         15.3           95.4          76.8
                       04-Feb-03         15.3           96.7          77.2
                       03-Feb-03         12.9           98.2          78.2
                       31-Jan-03         12.9           98.3          77.9
                       30-Jan-03         12.9           96.8          76.8
                       29-Jan-03         12.9           96.2          78.5
                       28-Jan-03         12.9           95.3          78.0
                       27-Jan-03         12.9           92.8          77.1
                       24-Jan-03         12.9           93.5          78.3
                       23-Jan-03         18.8           94.0          80.6
                       22-Jan-03         21.2           89.5          79.8
                       21-Jan-03         18.8           88.9          80.6
                       17-Jan-03         23.5           91.0          81.8
                       16-Jan-03         20.0           83.9          83.0
                       15-Jan-03         05.9           83.6          83.3
                       14-Jan-03         05.9           83.6          84.4
                       13-Jan-03         95.3           83.5          84.0
                       10-Jan-03         95.3           83.7          84.1
                       09-Jan-03         95.3           84.1          84.0
                       08-Jan-03         95.3           81.9          82.5
                       07-Jan-03         95.3           81.8          83.7
                       06-Jan-03         95.3           82.3          84.3
                       03-Jan-03         95.3           79.4          82.4
                       02-Jan-03         95.3           80.5          82.5
                       31-Dec-02         95.3           78.7          79.9
                       30-Dec-02         94.1           79.2          79.8
                       27-Dec-02         91.8           79.0          79.6
                       26-Dec-02         91.8           79.2          80.8
                       24-Dec-02         91.8           78.1          81.0
                       23-Dec-02         91.8           78.0          81.5
                       20-Dec-02         91.8           77.8          81.3
                       19-Dec-02         00.0           76.8          80.2
                       18-Dec-02         00.0           75.5          80.8
                       17-Dec-02         91.8           76.7          81.9
                       16-Dec-02         91.8           76.8          82.6
                       13-Dec-02         91.8           75.4          80.8
                       12-Dec-02         91.8           75.9          81.9
                       11-Dec-02         91.8           75.3          82.1
                       10-Dec-02         91.8           75.4          82.0
                       09-Dec-02         91.8           72.9          80.9
                       06-Dec-02         91.8           76.9          82.7
                       05-Dec-02         89.4           75.5          82.2
                       04-Dec-02         89.4           76.0          83.1
                       03-Dec-02         97.6           76.6          83.5
                       02-Dec-02         97.6           77.1          84.8
                       29-Nov-02         89.5           78.6          84.9
                       27-Nov-02         89.5           78.1          85.1
                       26-Nov-02         89.4           77.1          82.8
                       25-Nov-02         88.2           79.6          84.6
                       22-Nov-02        105.9           79.4          84.3
                       21-Nov-02         88.2           80.5          84.5
                       20-Nov-02         88.2           79.9          82.7
                       19-Nov-02         88.2           78.2          81.1
                       18-Nov-02         88.2           79.0          81.5
                       15-Nov-02         88.2           80.7          82.3
                       14-Nov-02         88.2           79.5          81.8
                       13-Nov-02         88.2           78.2          79.8
                       12-Nov-02         88.2           77.3          79.9
                       11-Nov-02         88.2           76.6          79.2
                       08-Nov-02         88.2           78.9          80.9
                       07-Nov-02         89.4           78.7          81.7
                       06-Nov-02         84.7           80.4          83.6
                       05-Nov-02         84.7           79.7          82.8
                       04-Nov-02         84.7           79.9          82.2
                       01-Nov-02         84.7           80.5          81.6
                       31-Oct-02         88.2           77.1          80.2
                       30-Oct-02         80.6           76.8          80.5
                       29-Oct-02         80.0           75.9          79.7
                       28-Oct-02         80.0           75.1          80.4
                       25-Oct-02         80.0           74.9          81.1
                       24-Oct-02         87.1           74.0          79.7
                       23-Oct-02         87.1           76.5          80.9
                       22-Oct-02         80.0           74.9          80.3
                       21-Oct-02         80.0           74.8          81.2
                       18-Oct-02         80.0           71.6          79.9
                       17-Oct-02         80.0           72.0          79.5
                       16-Oct-02         80.0           69.5          77.6
                       15-Oct-02         80.0           70.9          79.5
                       14-Oct-02         78.8           67.6          76.0
                       11-Oct-02         78.8           67.8          75.4
                       10-Oct-02         83.5           66.1          72.7
                       09-Oct-02         83.5           65.3          70.2
                       08-Oct-02         84.7           67.0          72.3
                       07-Oct-02         84.7           68.8          71.2
                       04-Oct-02         83.5           71.5          72.6
                       03-Oct-02         83.5           72.8          74.4
                       02-Oct-02         83.5           74.6          75.2
                       01-Oct-02         82.4           75.3          77.1
                       30-Sep-02         82.4           71.6          74.4
                       27-Sep-02         83.5           72.2          75.3
                       26-Sep-02         83.5           74.4          77.7
                       25-Sep-02         83.5           73.3          76.4
                       24-Sep-02         82.4           71.7          74.5
                       23-Sep-02         82.4           74.3          75.8
                       20-Sep-02         85.9           76.1          76.8
                       19-Sep-02         84.7           74.8          76.7
                       18-Sep-02         91.8           76.0          79.0
                       17-Sep-02         91.8           76.3          79.4
                       16-Sep-02         90.0           77.6          81.0
                       13-Sep-02         89.4           77.5          81.0
                       12-Sep-02         89.4           78.5          80.7
                       11-Sep-02         89.4           80.2          82.7
                       10-Sep-02         96.5           79.3          82.7
                       09-Sep-02         96.5           79.9          82.2
                       06-Sep-02         95.3           80.8          81.4
                       05-Sep-02         95.3           78.0          80.0
                       04-Sep-02         95.3           81.1          81.3
                       03-Sep-02         97.6           78.0          79.9
                       30-Aug-02         95.3           80.9          83.2
                       29-Aug-02         94.1           79.3          83.4
                       28-Aug-02         94.1           80.7          83.3
                       27-Aug-02         94.1           82.7          84.8
                       26-Aug-02         94.1           82.8          86.1
                       23-Aug-02         94.1           81.9          85.4
                       22-Aug-02         96.5           81.0          87.4
                       21-Aug-02         96.5           79.0          86.3
                       20-Aug-02        100.0           77.7          85.1
                       19-Aug-02        109.4           78.2          86.2
                       16-Aug-02        100.0           76.7          84.4
                       15-Aug-02        100.0           76.2          83.4
                       14-Aug-02        100.0           76.3          83.4
                       13-Aug-02        100.9           75.0          80.4
                       12-Aug-02         94.1           74.4          82.2
                       09-Aug-02         88.2           75.8          82.6
                       08-Aug-02         88.2           74.4          82.3
                       07-Aug-02         95.3           73.3          79.9
                       06-Aug-02         95.3           74.1          78.4
                       05-Aug-02         95.3           70.5          76.1
                       02-Aug-02         95.3           71.5          78.8
                       01-Aug-02         95.3           74.0          80.7
                       31-Jul-02         95.3           73.5          83.0
                       30-Jul-02         95.3           73.5          82.4
                       29-Jul-02         94.1           74.2          82.0
                       26-Jul-02         95.3           69.3          77.8
                       25-Jul-02         92.9           67.7          76.6
                       24-Jul-02         91.8           68.7          77.0
                       23-Jul-02         91.8           66.2          72.9
                       22-Jul-02         88.2           69.7          75.0
                       19-Jul-02         94.1           71.5          77.5
                       18-Jul-02         94.1           73.4          80.3
                       17-Jul-02         91.8           75.2          82.6
                       16-Jul-02         91.8           75.2          82.1
                       15-Jul-02         96.5           75.1          83.3
                       12-Jul-02         96.5           78.9          83.6
                       11-Jul-02         90.6           79.0          84.1
                       10-Jul-02         90.6           81.3          83.6
                       09-Jul-02         90.6           81.9          86.3
                       08-Jul-02         90.6           83.6          88.4
                       05-Jul-02         92.9           82.9          89.6
                       03-Jul-02         92.9           81.0          86.5
                       02-Jul-02         92.9           81.0          86.1
                       01-Jul-02         98.8           85.3          88.1
                       28-Jun-02         98.8           87.5          90.2
                       27-Jun-02         98.8           87.1          90.1
                       26-Jun-02         98.8           87.6          88.6
                       25-Jun-02         98.8           86.6          88.9
                       24-Jun-02         98.8           86.8          90.4
                       21-Jun-02         98.8           85.5          90.2
                       20-Jun-02         98.8           86.6          91.6
                       19-Jun-02         96.5           84.2          92.9
                       18-Jun-02         96.5           85.0          94.5
                       17-Jun-02         96.5           85.0          94.4
                       14-Jun-02         96.5           83.2          91.8
                       13-Jun-02         96.5           84.1          91.9
                       12-Jun-02         96.5           87.4          92.9
                       11-Jun-02         97.6           84.8          92.4
                       10-Jun-02         97.6           87.5          94.1
                       07-Jun-02         97.6           89.8          93.9
                       06-Jun-02         97.6           89.5          93.8
                       05-Jun-02         97.6           95.0          95.7
                       04-Jun-02         97.6           96.4          94.9
                       03-Jun-02        100.0           97.0          95.0
                       31-May-02         96.5           97.5          97.4
                       30-May-02         96.5           97.4          97.2
                       29-May-02         96.5           97.0          97.4
                       28-May-02        100.0           98.1          98.1
                       24-May-02        100.0           98.8          98.8
                       23-May-02        100.0          100.0         100.0

% Change                     BCTI         Comparables          Russell 3000
First Half of Period         5.9%            -20.6%               -15.7%
Second Half of Period       11.1%             24.4%                 1.2%
Full Period                 17.6%             -1.2%               -14.7%

--------------------------------------------------------------------------------
(1) Reflects the market cap weighted prices of the comparable companies utilized in the Comparable Company Analysis.

Sources of information: Commodity Systems, Inc.

BCT International, Inc.                                             CONFIDENTIAL
--------------------------------------------------------------------------------
COMPANY MARKET PERFORMANCE

          BCTI Closing Price Ranges as Percentage of Total Trading Days

                           May 23, 2002 - May 23, 2003

                                  [BAR GRAPH]

 Price Range   $0.000 - $0.675  $0.676 - $0.725  $0.726 - $0.775  $0.776 - $0.825  $0.826 - $0.875  $0.876 - $0.925
-------------------------------------------------------------------------------------------------------------------
Days in Range          2               29              33                69               28               41
Percentage           0.8%            11.5%           13.0%             27.3%            11.1%            16.2%

 Price Range   $0.926 - $0.975  $0.976 - $1.025  $1.026 +
---------------------------------------------------------
Days in Range         26               21            4
Percentage          10.3%             8.3%         1.6%

--------------------------------------------------------------------------------
Sources of information: Commodity Systems, Inc.

BCT International, Inc.                                             CONFIDENTIAL
--------------------------------------------------------------------------------
COMPANY MARKET PERFORMANCE

        BCTI Trading Volume per Price Range as Percentage of Total Volume

                           May 23, 2002 - May 23, 2003

                                  [BAR GRAPH]

Price Range  $0.000 - $0.675  $0.676 - $0.725  $0.726 - $0.775  $0.776 - $0.825  $0.826 - $0.875  $0.876 - $0.925  $0.926 - $0.975
----------------------------------------------------------------------------------------------------------------------------------
Volume           16,700           161,200          168,200          444,100           75,800           96,500          59,800
Percentage          1.3%             12.1%            12.6%            33.3%             5.7%             7.2%            4.5%

Price Range  $0.976 - $1.025  $1.026 +
--------------------------------------
Volume           121,400       191,800
Percentage           9.1%         14.4%

--------------------------------------------------------------------------------
Sources of information: Commodity Systems, Inc.

BCT International, Inc.                                             CONFIDENTIAL
--------------------------------------------------------------------------------
COMPANY MARKET PERFORMANCE

           BCTI Trading Volume Ranges as a Percentage of Total Volume

                          May 23, 2002 - May 23, 2003

                                  [BAR GRAPH]

               No volume  **0* 0,250   **0,251*1,000  **1,001*2,500  **2,501*5,000  **5,001*10,000  **10,001*25,000  **25,001
               --------------------------------------------------------------------------------------------------------------
Days in Range     115         21             20             25             19              30              14            9
Percentage       45.5%       8.3%           7.9%           9.9%           7.5%           11.9%            5.5%         3.6%

--------------------------------------------------------------------------------
Sources of information: Commodity Systems, Inc.

BCT International, Inc.                                             CONFIDENTIAL
--------------------------------------------------------------------------------

                               VALUATION ANALYSIS

BCT International, Inc.                                             CONFIDENTIAL
--------------------------------------------------------------------------------
VALUATION ANALYSIS
METHODOLOGIES

     . Based upon a review of the Company's historical financial data, projections, and certain other qualitative data, Capitalink utilized several valuation methodologies to determine a range of values for the Company.

     . Capitalink did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to the fairness, from a financial point of view, of the Proposed Transaction.

     . Capitalink did not place any particular reliance or weight on any individual analysis, but instead concluded that the analyses, taken as a whole, supported its determination. Accordingly, the analyses must be considered as a whole and selecting portions of analyses or the factors considered, without considering all analyses and factors collectively, could create an incomplete and incorrect view of the process underlying the analyses in connection with the preparation of the opinion.

     . The financial reviews and analyses include information presented in tabular format. In order to fully understand Capitalink's financial review and analyses, the tables must be read together with the text of the presentation. The tables alone are not a complete description of the financial review and analyses and considering the tables alone could create a misleading or incomplete view of Capitalink's financial review and analyses.

     .    The methodologies utilized by Capitalink included:

          . A review of the historical and projected financial information of the Company as prepared by management.
          . A review and comparison of the trading of, and the trading market for, the common stock of the Company, the Comparable Companies and a general market index.
          . A review of a discounted cash flow analysis of the Company, with sensitivity analyses based on a range of assumptions.
          . A review and comparison of trading multiples for deemed comparable publicly-traded companies for the Company.

BCT International, Inc.                                             CONFIDENTIAL
--------------------------------------------------------------------------------
VALUATION ANALYSIS
METHODOLOGIES

          .    A review and comparison of the premiums paid in transactions involving the acquisition of a minority ownership interest in publicly-traded companies.
          .    A review of the premiums implied by the per share consideration in the Proposed Transaction.
          .    A review and determination of the Company's adjusted book value analysis.
          .    A review and determination of the market value of the Notes.

BCT International, Inc.                                             CONFIDENTIAL
--------------------------------------------------------------------------------
VALUATION ANALYSIS

                 Illustrative Indicated Reference Range Summary
                 ----------------------------------------------


                              [Graph Appears Here]

                                            Range
                                      ------------------
Discounted Cash Flow Analysis           $1.88 -- $2.06


Comparable Company  Analysis            $1.58 -- $2.20


Minority Interest Acquisitions/         $1.36 -- $1.58
     Premiums Paid Analysis


Adjusted Net Book Value Analysis        $2.02 -- $2.02


One Year Stock Trading Range            $0.67 -- $1.05


     Merger Consideration               $2.00 -- $2.00

--------------------------------------------------------------------------------
(1) Please reference the appropriate Analysis for further discussion and sources of information.

BCT International, Inc.                                             CONFIDENTIAL
--------------------------------------------------------------------------------
VALUATION ANALYSIS
Indicated Reference Range Summary
($ in thousands, except per share)

                                                                    Selected Multiple    TIC/Enterprise    Indicated Share
Methodology (1)                                         Statistic        Range                Value             Price
-----------------------------------------------------   ---------   -----------------   ----------------   ---------------
Discounted Cash Flow Analysis
   Revenue Terminal Multiple                                                            $3,381 - $ 4,638   $1.88 -  $ 2.10
   EBITDA Terminal Multiple                                                             $3,972 - $ 4,808   $1.99 -  $ 2.13
   Perpetual Growth Terminal Value                                                      $2,809 - $ 3,645   $1.78 -  $ 1.93
                            Indicated Reference Range                                                      $1.88 -  $ 2.06

Comparable Company Analysis
   Total Invested Capital as Multiple of:
      LTM Revenue                                        $18,381      0.32x - 0.59x     $5,961 - $10,852   $0.90 -  $ 1.76
      LTM EBITDA                                         $   988       5.4x -  7.7x     $5,309 - $ 7,628   $0.79 -  $ 1.20
   Enterprise Value as Multiple of:
      LTM Revenue                                        $18,381      0.32x - 0.58x     $5,943 - $10,669   $2.38 -  $ 3.21
      LTM EBITDA                                         $   988       5.3x -  7.4x     $5,220 - $ 7,295   $2.25 -  $ 2.62
                            Indicated Reference Range                                                      $1.58 -  $ 2.20

Minority Interest Acquisitions Premiums Paid Analysis
   Prior One Day                                         $  1.00      33.3% - 54.8%                        $1.33 -  $ 1.55
   Prior Five Day                                        $  1.00      40.5% - 64.0%                        $1.40 -  $ 1.64
   Prior 30 Day                                          $  0.95      40.8% - 63.9%                        $1.34 -  $ 1.56
                            Indicated Reference Range                                                      $1.36 -  $ 1.58

Premiums Paid Analysis
   Closing Price as of May 23, 2003                        100.0%
   Prior Day Closing Price                                 100.0%
   Prior 5 Trading Day Average Closing Price               107.9%
   Prior 10 Trading Day Average Closing Price              104.9%
   Prior 20 Trading Day Average Closing Price              103.5%
   Prior 30 Trading Day Average Closing Price              107.2%
   Prior 60 Trading Day Average Closing Price              112.0%
   Prior 90 Trading Day Average Closing Price              111.0%
   Prior Six Month Average Closing Price                   120.7%
   Prior Year Average Closing Price                        137.9%

Adjusted Net Book Value Analysis
   As of February 28, 2003                                                                                          $ 2.02

--------------------------------------------------------------------------------
(1) Please reference the appropriate Analysis for further discussion and sources of information.

BCT International, Inc.                                             CONFIDENTIAL
--------------------------------------------------------------------------------
VALUATION ANALYSIS
DISCOUNTED CASH FLOW ANALYSIS

     . The discounted cash flow analysis estimates value based upon a company's projected future free cash flow discounted at a rate reflecting risks inherent in its business and capital structure. Unlevered free cash flow represents the amount of cash generated and available for principal, interest and dividend payments after providing for ongoing business operations.

     . While the discounted cash flow analysis is the most scientific of the methodologies, it is dependent on projections and is further dependent on numerous industry-specific and macroeconomic factors.

     . Capitalink performed discounted cash flow analyses based on the preliminary projected cash flows for the Company's (i) base case franchising operations, (ii) Company-owned plants, and (iii) satellite stores concept. A set of projected cash flows was derived for each operation, as differing sets of assumptions were applied to each given the specific risks of each operation.

     . The range of terminal values represents the residual value of the operation at the end of the forecast period. Capitalink presented a range of terminal values by applying a range of multiples to each of the operations FY2007 projected revenue and EBITDA.

     . In addition, Capitalink presented a perpetual growth scenario whereby ranges of growth rates were applied to the operation's FY2007 free cash flows in order to determine a terminal value, rather than multiples.

     . In each of the scenarios noted in (i) to (iii) above, ranges of enterprise values were derived. These operation value ranges were added together to derive the total estimated enterprise value of the Company. The total enterprise value range was reduced by the Company's net debt to arrive at an equity value range. The Company's estimated net debt as of February 28, 2003 was approximately ($7.3) million, which includes approximately $523,000 in interest bearing debt, $4.2 million in cash, an estimated $1.0 million from the exercise of in the money ("ITM") options and an assumed $2.6 million market value of the Notes (see Notes analysis).

BCT International, Inc.                                             CONFIDENTIAL
--------------------------------------------------------------------------------
VALUATION ANALYSIS
DISCOUNTED CASH FLOW ANALYSIS

     . Taking into account the enterprise value ranges for all three operations, and the Company's net debt and common stock share equivalents of 5.68 million, Capitalink calculated a range of indicated shares prices of between $1.88 and $2.06.

     . Capitalink noted that the offer price of the Proposed Transaction was within this indicated valuation range.

Base Case Operations

     . The Company's base case operations include the Company's core franchising revenues and expenses and the Company's general and administration expenses. Capitalink utilized the forecasts provided by Company management, which show little growth in revenues, constant margins, and a gradual increase in salaries and other general and administration expenses. For the forecast period, the Company projects a gradual decrease in EBITDA from approximately $1.4 million for FY2004, to approximately $615,000 for FY2007.

     . In order to arrive at a present value, Capitalink utilized discount rates ranging from 16.0% to 18.5%. This was based on an estimated weighted average cost of capital ("WACC") of 17.4% (based on the Company's existing debt and an 18.8% estimated cost of equity).

     . The results of the base case discounted cash flow analysis under the three terminal value scenarios were as follows:

          . Utilizing the revenue terminal scenario (range of 0.15 times to 0.2 times), Capitalink calculated a range of indicated enterprise value of $3.4 million to $4.1 million.
          . Utilizing the EBITDA terminal scenario (range of 3.5 times to 4.0 times), Capitalink calculated a range of indicated enterprise values of $3.1 million to $3.5 million.
          . Utilizing a perpetual growth scenario (growth rates of 2.75% to 3.00%), Capitalink calculated a range of indicated enterprise values of $2.9 million to $3.3 million.

BCT International, Inc.                                             CONFIDENTIAL
--------------------------------------------------------------------------------
VALUATION ANALYSIS
DISCOUNTED CASH FLOW ANALYSIS

Company-owned Plant Operations

     . The Company's plant operations include the associated revenues and expenses related to the operation of the Company-owned plants. The Company currently owns a plant in San Francisco and Tampa and expects to purchase an additional three plants over the next three years. Capitalink utilized the forecasts provided by Company management, which show an increase in revenue from $3.7 million for FY2004 to $7.8 million for FY2007, and EBITDA from $180,000 in FY2004 to $1.1 million in FY2007.

     . In order to arrive at a present value, Capitalink utilized discount rates ranging from 23.0% to 25.5%. This was based on an estimated WACC of 24.6% (based on the Company's existing debt and a 26.8% estimated cost of equity).

     . The results of the Company plant discounted cash flow analysis under the three terminal value scenarios were as follows:

          . Utilizing the revenue terminal scenario (range of 0.4 times to 0.5 times), Capitalink calculated a range of indicated enterprise value of $(290,000) to $195,000.
          . Utilizing the EBITDA terminal scenario (range of 4.5 times to 5.0 times), Capitalink calculated a range of indicated enterprise values of $490,000 to $913,000.
          . Utilizing a perpetual growth scenario (growth rates of 4.50% to 4.75%), Capitalink calculated a range of indicated enterprise values of $(357,000) to $(35,000).

Satellite Store Operations

     . The Company's satellite store operations include the associated revenues and expenses related to the franchising of satellite stores in regions that are currently underserved by BCT or are not profitable enough to justify the existence of a full plant. The Company is currently testing the concept in Tampa. The Company expects to roll out these new line of stores across the country gradually over the next five years and projects a total of 14 satellite stores in operation by FY2007.

BCT International, Inc.                                             CONFIDENTIAL
--------------------------------------------------------------------------------
VALUATION ANALYSIS
DISCOUNTED CASH FLOW ANALYSIS

     . In order to arrive at a present value, Capitalink utilized discount rates ranging from 20.5% to 23.0%. This was based on an estimated WACC of 21.9% (based on the Company's existing debt and a 23.8% estimated cost of equity).

     . The results of the satellite store discounted cash flow analysis under the three terminal value scenarios were as follows:

          . Utilizing the revenue terminal scenario (range of 0.9 times to 1.0 times), Capitalink calculated a range of indicated enterprise value of $234,000 and $315,000.
          . Utilizing the EBITDA terminal scenario (range of 6.0 times to 6.5 times), Capitalink calculated a range of indicated enterprise values of $308,000 to $389,000.
          . Utilizing a perpetual growth scenario (with growth rates of 10.50% to 10.75%), Capitalink calculated a range of indicated enterprise values of $257,000 to $428,000.

BCT International, Inc.                                             CONFIDENTIAL
--------------------------------------------------------------------------------
VALUATION ANALYSIS
DISCOUNTED CASH FLOW ANALYSIS

Discounted Cash Flow Analysis - Indicated Reference Range
($ in thousands, except per share)

                                                                                           Indicated Equity   Indicated Share
                                           Selected Multiple Range   Indicated EV Value       Value (1)          Price (2)
                                           -----------------------   ------------------   -----------------   ---------------
Revenue Terminal Value Analysis
   Base Case                                   0.15x -  0.20x         $3,437  - $4,129
   Company Owned Plants                        0.40x -  0.50x           (290) -    195
   Satellite Store Initiative                  0.90x -  1.00x            234  -    315
                                                                      ------    ------
                                                                      $3,381  - $4,638    $10,706 - $11,963    $1.88 - $2.10
                                                                      ======    ======

EBITDA Terminal Value Analysis
   Base Case                                    3.5x -   4.0x         $3,173  - $3,505
   Company Owned Plants                         4.5x -   5.0x            490  -    913
   Satellite Store Initiative                   6.0x -   6.5x            308  -    389
                                                                      ------    ------
                                                                      $3,972  - $4,808    $11,297 - $12,133    $1.99 - $2.13
                                                                      ======    ======

Perpetual Growth Terminal Value Analysis
   Base Case                                   2.75% -  3.00%         $2,909  - $3,252
   Company Owned Plants                        4.50% -  4.75%           (357) -    (35)
   Satellite Store Initiative                 10.50% - 10.75%            257  -    428
                                                                      ------    ------
                                                                      $2,809  - $3,645    $10,134 - $10,970    $1.78 - $1.93
                                                                      ======    ======

Indicated Reference Range                                                                                      $1.88 - $2.06

--------------------------------------------------------------------------------

(1) Adjusted for ($7,325) net debt, which includes assumed cash from in the money options/warrants and the net present value of notes receivable.
(2)  Based upon and assumes 5,686 common stock share equivalents outstanding.

BCT International, Inc.                                             CONFIDENTIAL
--------------------------------------------------------------------------------
VALUATION ANALYSIS
DISCOUNTED CASH FLOW ANALYSIS

Financial Projections - Base Case Projections
($ in thousands)

                                      Actual/Estimated               Projected
                                     -----------------   -------------------------------------
                                       FYE Feb 28/29                FYE Feb 28/29
                                     -----------------   -------------------------------------
                                      2002       2003      2004     2005       2006     2007
                                     -----------------   -------------------------------------
Revenue
   Royalty Income                    $ 5,117   $ 5,221   $ 5,209   $ 5,209   $ 5,209   $ 5,209
   Pelican Paper Sales                12,068    12,019    12,000    12,000    12,000    12,000
   Franchise Sales                        99         4        --        --        --        --
   OPC Fees                              306       426       360       330       330       330
   Company Plant Sales                    --        --        --        --        --        --
                                     -----------------   -------------------------------------
                                      17,590    17,670    17,569    17,539    17,539    17,539

Cost of Goods Sold                    10,726    10,410    10,468    10,480    10,492    10,492
                                     -----------------   -------------------------------------
Gross Margin                           6,864     7,260     7,101     7,059     7,047     7,047

Operating Expenses
   Salaries & Employee Benefits         3219     2,763     3,074     3,258     3,454     3,661
   Consultancy Costs                     602       519       400       400       400       400
   Occupancy Costs                       200       216       220       234       249       249
   Travel and Entertainment              147       188       238       246       254       262
   Bad Debt                             1300     1,400       900       900       900       900
   Other G&A                             739       765       848       882       921       960
                                     -----------------   -------------------------------------
                                       6,207     5,851     5,680     5,920     6,178     6,432
                                     -----------------   -------------------------------------

EBITDA                                   657     1,409     1,421     1,139       869       615

   Deprec. & Amort                       226       218       200       200       200       200
                                     -----------------   -------------------------------------

EBIT                                     431     1,191     1,221       939       669       415

   Income Taxes                          168       464       476       366       261       162
                                     -----------------   -------------------------------------

Unlevered After-tax Income               263       727       745       573       408       253

   Add: Deprec. & Amort                  226       218       200       200       200       200
   Add: Change in Net WC                  --    (1,151)      311        12         8         9
   Less: Capital Expenditures            162       520       150       150       150       150
                                     -----------------   -------------------------------------

Unlevered Free Cash Flows            $   327   $  (726)  $ 1,106   $   635   $   466   $   312
                                     =================   =====================================

Income Tax Expense and Assumptions
   Statutory Tax Rate                   39.0%     39.0%     39.0%     39.0%     39.0%     39.0%
   Effective Tax Rate                   39.0%     39.0%     39.0%     39.0%     39.0%     39.0%

   Current Period Tax                $   168   $   464   $   476   $   366   $   261   $   162
   NOL Usage                              --        --        --        --        --        --
                                     -----------------   -------------------------------------
   Income Tax Expense                $   168   $   464   $   476   $   366   $   261   $   162
                                     =================   =====================================

   Ending NOL Balance                          $    --   $    --   $    --   $    --   $    --
                                               =======   =====================================

                                        Actual/Estimated             Projected
                                        ----------------   ---------------------------------
                                          FYE Feb 28/29             FYE Feb 28/29
                                        ----------------   ---------------------------------
                                         2002      2003     2004     2005     2006     2007
                                        ----------------   ---------------------------------
Growth Assumptions
   Royalty Income                           na       2.0%    -0.2%     0.0%     0.0%     0.0%
   Pelican Paper Sales                      na      -0.4%    -0.2%     0.0%     0.0%     0.0%
   Franchise Sales                          na     -96.0%  -100.0%      na       na       na
   OPC Fees                                 na      39.2%   -15.5%    -8.3%     0.0%     0.0%
   Company Plant Sales                      na        na       na       na       na       na
   Total Revenue                            na       0.5%    -0.6%    -0.2%     0.0%     0.0%

   Cost of Goods Sold                       na      -2.9%     0.6%     0.1%     0.1%     0.0%
   Gross Margin                             na       5.8%    -2.2%    -0.6%    -0.2%     0.0%

   Salaries & Employee Benefits             na     -14.2%    11.3%     6.0%     6.0%     6.0%
   Consultancy Costs                        na     -13.8%   -22.9%     0.0%     0.0%     0.0%
   Occupancy Costs                          na       8.0%     1.9%     6.4%     6.4%     0.0%
   Travel and Entertainment                 na      27.9%    26.6%     3.4%     3.3%     3.1%
   Bad Debt                                 na       7.7%   -35.7%     0.0%     0.0%     0.0%
   Other G&A                                na       3.5%    10.8%     4.0%     4.4%     4.2%
   Total Operating Expenses                 na      -5.7%    -2.9%     4.2%     4.4%     4.1%
   EBITDA                                   na     114.5%     0.9%   -19.8%   -23.7%   -29.2%
   Unlevered After-tax Income               na     176.3%     2.5%   -23.1%   -28.8%   -38.0%

Margin Review
   Cost of Paper Sales Margin             11.1%     13.4%    12.8%    12.7%    12.6%    12.6%
   Gross Margin                           39.0%     41.1%    40.4%    40.2%    40.2%    40.2%
   EBITDA Margin                           3.7%      8.0%     8.1%     6.5%     5.0%     3.5%

Non-Cash Working Capital Assumptions
   AR Days Outstanding                                64       60       60       60       60
   A/R - % of Sales                                 17.5%    16.4%    16.4%    16.4%    16.4%
   Days Inventory Outs.                               91       90       90       90       90
   Inv - % Cost of Sales                            24.9%    24.7%    24.7%    24.7%    24.7%
   Prepay - % of Direct and Op Costs                 5.4%     4.0%     4.0%     4.0%     4.0%
   AP Days Outstanding                                20       10       10       10       10
   A/P - % of Direct and Op Costs                    5.4%     2.7%     2.7%     2.7%     2.7%
   Acc Exp - % of Direct and Op Costs                3.5%     5.0%     5.0%     5.0%     5.0%

Non-Cash Net Working Capital
   Accounts Receivable                  $2,889   $ 3,076   $2,888   $2,883   $2,883   $2,883
   Inventory                             1,887     2,668    2,581    2,584    2,587    2,587
   Prepayments                             678       882      646      656      667      677
   Accounts Payable                        432       875      442      449      457      464
   Acc Exp & Deferred Rev                  996       574      807      820      834      846
                                        ----------------   ---------------------------------
   Non-Cash Net WC                      $4,026   $ 5,177   $4,866   $4,854   $4,846   $4,837
                                        ================   =================================
   Change in Non-Cash Net WC                     $(1,151)  $  311   $   12   $    8   $    9
                                                 =======   =================================

--------------------------------------------------------------------------------
Sources of information: Company financials, projections and management.

BCT International, Inc.                                             CONFIDENTIAL
--------------------------------------------------------------------------------
VALUATION ANALYSIS
DISCOUNTED CASH FLOW ANALYSIS

Discounted Cash Flow Analysis - Base Case Projections
($ in thousands)

Revenue Terminal Value Analysis
--------------------------------------------------------------------------------
                      Estimated Range of Enterprise Values
--------------------------------------------------------------------------------
                                          Terminal Revenue Multiples
Discount                    ---------------------------------------------------
  Rate                       0.05x    0.10x    0.15x    0.20x    0.25x    0.30x
-------------------------------------------------------------------------------
11.0%                       $2,777   $3,385   $3,994   $4,602   $5,211   $5,820
13.5%                       $2,666   $3,229   $3,792   $4,355   $4,918   $5,481
                                              ---------------
16.0%                       $2,564   $3,085   $3,607   $4,129   $4,650   $5,172
18.5%                       $2,469   $2,953   $3,437   $3,922   $4,406   $4,890
                                              ---------------
21.0%                       $2,382   $2,832   $3,282   $3,732   $4,182   $4,632
23.5%                       $2,301   $2,719   $3,138   $3,557   $3,976   $4,395

                                                       ------
                                      Average of Box   $3,774
                                                       ------

--------------------------------------------------------------------------------
              Discounted Terminal Values as % of Enterprise Values
--------------------------------------------------------------------------------
                                          Terminal Revenue Multiples
Discount                    ---------------------------------------------------
  Rate                       0.05x    0.10x    0.15x    0.20x    0.25x    0.30x
-------------------------------------------------------------------------------
11.0%                         21.9%    36.0%    45.7%    52.9%    58.4%    62.7%
13.5%                         21.1%    34.9%    44.5%    51.7%    57.2%    61.6%
                                                -------------
16.0%                         20.3%    33.8%    43.4%    50.5%    56.1%    60.5%
18.5%                         19.6%    32.8%    42.3%    49.4%    54.9%    59.4%
                                                -------------
21.0%                         18.9%    31.8%    41.1%    48.2%    53.8%    58.3%
23.5%                         18.2%    30.8%    40.0%    47.1%    52.7%    57.2%

                                                         ----
                                      Average of Box     46.4%
                                                         ----
EBITDA Terminal Value Analysis
-------------------------------------------------------------------------------
                      Estimated Range of Enterprise Values
-------------------------------------------------------------------------------
                                          Terminal EBITDA Multiples
Discount                    ---------------------------------------------------
  Rate                       2.50x    3.00x    3.50x    4.00x    4.50x    5.00x
-------------------------------------------------------------------------------
11.0%                       $3,235   $3,448   $3,662   $3,875   $4,089   $4,302
13.5%                       $3,090   $3,287   $3,485   $3,682   $3,879   $4,077
                                              ---------------
16.0%                       $2,957   $3,139   $3,322   $3,505   $3,688   $3,871
18.5%                       $2,834   $3,004   $3,173   $3,343   $3,513   $3,683
                                              ---------------
21.0%                       $2,721   $2,878   $3,036   $3,194   $3,352   $3,510
23.5%                       $2,616   $2,763   $2,910   $3,057   $3,204   $3,351

                                                       ------
                                      Average of Box   $3,336
                                                       ------

--------------------------------------------------------------------------------
              Discounted Terminal Values as % of Enterprise Values
--------------------------------------------------------------------------------
                                          Terminal EBITDA Multiples
Discount                    ---------------------------------------------------
  Rate                       2.50x    3.00x    3.50x    4.00x    4.50x    5.00x
-------------------------------------------------------------------------------
11.0%                         33.0%    37.1%    40.8%    44.1%    47.0%    49.6%
13.5%                         31.9%    36.0%    39.7%    42.9%    45.8%    48.4%
                                                -------------
16.0%                         30.9%    35.0%    38.5%    41.7%    44.6%    47.3%
18.5%                         30.0%    33.9%    37.4%    40.6%    43.5%    46.1%
                                                -------------
21.0%                         29.0%    32.9%    36.4%    39.5%    42.4%    45.0%
23.5%                         28.1%    31.9%    35.3%    38.4%    41.3%    43.8%

                                                         ----
                                      Average of Box     39.6%
                                                         ----

Perpetual Growth Terminal Value Analysis
--------------------------------------------------------------------------------
                      Estimated Range of Enterprise Values
--------------------------------------------------------------------------------
                                       Terminal Perpetual Growth Rates
Discount                    ---------------------------------------------------
  Rate                       2.25%    2.50%    2.75%    3.00%    3.25%    3.50%
-------------------------------------------------------------------------------
11.0%                       $4,243   $4,311   $4,384   $4,462   $4,544   $4,632
13.5%                       $3,596   $3,635   $3,676   $3,719   $3,765   $3,812
                                              ---------------
16.0%                       $3,174   $3,199   $3,225   $3,252   $3,280   $3,309
18.5%                       $2,874   $2,891   $2,909   $2,927   $2,946   $2,965
                                              ---------------
21.0%                       $2,648   $2,660   $2,673   $2,685   $2,699   $2,713
23.5%                       $2,470   $2,479   $2,488   $2,498   $2,508   $2,518

                                                       ------
                                      Average of Box   $3,078
                                                       ------

--------------------------------------------------------------------------------
              Discounted Terminal Values as % of Enterprise Values
--------------------------------------------------------------------------------
                                        Terminal Perpetual Growth Rates
Discount                      -------------------------------------------------
  Rate                        2.25%    2.50%    2.75%    3.00%    3.25%    3.50%
-------------------------------------------------------------------------------
11.0%                         48.9%    49.7%    50.6%    51.4%    52.3%    53.2%
13.5%                         41.5%    42.2%    42.8%    43.5%    44.1%    44.8%
                                                -------------
16.0%                         35.7%    36.2%    36.7%    37.2%    37.7%    38.3%
18.5%                         30.9%    31.3%    31.8%    32.2%    32.6%    33.1%
                                                -------------
21.0%                         27.0%    27.4%    27.7%    28.1%    28.4%    28.8%
23.5%                         23.8%    24.1%    24.4%    24.7%    25.0%    25.3%

                                                         ----
                                      Average of Box     34.5%
                                                         ----

--------------------------------------------------------------------------------
All Discounted amounts have been calculated utilizing a mid-year convention.

Sources of information: Company financials, projections and management.

BCT International, Inc.                                             CONFIDENTIAL
--------------------------------------------------------------------------------
VALUATION ANALYSIS
DISCOUNTED CASH FLOW ANALYSIS
Financial Projections - Company Owned Plant Projections
($ in thousands)

                                    Actual/Estimated               Projected
                                    ----------------   ----------------------------------
                                      FYE Feb 28/29              FYE Feb 28/29
                                    ----------------   ----------------------------------
                                      2002    2003      2004      2005     2006     2007
                                      -------------    ----------------------------------
Revenue
   San Francisco                      $ --   $  286    $   688   $  791   $  869   $  913
   Tampa                                --      750      1,620    1,782    1,960    2,156
   Mid-South                            --       --        700    1,470    1,544    1,621
   Mid-West                             --       --        700    1,470    1,544    1,621
   Northeast                            --       --         --    1,050    1,470    1,543
                                      -------------    ----------------------------------
                                        --    1,036      3,708    6,563    7,387    7,854

Cost of Goods Sold                      --      237        846    1,502    1,690    1,797
                                      -------------    ----------------------------------
Gross Margin                            --      799      2,862    5,061    5,697    6,057

Operating Expenses
   Salaries & Employee Benefits         --       --      1,746    2,870    3,155    3,354
   Occupancy Costs                      --       --        177      318      352      368
   Equipment Leases                     --       --         81       89       76       76
   Advertising                          --       --         72      114      120      120
   Delivery Expense                     --       --        348      525      591      628
   Training Costs                                          100      150      238      250
   Other                                --      995        158      248      181      179
                                      -------------    ----------------------------------
                                        --      995      2,682    4,314    4,713    4,975
                                      -------------    ----------------------------------

EBITDA                                  --     (196)       180      747      984    1,082

   Deprec. & Amort.                     --       23        100      100      100      100
                                      -------------    ----------------------------------

EBIT                                    --     (219)        80      647      884      982

   Income Taxes                         --      (85)        31      252      345      383
                                      -------------    ----------------------------------

Unlevered After-tax Income              --     (134)        49      395      539      599

   Add: Deprec. & Amort.                --       23        100      100      100      100
   Add: Change in Net WC                --       --       (305)    (235)     (68)     (38)
   Less: Capital Expenditures           --       --      1,800      975       75       75
                                      -------------    ----------------------------------
Unlevered Free Cash Flows             $ --   $ (111)   $(1,956)  $ (715)  $  496   $  586
                                      =============    ==================================

Income Tax Expense and Assumptions
   Statutory Tax Rate                  0.0%    39.0%      39.0%    39.0%    39.0%    39.0%
   Effective Tax Rate                  0.0%    39.0%      39.0%    39.0%    39.0%    39.0%

   Current Period Tax                 $ --   $  (85)   $    31   $  252   $  345   $  383
   NOL Usage                            --       --         --       --       --       --
                                      -------------    ----------------------------------
   Income Tax Expense                 $ --   $  (85)   $    31   $  252   $  345   $  383
                                      =============    ==================================
   Ending NOL Balance                        $   --    $    --   $   --   $   --   $   --
                                             ======    ==================================

                                    Actual/Estimated               Projected
                                    ----------------   --------------------------------
                                      FYE Feb 28/29              FYE Feb 28/29
                                    ----------------   --------------------------------
                                       2002   2003      2004     2005     2006     2007
                                       -----------     --------------------------------
Growth Assumptions
   San Francisco                        na    na        140.4%    15.0%     9.9%    5.1%
   Tampa                                na    na        116.0%    10.0%    10.0%   10.0%
   Mid-South                            na    na           na    110.0%     5.0%    5.0%
   Mid-West                             na    na           na    110.0%     5.0%    5.0%
   Northeast                            na    na           na       na     40.0%    5.0%
   Total Revenue                        na    na        257.9%    77.0%    12.6%    6.3%

   Cost of Goods Sold                   na    na        256.9%    77.5%    12.6%    6.3%
   Gross Margin                         na    na        258.2%    76.9%    12.6%    6.3%

   Salaries & Employee Benefits         na    na           na     64.3%     9.9%    6.3%
   Occupancy Costs                      na    na           na     79.8%    10.7%    4.5%
   Equipment Leases                     na    na           na      9.5%   -14.6%    0.0%
   Advertising                          na    na           na     58.3%     5.3%    0.0%
   Delivery Expense                     na    na           na     51.1%    12.6%    6.3%
   Training Costs                       na    na           na     50.0%    58.7%    5.0%
   Other                                na    na        -84.1%    57.1%   -27.0%   -1.1%
   Total Operating Expenses             na    na        169.5%    60.9%     9.2%    5.6%
   EBITDA                               na    na           na    315.9%    31.7%   10.0%
   Unlevered After-tax Income           na    na           na    712.4%    36.6%   11.1%

Margin Review
   Cost of Paper Sales Margin           na    na         47.8%    15.7%    13.8%   16.7%
   Gross Margin                         na    na         77.2%    77.1%    77.1%   77.1%
   EBITDA Margin                        na    na          4.8%    11.4%    13.3%   13.8%

Non-Cash Working Capital Assumptions
   AR Days Outstanding                        na           30       30       30      30
   A/R - % of Sales                           na          8.2%     8.2%     8.2%    8.2%
   Days Inventory Outs.                       na           --       --       --      --
   Inv - % Cost of Sales                      na          0.0%     0.0%     0.0%    0.0%
   Prepay - % of Direct and Op Costs          na          0.0%     0.0%     0.0%    0.0%
   AP Days Outstanding                        na           --       --       --      --
   A/P - % of Direct and Op Costs             na          0.0%     0.0%     0.0%    0.0%
   Acc Exp - % of Direct and Op Costs         na          0.0%     0.0%     0.0%    0.0%

Non-Cash Net Working Capital
   Accounts Receivable                 $--   $--       $  305   $  539   $  607   $ 646
   Inventory                            --    --           --       --       --      --
   Prepayments                          --    --           --       --       --      --
   Accounts Payable                     --    --           --       --       --      --
   Accrued Expenses                     --    --           --       --       --      --
                                       ---------       --------------------------------
   Non-Cash Net WC                     $--   $--       $  305   $  539   $  607   $ 646
                                       =========       ================================
   Change in Non-Cash Net WC                 $--       $ (305)  $ (235)  $  (68)  $ (38)
                                             ===       ================================

--------------------------------------------------------------------------------
Sources of information: Company financials, projections and management.

BCT International, Inc.                                             CONFIDENTIAL
--------------------------------------------------------------------------------
VALUATION ANALYSIS
DISCOUNTED CASH FLOW ANALYSIS
Discounted Cash Flow Analysis - Company Owned Plant Projections
($ in thousands)

Revenue Terminal Value Analysis
--------------------------------------------------------------------------------

                         Estimated Range of Enterprise Values
--------------------------------------------------------------------------------
                                      Terminal Revenue Multiples
Discount                ------------------------------------------------------
  Rate                   0.20x     0.30x    0.40x     0.50x     0.60x    0.70x
------------------------------------------------------------------------------
18.0%                   $  (822)   $(382)    $  58     $ 498     $938   $1,378
20.5%                   $  (888)   $(479)    $ (70)    $ 339     $747   $1,156
                                             ---------------
23.0%                   $  (947)   $(567)    $(186)    $ 195     $575   $  956
25.5%                   $  (999)   $(645)    $(290)    $  65     $419   $  774
                                             ---------------
28.0%                   $(1,046)   $(715)    $(384)    $ (53)    $278   $  609
30.5%                   $(1,087)   $(778)    $(469)    $(159)    $150   $  459

                                                       -----
                                   Average of Box      $ (54)
                                                       -----

              Discounted Terminal Values as % of Enterprise Values
--------------------------------------------------------------------------------
                                     Terminal Revenue Multiples
Discount                ------------------------------------------------------
  Rate                   0.20x     0.30x    0.40x     0.50x     0.60x    0.70x
------------------------------------------------------------------------------
18.0%                    -107.1%  -345.6%   3032.2%    441.7%   281.4%   223.5%
20.5%                     -92.1%  -255.9%  -2322.9%    604.0%   328.3%   247.5%
                                           -----------------
23.0%                     -80.4%  -201.5%   -818.5%    977.9%   397.0%   278.7%
25.5%                     -71.0%  -165.0%   -489.1%   2744.9%   507.5%   320.8%
                                           -----------------
28.0%                     -63.3%  -138.9%   -344.9%  -3128.1%   714.2%   380.4%
30.5%                     -56.9%  -119.3%   -264.0%   -971.0%  1236.9%   471.4%

                                                     -------
                                   Average of Box      603.8%
                                                     -------

EBITDA Terminal Value Analysis
--------------------------------------------------------------------------------
                      Estimated Range of Enterprise Values
--------------------------------------------------------------------------------
                                  Terminal EBITDA Multiples
Discount              ----------------------------------------------------------
  Rate                  3.50x      4.00x      4.50x    5.00x    5.50x    6.00x
--------------------------------------------------------------------------------
18.0%                    $ 420        $723   $1,026   $1,329   $1,632   $1,935
20.5%                    $ 266        $547   $  829   $1,111   $1,392   $1,674
                                             ---------------
23.0%                    $ 127        $389   $  651   $  913   $1,175   $1,437
25.5%                    $   1        $246   $  490   $  734   $  979   $1,223
                                             ---------------
28.0%                    $(112)       $116   $  344   $  572   $  800   $1,028
30.5%                    $(214)       $ (1)  $  212   $  425   $  638   $  851

                                                       ------
                                   Average of Box      $  697
                                                       ------

              Discounted Terminal Values as % of Enterprise Values
--------------------------------------------------------------------------------
                                     Terminal EBITDA Multiples
Discount             ---------------------------------------------------------
  Rate                  3.50x      4.00x      4.50x    5.00x    5.50x    6.00x
------------------------------------------------------------------------------
18.0%                    505.6%      335.5%   265.9%   228.1%   204.3%   188.0%
20.5%                    742.3%      411.7%   305.8%   253.6%   222.5%   201.9%
                                             ---------------
23.0%                   1447.8%      539.3%   362.4%   287.1%   245.3%   218.8%
25.5%                 123579.0%      795.5%   448.7%   332.7%   274.6%   239.7%
                                             ---------------
28.0%                  -1426.2%     1571.2%   596.4%   398.5%   313.5%   266.1%
30.5%                   -695.6%  -126359.9%   905.7%   501.6%   367.4%   300.5%

                                                       -----
                                   Average of Box      357.7%
                                                       -----

Perpetual Growth Terminal Value Analysis
--------------------------------------------------------------------------------
                      Estimated Range of Enterprise Values
--------------------------------------------------------------------------------
                                 Terminal Perpetual Growth Rates
Discount              ----------------------------------------------------------
  Rate                 4.00%     4.25%     4.50%     4.75%      5.00%     5.25%
-------------------------------------------------------------------------------
18.0%                   $ 801     $ 853     $ 907     $ 963     $1,022   $1,082
20.5%                   $ 267     $ 303     $ 340     $ 378     $  417   $  457
                                            ---------------
23.0%                   $(113)    $ (88)    $ (62)    $ (35)    $   (7)  $   22
25.5%                   $(395)    $(376)    $(357)    $(337)    $ (317)  $ (296)
                                            ---------------
28.0%                   $(610)    $(595)    $(580)    $(565)    $ (550)  $ (534)
30.5%                   $(776)    $(765)    $(754)    $(742)    $ (730)  $ (718)

                                                      -----
                                   Average of Box     $(197)
                                                      -----

--------------------------------------------------------------------------------
              Discounted Terminal Values as % of Enterprise Values
--------------------------------------------------------------------------------
                                Terminal Perpetual Growth Rates
Discount              ---------------------------------------------------------
  Rate                 4.00%     4.25%     4.50%     4.75%      5.00%     5.25%
-------------------------------------------------------------------------------
18.0%                   312.6%    299.5%    287.6%    276.7%     266.6%   257.2%
20.5%                   738.0%    663.0%    602.1%    551.7%     509.2%   473.1%
                                          -----------------
23.0%                 -1408.2%  -1847.2%  -2677.2%  -4841.4%  -24719.4%  8014.2%
25.5%                  -332.4%   -354.2%   -379.0%   -407.2%    -439.9%  -478.0%
                                          -----------------
28.0%                  -180.1%   -187.0%   -194.3%   -202.1%    -210.6%  -219.8%
30.5%                  -119.7%   -123.0%   -126.4%   -130.0%    -133.8%  -137.8%

                                                    -------
                                   Average of Box   -2076.2%
                                                    -------

--------------------------------------------------------------------------------
All Discounted amounts have been calculated utilizing a mid-year convention.

Sources of information: Company financials, projections and management.

BCT International, Inc.                                             CONFIDENTIAL
--------------------------------------------------------------------------------
VALUATION ANALYSIS
DISCOUNTED CASH FLOW ANALYSIS
Financial Projections - Satellite Store Projections
($ in thousands)

                                     Actual/Estimated             Projected
                                     ----------------   -----------------------------
                                       FYE Feb 28/29            FYE Feb 28/29
                                     ----------------   -----------------------------
                                        2002   2003      2004    2005    2006    2007
                                       ------------     -----------------------------
Revenue
   Royalty Income                      $--     $--      $  --   $  23   $ 123   $ 293
   Pelican Paper Sales                  --      --         --      42     231     548
   Franchise Sales                      --      --         35     140     140     140
   OPC Fees                             --      --         --      --      --      --
   Company Plant Sales                  --      --         --      --      --      --
                                       -----------      -----------------------------
                                        --      --         35     205     494     981

Cost of Goods Sold                      --      --         --      37     201     477
                                       -----------      -----------------------------
Gross Margin                            --      --         35     168     293     504

Operating Expenses
   Salaries & Employee Benefits         --      --         39     142     146     149
   Advertising                          --      --         25      25      25      25
   Admin                                --      --          8       6       6       6
   Other                                --      --         92     141     146     151
                                       -----------      -----------------------------
                                        --      --        164     314     323     331
                                       -----------      -----------------------------

EBITDA                                  --      --       (129)   (146)    (29)    173

   Deprec. & Amort                      --      --         --      --      --      --
                                       -----------      -----------------------------
EBIT                                    --      --       (129)   (146)    (29)    173

Income Taxes                            --      --         --      --      --      --
                                       -----------      -----------------------------
Unlevered After-tax Income              --      --       (129)   (146)    (29)    173

   Add: Deprec. & Amort                 --      --         --      --      --      --
   Add: Change in Net WC                --      --         --      (5)    (24)    (40)
   Less: Capital Expenditures           --      --         --      --      --      --
                                       -----------      -----------------------------

Unlevered Free Cash Flows              $--     $--      $(129)  $(151)  $ (53)  $ 133
                                       ===========      =============================

Income Tax Expense and Assumptions
   Statutory Tax Rate                                    39.0%   39.0%   39.0%   39.0%
   Effective Tax Rate                   na      na        0.0%    0.0%    0.0%    0.0%

   Current Period Tax                  $--     $--      $ (50)  $ (57)  $ (11)  $  67
   NOL Usage                            --      --         50      57      11     (67)
                                       -----------      -----------------------------
   Income Tax Expense                  $--     $--      $  --   $  --   $  --   $  --
                                       ===========      =============================

   Ending NOL Balance                          $--      $  50   $ 107   $ 118   $  40
                                               ===      =============================


                                        Actual/Estimated                Projected
                                        ----------------   ----------------------------------
                                          FYE Feb 28/29               FYE Feb 28/29
                                        ----------------   ----------------------------------
                                           2002   2003      2004      2005     2006     2007
                                           ----   ----     -------   ------   ------   ------
Growth Assumptions
   Royalty Income                           na     na           na       na    448.0%   137.2%
   Pelican Paper Sales                      na     na           na       na    448.0%   137.2%
   Franchise Sales                          na     na           na    300.0%     0.0%     0.0%
   OPC Fees                                 na     na           na       na       na       na
   Company Plant Sales                      na     na           na       na       na       na
   Total Revenue                            na     na           na    484.8%   141.6%    98.4%

   Cost of Goods Sold                       na     na           na       na    448.0%   137.2%
   Gross Margin                             na     na           na    380.0%    74.6%    71.7%

   Salaries & Employee Benefits             na     na           na    268.8%     2.5%     2.4%
   Advertising                              na     na           na      0.0%     0.0%     0.0%
   Admin                                    na     na           na    -25.0%     0.0%     0.0%
   Other                                    na     na           na     53.3%     3.5%     3.4%
   Total Operating Expenses                 na     na           na     92.0%     2.7%     2.6%
   EBITDA                                   na     na           na       na       na       na
   Unlevered After-tax Income               na     na           na       na       na       na

Margin Review
   Cost of Paper Sales Margin               na     na           na     13.0%    13.0%    13.0%
   Gross Margin                             na     na        100.0%    82.1%    59.3%    51.4%
   EBITDA Margin                            na     na       -367.1%   -71.3%    -5.9%    17.6%

Non-Cash Working Capital Assumptions
   AR Days Outstanding                             na           30       30       30       30
   A/R - % of Sales                                na          8.2%     8.2%     8.2%     8.2%
   Days Inventory Outs                             na           --       --       --       --
   Inv - % Cost of Sales                           na          0.0%     0.0%     0.0%     0.0%
   Prepay - % of Direct and Op Costs               na          0.0%     0.0%     0.0%     0.0%
   AP Days Outstanding                             na           --       --       --       --
   A/P - % of Direct and Op Costs                  na          0.0%     0.0%     0.0%     0.0%
   Acc Exp - % of Direct and Op Costs              na          0.0%     0.0%     0.0%     0.0%

Non-Cash Net Working Capital
   Accounts Receivable                     $--    $--      $    --   $    5   $   29   $   69
   Inventory                                --     --           --       --       --       --
   Prepayments                              --     --           --       --       --       --
   Accounts Payable                         --     --           --       --       --       --
   Accrued Expenses                         --     --           --       --       --       --
                                           ----------      ----------------------------------
   Non-Cash Net WC                         $--    $--      $    --   $    5   $   29   $   69
                                           ==========      ==================================

   Change in Non-Cash Net WC                      $--      $    --   $   (5)  $  (24)  $  (40)
                                                  ===      ==================================

--------------------------------------------------------------------------------
Sources of information: Company financials, projections and management.

BCT International, Inc.                                             CONFIDENTIAL
--------------------------------------------------------------------------------
VALUATION ANALYSIS
DISCOUNTED CASH FLOW ANALYSIS
   Discounted Cash Flow Analysis - Satellite Store Projections
   ($ in thousands)

Revenue Terminal Value Analysis
--------------------------------------------------------------------------------

                      Estimated Range of Enterprise Values
--------------------------------------------------------------------------------

                                             Terminal Revenue Multiples
Discount                          ---------------------------------------------
  Rate                            0.70x   0.80x   0.90x   1.00x   1.10x   1.20x
-------------------------------------------------------------------------------
15.5%                              $216    $276    $335    $394    $453    $513
18.0%                              $188    $243    $298    $353    $408    $463
                                                   ------------
20.5%                              $162    $213    $264    $315    $366    $417
23.0%                              $139    $186    $234    $281    $329    $376
                                                   ------------
25.5%                              $118    $162    $206    $251    $295    $339
28.0%                              $ 99    $140    $181    $223    $264    $305

                                                           ----
                                         Average of Box    $274
                                                           ----

              Discounted Terminal Values as % of Enterprise Values
--------------------------------------------------------------------------------

                                             Terminal Revenue Multiples
Discount                          ---------------------------------------------
  Rate                            0.70x   0.80x   0.90x   1.00x   1.10x   1.20x
-------------------------------------------------------------------------------
15.5%                             191.6%  171.9%  159.2%  150.3%  143.7%  138.7%
18.0%                             204.9%  181.1%  166.2%  155.8%  148.3%  142.6%
                                                  -------------
20.5%                             220.7%  191.8%  174.0%  162.0%  153.4%  146.9%
23.0%                             239.9%  204.2%  183.0%  169.0%  159.0%  151.5%
                                                  -------------
25.5%                             263.4%  218.7%  193.2%  176.8%  165.2%  156.7%
28.0%                             293.1%  236.1%  205.1%  185.6%  172.2%  162.4%

                                                          -----
                                         Average of Box   172.0%
                                                          -----

EBITDA Terminal Value Analysis
--------------------------------------------------------------------------------

                      Estimated Range of Enterprise Values
--------------------------------------------------------------------------------

                                             Terminal EBITDA Multiples
Discount                          ---------------------------------------------
  Rate                            5.00x   5.50x   6.00x   6.50x   7.00x   7.50x
-------------------------------------------------------------------------------
15.5%                              $324    $376    $428    $480    $532    $584
18.0%                              $287    $336    $384    $432    $481    $529
                                                   ------------
20.5%                              $254    $299    $344    $389    $434    $479
23.0%                              $225    $267    $308    $350    $392    $434
                                                   ------------
25.5%                              $198    $237    $276    $315    $354    $393
28.0%                              $173    $210    $246    $283    $319    $356

                                                          -----
                                         Average of Box   $ 348
                                                          -----

              Discounted Terminal Values as % of Enterprise Values
--------------------------------------------------------------------------------

                                            Terminal EBITDA Multiples
Discount                          ---------------------------------------------
  Rate                            5.00x   5.50x   6.00x   6.50x   7.00x   7.50x
-------------------------------------------------------------------------------
15.5%                             161.3%  152.8%  146.3%  141.3%  137.2%  133.9%
18.0%                             168.6%  158.7%  151.3%  145.6%  141.0%  137.2%
                                                  -------------
20.5%                             176.9%  165.3%  156.8%  150.2%  145.0%  140.8%
23.0%                             186.4%  172.8%  162.9%  155.4%  149.5%  144.7%
                                                  -------------
25.5%                             197.3%  181.2%  169.7%  161.1%  154.4%  149.0%
28.0%                             209.9%  190.8%  177.4%  167.4%  159.7%  153.6%

                                                          -----
                                         Average of Box   156.3%
                                                          -----

Perpetual Growth Terminal Value Analysis
--------------------------------------------------------------------------------

                      Estimated Range of Enterprise Values
--------------------------------------------------------------------------------

                                      Terminal Perpetual Growth Rates
Discount                     ---------------------------------------------------
  Rate                       10.00%   10.25%   10.50%   10.75%   11.00%   11.25%
--------------------------------------------------------------------------------
15.5%                        $1,075   $1,139   $1,209   $1,286   $1,372   $1,468
18.0%                        $  615   $  643   $  673   $  705   $  740   $  776
                                               ---------------
20.5%                        $  379   $  395   $  411   $  428   $  446   $  465
23.0%                        $  238   $  248   $  257   $  268   $  278   $  290
                                               ---------------
25.5%                        $  145   $  152   $  158   $  165   $  172   $  179
28.0%                        $   81   $   85   $   90   $   95   $   99   $  104

                                                        ------
                                       Average of Box   $  341
                                                        ------

              Discounted Terminal Values as % of Enterprise Values
--------------------------------------------------------------------------------

                                         Terminal Perpetual Growth Rates
Discount                     ---------------------------------------------------
  Rate                       10.00%   10.25%   10.50%   10.75%   11.00%   11.25%
--------------------------------------------------------------------------------
15.5%                        118.4%   117.4%   116.4%   115.4%   114.4%   113.5%
18.0%                        132.0%   130.6%   129.3%   127.9%   126.6%   125.4%
                                               --------------
20.5%                        151.5%   149.5%   147.6%   145.7%   143.9%   142.1%
23.0%                        181.5%   178.3%   175.3%   172.5%   169.7%   167.0%
                                               --------------
25.5%                        232.3%   226.8%   221.5%   216.6%   211.8%   207.3%
28.0%                        335.9%   323.6%   312.2%   301.6%   291.8%   282.6%

                                                        -----
                                       Average of Box   160.3%
                                                        -----

--------------------------------------------------------------------------------
All Discounted amounts have been calculated utilizing a mid-year convention.

Sources of information: Company financials, projections and management.

BCT International, Inc.                                             CONFIDENTIAL
--------------------------------------------------------------------------------
VALUATION ANALYSIS
DISCOUNTED CASH FLOW ANALYSIS
Cost of Capital Calculation & Net Debt
($ and shares in thousands, except per share)

Cost of Equity+A33                               Company Owned
                                     Base Case       Plants     Satellite Stores
                                     ---------   -------------  ----------------
Riskless (1)
   20 year treasury yield (Rf)          4.7%           4.7%           4.7%
Risk (2)
   Equity risk premium (EP)             7.8%           7.8%           7.8%
   Industry risk premium (IP)          -2.9%          -2.9%          -2.9%
   Size Premium (SP)                    9.2%           9.2%           9.2%
Company Specific
   Operational Risk                     0.0%           3.0%           0.0%
   New Strategy Risk                    0.0%           5.0%           5.0%
                                       ----           ----           ----
Cost of Equity                         18.8%          26.8%          23.8%
                                       ====           ====           ====
Weighted Average Cost of Capital

   After Tax Cost of Debt               3.4%           3.4%           3.4%
                                       ====           ====           ====
   Weighted Average Cost of Capital    17.4%          24.6%          21.9%
                                       ====           ====           ====

Equity Value Net Debt Assumptions
                                               As of Feb 28, 2003
                                     -------------------------------------------
                                                 Company Owned
                                     Base Case       Plants     Satellite Stores
                                     ---------   -------------  ----------------
Debt & Other Obligations
   Interest Bearing Debt              $   523       $   523         $   523
   Minority Interests                      --            --              --
   Preferred Stock                         --            --              --
                                      -------       -------         -------
                                          523           523             523
                                      -------       -------         -------
Less Cash
   Cash on Hand                         4,244         4,244           4,244
   Assumed $ - exercise of options      1,017         1,017           1,017
   Assumed $ - Notes (3)                2,587         2,587           2,587
                                      -------       -------         -------
                                        7,848         7,848           7,848
                                      -------       -------         -------
Net Debt                              $(7,325)      $(7,325)        $(7,325)
                                      =======       =======         =======

Cost of Debt
                                    Nominal               % of        Weighted
Type of Debt                         Rate      Amount    of Debt    Cost of Debt
------------                        -------    ------    -------    ------------
Note 1                               9.00%      $193       36.9%        3.3%
Note 2                               6.50%       182       34.8%        2.3%
Note 3                               0.00%       148       28.3%        0.0%

                                                ----      -----         ---
                                                $523      100.0%        5.6%
                                                ====      =====         ===

Capitalization
                                            Stock Price   Market      % of
Type                         Shares Outs.    23-May-03    Value    Total Capital
----                         ------------    ---------    ------   -------------
Debt                                                      $  523        9.3%
Common Stock                     5,121        $1.0000      5,121       90.7%
                                                          ------      -----
                                                          $5,644      100.0%
                                                          ======      =====

Common Stock Equivalents

                                                   As of Feb 28, 2003
                                         -------------------------------------------
                                                     Company Owned
                                         Base Case       Plants      Satellite Stores
                                         ---------   -------------   ----------------
Common Stock Outstanding                   5,121        5,121              5,121
Stock issued re Other                         --           --                 --
                                           -----        -----              -----
                                           5,121        5,121              5,121
                                           -----        -----              -----
Options in the money:     Avg Exercise $
Options less than $2.00   $1.80              565          565                565
                                              --           --                 --
                                           -----        -----              -----
                                             565          565                565
                                           -----        -----              -----
Total Common Stock Equivalents             5,686        5,686              5,686
                                           =====        =====              =====

--------------------------------------------------------------------------------
(1) As reported by the Federal Reserve Board on a weekly-average basis for the week ended March 9, 2003.
(2) Sourced from the Ibbotson SBBI Valuation Edition 2003 Yearbook. Industry risk premium is based on SIC 27 (Printing, Publishing, And Allied Industries) and SIC 511 (Paper & Paper Products).
(3)  See Notes Analysis for details.

Sources of information: Company financials, projections & management, Ibbotson 2003 SBBI and Federal Reserve Board.

BCT International, Inc.                                             CONFIDENTIAL
--------------------------------------------------------------------------------
VALUATION ANALYSIS
SELECTED COMPARABLE COMPANY ANALYSIS

     . The selected comparable company analysis compares the trading multiples of the Company with those of other publicly traded companies that are similar with respect to business and revenue model, operating sector, size and target customer base.

     . Capitalink located five companies that it deemed comparable to the Company with respect to their industry sector and market served (the "Comparable Companies"). However, none of the Comparable Companies are involved in franchising. All provide commercial printing services including business forms and labels, and the supply of paper and related products as their primary business and are classified either under the SIC code 27 (Printing, Publishing and Allied Services) and/or 511 (Paper and Paper Products).

     . Based on size (in terms of enterprise value and revenues), BCT is in the lower range of the Comparable Companies. As of May 23, 2003, the enterprise values for the Comparable Companies ranged from approximately $43.7 million to approximately $2.5 billion and revenue ranged from approximately $134.8 million to approximately $2.0 billion. In comparison, BCT had an enterprise value and latest twelve months ("LTM") revenue of approximately $1.1 million and $18.4 million, respectively.

     . Multiples utilizing market value, total invested capital ("TIC") and enterprise value were used in the analyses. The differences among the three are as follows:

          .    Market value equals price per share times number of shares outstanding,
          .    TIC equals market value plus interest bearing debt, preferred stock and minority interest, and
          .    Enterprise value equals TIC, less cash and equivalents.

     . Multiples based on TIC were calculated given the significant level of cash held by the Company (approximately $4.8 million, as of November 30, 2002). The significant difference between the multiples based on TIC and enterprise value suggests that the market is not fully valuing the cash and assets of the business.

BCT International, Inc.                                             CONFIDENTIAL
--------------------------------------------------------------------------------
VALUATION ANALYSIS
SELECTED COMPARABLE COMPANY ANALYSIS

     . Market values were used to calculate multiples of earnings per share ("EPS"), common equity, and net tangible common equity, while TIC and enterprise values were used to calculate multiples of LTM revenue, LTM EBITDA, and total assets. For comparison purposes, all operating profits including EBITDA were normalized to exclude unusual and extra-ordinary expenses or income.

     .    The comparable company analysis generated a wide range of multiples:

          . Based on TIC, the mean LTM revenue and EBITDA multiple was 0.72 times and 8.7 times respectively, compared with 0.32 times and
               6.0 times, respectively for the Company.
          . Based on enterprise value, the mean LTM revenue and EBITDA multiple was 0.70 times and 8.5 times respectively, compared with
               0.06 times and 1.2 times, respectively for the Company.

     . Capitalink noted that the EBITDA margin for the Company of 5.4% was lower than all of the Comparable Companies (the median of which was 9.4%) with the exception of Impresso (3.1%). This might account for the lower valuation of the Company relative to the Comparable Companies, despite the fact that most of the Company's profits come from its franchising operations.

     . Capitalink also noted that the Company's debt ratio (5.1%) is much lower than any of the Comparable Companies (the mean of which was 60.7%). This explains the significant difference between multiples based on TIC and enterprise value for the Comparable Companies relative to the Company.

     . Capitalink also calculated and compared the implied multiples for the Company based on the Merger Consideration in the Proposed Transaction. Based on TIC, this would represent an LTM revenue and LTM EBITDA multiple of 0.66 times and 12.3 times, respectively, which is significantly greater than the average of the Comparable Companies. However, based on enterprise value, this would represent a LTM revenue and LTM EBITDA multiple of 0.21 times and 3.8 times, respectively. These multiples lie just below the low end of the range of the Comparable Companies. In determining the enterprise value for this calculation, Capitalink included both cash balances and an estimation of the fair market value of the Notes (see Notes Analysis).

BCT International, Inc.                                             CONFIDENTIAL
--------------------------------------------------------------------------------
VALUATION ANALYSIS
SELECTED COMPARABLE COMPANY ANALYSIS

     . Capitalink expects the Company's valuation multiples to be below the Comparable Companies due to the smaller size of the Company, lower historical growth and limited future growth.

     . Capitalink selected an appropriate multiple range for the Company as follows:

          . 0.32 times to 0.59 times LTM revenue based on TIC, and 0.32 times to 0.58 times LTM revenue based on enterprise value.
          .    5.4 times to 7.7 times LTM EBITDA based on TIC, and 5.3 times to
               7.4 times LTM EBITDA based on enterprise value.

     . Based on the selected multiple ranges, Capitalink calculated a range of indicated share prices of $1.58 to $2.20.

     . Capitalink noted that the offer price of the Proposed Transaction was within this indicated valuation range.

     . An analysis of publicly-traded comparable companies is not mathematical; rather it involves complex consideration and judgments concerning differences in financial and operating characteristics of the Comparable Companies and other factors that could affect the public trading of the Comparable Companies.

BCT International, Inc.                                             CONFIDENTIAL
--------------------------------------------------------------------------------
VALUATION ANALYSIS
SELECTED COMPARABLE COMPANY ANALYSIS
Comparable Company Analysis - Indicated Reference Range
($ in thousands, except per share)

                                                       Selected         Indicated          Indicated           Indicated
                                        Statistic   Multiple Range     TIC/EV Value      Equity Value (1)   Share Price (2)
                                        ---------   --------------   ----------------   -----------------   ---------------
Total Invested Capital (TIC) Multiple
   LTM Revenue                           $18,381     0.32x - 0.59x   $5,961 - $10,852   $ 5,133 - $10,024    $0.90 - $1.76
   LTM EBITDA                            $   988       5.4x - 7.7x   $5,309 - $ 7,628   $ 4,481 - $ 6,800    $0.79 - $1.20

Total Enterprise Value (EV) Multiple
   LTM Revenue                           $18,381     0.32x - 0.58x   $5,943 - $10,669   $13,524 - $18,250    $2.38 - $3.21
   LTM EBITDA                            $   988       5.3x - 7.4x   $5,220 - $ 7,295   $12,801 - $14,876    $2.25 - $2.62

Indicated Reference Range                                                                                    $1.58 - $2.20

--------------------------------------------------------------------------------
(1) Adjusted for $828 and ($7,581) debt and net debt, respectively for TIC and EV. Net debt includes assumed cash from in the money options/warrants and the net present value of notes receivable.
(2)  Based upon and assumes 5,686 common stock share equivalents outstanding.

BCT International, Inc.                                             CONFIDENTIAL
--------------------------------------------------------------------------------
VALUATION ANALYSIS
SELECTED COMPARABLE COMPANY ANALYSIS

Comparable Company Analysis - Valuation Multiples
($ in thousands, except per share data)

                                                                             Total
                                              % Below/Above     Market      Invested    Enterprise
                                Stock Price      52-week        Value        Capital      Value
           Company               23-May-03       High-Low         MV         TIC (1)      EV (2)
-----------------------------   -----------   -------------   ----------   ----------   ----------
Consolidated Graphics, Inc.       $18.210     27.7% -  26.9%  $  242,703   $  419,037   $  411,987

Mail-Well, Inc.                     2.550     61.5% - 168.4%     123,275      900,526      900,182

Impreso, Inc.                       2.180     37.0% -  26.7%      11,508       43,711       43,579

Moore Corporation (4)              12.730     11.9% -  62.2%   1,442,602    2,538,715    2,418,734

Wallace Computer Services (4)      26.860      0.3% -  70.0%   1,134,674    1,343,581    1,284,804

                                                     ---------------------------------------------
                                                     High     $1,442,602   $2,538,715   $2,418,734
                                                     Mean        590,952    1,049,114    1,011,857
                                                     Median      242,703      900,526      900,182
                                                     Low          11,508       43,711       43,579
                                                     ---------------------------------------------

BCT International                 $ 1.000      6.5% -  49.3%  $    5,121   $    5,949   $    1,144

BCT International - Merger
   Consideration (5)                                          $   11,372   $   12,200   $    3,791

                                   MV as a Multiple of         TIC as a Multiple of        EV as a Multiple of
                                -------------------------   -------------------------   -------------------------    5 Yr EPS
                                 LTM   Common   Net Tang.     LTM       LTM     Total     LTM       LTM     Total    Growth
           Company               EPS   Equity    Equity     Revenue   EBITDA   Assets   Revenue   EBITDA   Assets   Proj. (3)
-----------------------------   ----   ------   ---------   -------   ------   ------   -------   ------   ------   ---------
Consolidated Graphics, Inc.     15.2x   1.0x       1.7x      0.59x      5.4x    0.7x     0.58x      5.3x    0.7x      10.0%

Mail-Well, Inc.                  1.9    2.3         na       0.53       6.8     0.8      0.53       6.8     0.8        5.0%

Impreso, Inc.                   18.2    0.7        0.7       0.32      10.3     0.7      0.32      10.3     0.7         na

Moore Corporation (4)           15.9    3.4        4.6       1.26      13.3     1.1      1.20      12.7     1.0         na

Wallace Computer Services (4)   14.0    2.4        4.0       0.89       7.7     1.4      0.85       7.4     1.4         na

                       ------------------------------------------------------------------------------------------------------
                       High     18.2x   3.4x       4.6x      1.26x     13.3x    1.4x     1.20x     12.7x    1.4x      10.0%
                       Mean     13.0    2.0        2.8       0.72       8.7     1.0      0.70       8.5     0.9        7.5%
                       Median   15.2    2.3        2.9       0.59       7.7     0.8      0.58       7.4     0.8        7.5%
                       Low       1.9    0.7        0.7       0.32       5.4     0.7      0.32       5.3     0.7        5.0%
                       ------------------------------------------------------------------------------------------------------

BCT International               11.1x   0.3x       0.3x      0.32x      6.0x    0.3x     0.06x      1.2x    0.1x        na

BCT International - Merger
   Consideration (5)            24.7x   0.7x       0.8x      0.66x     12.3x    0.7x     0.21x      3.8x    0.2x        na


--------------------------------------------------------------------------------
(1) Total Invested Capital equals Market Value plus total debt, preferred stock, and minority interests.
(2) Enterprise Value equals Market Value plus total debt, preferred stock, and minority interests, less cash.
(3) Sources of estimates: Multex Estimates and other various securities analysts' estimates and reports.
(4)  Merger of Moore and Wallace in final stages.
(5) Reflects Merger Consideration, the effect of in-the-money options/warrants and the net present value of notes receivable.

Sources of information: SEC Edgar filings, Multex, CapitalIQ, Commodity Systems, & Hoovers.

BCT International, Inc.                                             CONFIDENTIAL
--------------------------------------------------------------------------------
VALUATION ANALYSIS
SELECTED COMPARABLE COMPANY ANALYSIS

Comparable Company Analysis - Margin and Other Analyses
($ in thousands)

                                                                                 LTM (1)
                                       --------------------------------------------------------------------------------------
                                                                 as Percentage of Revenue                      Return on
                                                    -----------------------------------------------------   -----------------
                                                    Gross              Operating                    Net     Average   Average
Company                       Ticker    Revenue     Margin   S G & A     Margin    EBITDA   EBIT   Income   Assets    Equity
---------------------------   ------   ----------   ------   -------   ---------   ------   ----   ------   -------   -------
Consolidated Graphics, Inc.   CGX      $  709,780    24.5%    19.0%       5.5%      11.0%    5.5%   2.2%      2.6%       5.7%

Mail-Well, Inc.               MWL       1,712,542    19.8%    15.1%       4.7%       7.8%    4.6%   3.7%      5.7%     130.5%

Impreso, Inc.                 ZCOM        134,781    10.1%     7.3%       2.7%       3.1%    2.2%   0.5%      1.0%       3.9%

Moore Corporation             MCL       2,019,683    31.9%    26.2%       5.7%       9.4%    5.2%   4.4%      4.7%      22.0%

Wallace Computer Services     WCS       1,505,704    27.3%    19.9%       7.4%      11.6%    7.4%   5.3%      8.6%      17.4%

                              -----------------------------------------------------------------------------------------------
                              High     $2,019,683    31.9%    26.2%       7.4%      11.6%    7.4%   5.3%      8.6%     130.5%
                              Mean      1,216,498    22.7%    17.5%       5.2%       8.6%    5.0%   3.2%      4.5%      35.9%
                              Median    1,505,704    24.5%    19.0%       5.5%       9.4%    5.2%   3.7%      4.7%      17.4%
                              Low         134,781    10.1%     7.3%       2.7%       3.1%    2.2%   0.5%      1.0%       3.9%
                              -----------------------------------------------------------------------------------------------

BCT International             BCTI     $   18,381    43.1%    39.0%       4.1%       5.4%    4.1%   2.5%      2.6%       3.1%

                                            LTM (1)                            as of Latest Available  Filing
                              -------------------------------------   ---------------------------------------------
                                                    Days                Total Debt     Total     Total    Latest FY
                                A/R        Inv.     Sales   Current      to Total       Debt    Debt to     Rev
Company                       Turnover   Turnover   Outs.    Ratio    Capitalization   to TIC   EBITDA     Growth
---------------------------   --------   --------   -----   -------   --------------   ------   -------   ---------
Consolidated Graphics, Inc.     6.0x      16.55x     60.4     1.7          41.4%         41.6%    2.3x      -5.8%

Mail-Well, Inc.                 7.7        13.2      47.6     1.5          93.6%         87.4%    5.8x      -7.5%

Impreso, Inc.                   9.2         3.5      39.8     1.3          65.5%         74.3%    7.6x      27.9%

Moore Corporation               5.9        10.3      62.0     1.3          72.0%         43.9%    5.7x      -5.4%

Wallace Computer Services       6.3        12.5      57.6     2.7          30.8%         15.5%    1.2x      -8.5%

                              -------------------------------------------------------------------------------------
                                9.2x       16.5x     62.0     2.7          93.6%         87.4%    7.6x      27.9%
                                7.0        11.2      53.5     1.7          60.7%         52.6%    4.5        0.1%
                                6.3        12.5      57.6     1.5          65.5%         43.9%    5.7       -5.8%
                                5.9         3.5      39.8     1.3          30.8%         15.5%    1.2       -8.5%
                              -------------------------------------------------------------------------------------

BCT International               7.0x       4.56x     52.4     5.0           5.1%         13.9%    0.8x      -7.3%


--------------------------------------------------------------------------------
(1) May exclude special items, such as extraordinary and non-recurring expenses. See individual company overviews for details of exclusions, if any.

Sources of information: SEC Edgar filings, Multex, CapitalIQ, Commodity Systems, & Hoovers.

BCT International, Inc.                                             CONFIDENTIAL
--------------------------------------------------------------------------------
VALUATION ANALYSIS
SELECTED COMPARABLE COMPANY ANALYSIS

Comparable Company Analysis - Income Statement Overview
($ in thousands, except per share data)

                                       Revenue              EBITDA (1)              EBIT (1)
                              -----------------------   -------------------   -------------------
                                             Latest                 Latest                Latest
       Company                   LTM          10-K        LTM        10-K       LTM        10-K
---------------------------   ----------   ----------   --------   --------   --------   --------
Consolidated Graphics, Inc.   $  709,780   $  643,948   $ 77,984   $ 84,256   $ 39,343   $ 42,944

Mail-Well, Inc.                1,712,542    1,728,705    133,127    133,309     78,546     77,856

Impreso, Inc.                    134,781      123,065      4,234      4,730      2,972      3,468

Moore Corporation              2,019,683    2,038,039    190,747    175,393    104,981     88,647

Wallace Computer Services      1,505,704    1,545,629    174,014    176,292    111,510    109,885

                     ----------------------------------------------------------------------------
                     High     $2,019,683   $2,038,039   $190,747   $176,292   $111,510   $109,885
                     Mean      1,216,498    1,215,877    116,021    114,796     67,470     64,560
                     Median    1,505,704    1,545,629    133,127    133,309     78,546     77,856
                     Low         134,781      123,065      4,234      4,730      2,972      3,468
                     ----------------------------------------------------------------------------

BCT International             $   18,381   $   18,007   $    988   $  1,039   $    755   $    813

                                Net Income (1)         EPS (1)
                              -----------------   --------------    Latest      Latest
                                        Latest            Latest   Available   Available
       Company                  LTM      10-K      LTM     10-K      10-Q        10-K
---------------------------   -------   -------   -----   ------   ---------   ---------
Consolidated Graphics, Inc.   $15,887   $16,680   $1.20   $1.27    31-Dec-02   31-Mar-02

Mail-Well, Inc.                62,777    70,169    1.32    1.47    31-Mar-03   31-Dec-02

Impreso, Inc.                     655     1,063    0.12    0.20    28-Feb-03   31-Aug-02

Moore Corporation              89,073    72,408    0.80    0.65    31-Mar-03   31-Dec-02

Wallace Computer Services      80,056    89,588    1.92    2.17    31-Jan-03   31-Jul-02

                     ------------------------------------------
                     High     $89,073   $89,588   $1.92   $2.17
                     Mean      49,690    49,982    1.07    1.15
                     Median    62,777    70,169    1.20    1.27
                     Low          655     1,063    0.12    0.20
                     ------------------------------------------

BCT International             $   460   $   492   $0.09   $0.10    30-Nov-02   28-Feb-02

--------------------------------------------------------------------------------
(1) May exclude special items, such as extraordinary and non-recurring expenses. See individual company overviews for details of exclusions, if any.

Sources of information: SEC Edgar filings, Multex, CapitalIQ, Commodity Systems, & Hoovers.

BCT International, Inc.                                             CONFIDENTIAL
--------------------------------------------------------------------------------
VALUATION ANALYSIS
SELECTED COMPARABLE COMPANY ANALYSIS

Comparable Company Analysis - Balance Sheet Overview
($ in thousands)

                                                           As of Latest Available Filing
                              ---------------------------------------------------------------------------------------
                                 Cash,                                  Total
                              Equivalents     Accounts                 Current              Intangibles,      Total
         Company               & Mrkt Sec   Receivables   Inventory     Assets   PPE, net       net          Assets
---------------------------   -----------   -----------   ---------   --------   --------   ------------   ----------
Consolidated Graphics, Inc.    $  7,050       $113,018     $ 31,991   $162,276   $281,661     $110,556     $  562,466

Mail-Well, Inc.                     344        227,049      104,546    380,164    379,677      311,578      1,110,270

Impreso, Inc.                       132         13,562       34,318     48,816     15,411           --         64,327

Moore Corporation               119,981        344,567      137,372    673,487    252,549      113,927      2,352,830

Wallace Computer Services        58,777        229,882       89,799    419,524    307,745      184,624        931,247

                     ------------------------------------------------------------------------------------------------
                     High      $119,981       $344,567     $137,372   $673,487   $379,677     $311,578     $2,352,830
                     Mean        37,257        185,616       79,605    336,853    247,409      144,137      1,004,228
                     Median       7,050        227,049       89,799    380,164    281,661      113,927        931,247
                     Low            132         13,562       31,991     48,816     15,411           --         64,327
                     ------------------------------------------------------------------------------------------------

BCT International              $  4,805       $  2,386     $  2,697   $ 10,806   $    963     $    186     $   18,185

                                          As of Latest Available Filing
                              -----------------------------------------------------
                                                                                       Latest
                              Total Current     Total        Total     Net Tangible   Available
         Company               Liabilities       Debt      Common Eq     Common Eq     Filing
---------------------------   -------------   ----------   ---------   ------------   ---------
Consolidated Graphics, Inc.      $ 97,442     $  176,334    $249,809    $ 139,253     31-Dec-02

Mail-Well, Inc.                   255,547        777,251      53,449     (258,129)    31-Mar-03

Impreso, Inc.                      36,194         32,203      16,944       16,944     28-Feb-03

Moore Corporation                 538,210      1,096,113     425,819      311,892     31-Mar-03

Wallace Computer Services         155,862        208,907     468,983      284,359     31-Jan-03

                     ------------------------------------------------------------
                     High        $538,210     $1,096,113    $468,983    $ 311,892
                     Mean         216,651        458,162     243,001       98,864
                     Median       155,862        208,907     249,809      139,253
                     Low           36,194         32,203      16,944     (258,129)
                     ------------------------------------------------------------

BCT International                $  2,146     $      828    $ 15,291    $  15,105     30-Nov-02

--------------------------------------------------------------------------------
Sources of information: SEC Edgar filings, Multex, CapitalIQ, Commodity Systems, & Hoovers.

BCT International, Inc.                                             CONFIDENTIAL
--------------------------------------------------------------------------------
VALUATION ANALYSIS
SELECTED COMPARABLE COMPANY ANALYSIS

--------------------------------------------------------------------------------
                      Consolidated Graphics, Inc. Overview
--------------------------------------------------------------------------------

Name              Consolidated Graphic  Address 5858              Officers
Symbol            CGX                   Westheimer                Joe Davis,
Latest Fiscal YE  31-Mar-02             City, State Zip           Chmn & CEO
Latest Rprt Per   31-Dec-02             Houston, TX 77057
                                        Telephone
                                        713-787-0977
                                        Website
                                        consolidatedgraphics.com

A national provider of commercial printing services. Sales are mainly derived from commercial printing services, which include electronic prepress, printing, finishing, storage and delivery of high quality, custom-designed products. Examples of such products include multicolor and capability brochures, shareholder communications, catalogs, training manuals, point-of-purchase marketing materials and direct mail pieces.
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                       Income and Cashflow Statement Data
------------------------------------------------------------------------------------------
($ in thousands, except per share)
                                                  Nine Months Ended     Fiscal Years Ended
                                        LTM      -----------------------------------------
                                       Dec-02     Dec-02     Dec-01     Mar-02     Mar-01
                                      --------   -------------------   -------------------
Revenue                               $709,780   $544,174   $478,342   $643,948   $683,396
COGS                                   535,750    411,860    353,257    477,147    494,158
                                      --------   -------------------   -------------------
                       Gross Profit    174,030    132,314    125,085    166,801    189,238
Selling, General &
   Administrative                      134,687     98,188     87,358    123,857    124,665
Research & Development                      --         --         --         --         --
Other Operating                             --         --         --         --         --
                                      --------   -------------------   -------------------
                   Operating Income     39,343     34,126     37,727     42,944     64,573
Interest Income / (Expense), net       (11,053)    (8,020)   (12,111)   (15,144)   (20,858)
Other Income / (Expense), net               --         --         --         --         --
                                      --------   -------------------   -------------------
                     Pre-tax Income     28,290     26,106     25,616     27,800     43,715
Taxes                                   12,403      9,920      8,637     11,120     15,164
                                      --------   -------------------   -------------------
                   After-tax Income     15,887     16,186     16,979     16,680     28,551
Minority Interest                           --         --         --         --         --
Equity in Affiliates                        --         --         --         --         --
                                      --------   -------------------   -------------------
              Normalized Net Income     15,887     16,186     16,979     16,680     28,551
Preferred Dividends                         --         --         --         --         --
                                      --------   -------------------   -------------------
    Normalized Net Income to Common   $ 15,887   $ 16,186   $ 16,979   $ 16,680   $ 28,551
                                      ========   ===================   ===================

                               EBIT   $ 39,343   $ 34,126   $ 37,727   $ 42,944   $ 64,573
        Depreciation & Amortization   $ 38,641   $ 27,658   $ 30,329   $ 41,312   $ 38,783
                             EBITDA   $ 77,984   $ 61,784   $ 68,056   $ 84,256   $103,356
                              CAPEX   $ 14,838   $  9,507   $ 10,939   $ 16,270   $ 26,434
                     EBITDA - CAPEX   $ 63,146   $ 52,277   $ 57,117   $ 67,986   $ 76,922
           GAAP Operating Cash Flow   $ 86,415   $ 72,566   $ 55,907   $ 69,756   $ 68,118

Basic Reported Weighted Avg
   Shares Out (000's)                              13,212     13,054     13,107     13,142
               Basic Normalized EPS   $   1.20   $   1.23   $   1.30   $   1.27   $   2.17
                 Basic Reported EPS   $  (4.12)  $  (4.40)  $   0.99   $   1.27   $   1.68
Diluted Reported Weighted Avg
   Shares Out (000's)                              13,528     13,334     13,380     13,186
             Diluted Normalized EPS   $   1.18   $   1.20   $   1.27   $   1.25   $   2.17
               Diluted Reported EPS   $  (4.02)  $  (4.30)  $   0.97   $   1.25   $   1.68
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                                   Normalized Reconciliation
------------------------------------------------------------------------------------------
Restructuring/Goodwill Impairment     $(70,351)  $(74,376)  $ (4,025)  $     --   $ (6,440)
Other Unusual (Expense) Gain Items          --         --         --         --         --
Tax Shelter (Charge) on Unusual
   Items                                    --         --         --         --         --
                                      --------   -------------------   -------------------
Unusual (Exp) Gain Items, net
   of Taxes                            (70,351)   (74,376)    (4,025)        --     (6,440)
Accounting Changes, net of Taxes            --         --         --         --         --
Discontinued Operations, net of
   Taxes                                    --         --         --         --         --
Extraordinary Items, net of
   Taxes                                    --         --         --         --         --
                                      --------   -------------------   -------------------
Total Reconciling Items, net of
   Taxes                              $(70,351)  $(74,376)  $ (4,025)  $     --   $ (6,440)
                                      ========   ===================   ===================

      Reported Income Tax (Benefit)   $ 12,403   $  9,920   $  8,637   $ 11,120   $ 15,164
         Reported Net Income (Loss)   $(54,464)  $(58,190)  $ 12,954   $ 16,680   $ 22,111
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
                       Profitability & Cost Ratios (as % of Revenue)
------------------------------------------------------------------------------------------
Gross Profit                              24.5%      24.3%      26.1%      25.9%      27.7%
S,G & A                                   19.0%      18.0%      18.3%      19.2%      18.2%
Operating Income                           5.5%       6.3%       7.9%       6.7%       9.4%
Pre-Tax                                    4.0%       4.8%       5.4%       4.3%       6.4%
EBIT                                       5.5%       6.3%       7.9%       6.7%       9.4%
EBITDA                                    11.0%      11.4%      14.2%      13.1%      15.1%
Normalized Net Income to Common            2.2%       3.0%       3.5%       2.6%       4.2%
Reported Net Income                       -7.7%     -10.7%       2.7%       2.6%       3.2%
CAPEX                                      2.1%       1.7%       2.3%       2.5%       3.9%
------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               Balance Sheet Data
--------------------------------------------------------------------------------
($ in thousands, except per share)                                 As of
                                                  As of     -------------------
                                                31-Dec-02    Mar-02     Mar-01
                                                ---------   -------------------
Cash & Equivalents                               $  7,050   $  8,955   $  8,667
Marketable Securities                                  --         --         --
                                                 --------   -------------------
Total Cash & Mkt Securities                         7,050      8,955      8,667
Accounts Receivable                               113,018    121,981    116,095
Inventory                                          31,991     32,771     31,536
Other Current Assets                               10,217     11,267      8,628
                                                 --------   -------------------
                         Total Current Assets     162,276    174,974    164,926
PPE, net                                          281,661    293,831    299,871
Intangibles, net                                  110,556    199,331    203,030
Investments                                            --         --         --
Other Assets                                        7,973      8,597      6,840
                                                 --------   -------------------
                                 Total Assets    $562,466   $676,733   $674,667
                                                 ========   ===================
Accounts Payable                                 $ 32,759   $ 32,068   $ 33,865
Accrued Expenses                                   43,435     37,382     32,609
Short Term Debt                                    21,198     19,877     18,711
Short Term Capital Leases                              --         --         --
Other Current Liabilities                              50        611        253
                                                 --------   -------------------
                    Total Current Liabilities      97,442     89,938     85,438
Other LT Liabilities                               60,079     66,337     54,966
Long Term Debt                                    155,136    213,860    246,729
Long Term Capital Leases                               --         --         --
Minority Interests                                     --         --         --
Pref Stock (Liq Value)                                 --         --         --
                                                 --------   -------------------
               Total Liabilities & Pref Stock     312,657    370,135    387,133
                                                 --------   -------------------
Common Equity                                     249,809    306,598    287,534
                                                 --------   -------------------
                   Total Liabilities & Equity    $562,466   $676,733   $674,667
                                                 ========   ===================

Common Shares Outstanding (000's)                  13,314     13,206     13,019
                         Cash Value per share    $   0.53   $   0.68   $   0.67
                         Book Value per share    $  18.76   $  23.22   $  22.09
                Tangible Book Value per share    $  10.46   $   8.12   $   6.49
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Effectiveness and Efficiency
--------------------------------------------------------------------------------
A/R Turnover                                         6.04x      5.41x      5.89x
Inventory Turnover                                  16.55x     14.84x     15.67x
Asset Turnover                                       1.15x      0.95x      1.01x
Days Sales Outstanding                               60.4       67.5       62.0
Days Inventory Outstanding                           22.1       24.6       23.3
Days Payable Outstanding                             17.6       20.0       20.0
Return on Avg Assets                                  2.6%       2.5%        na
Return on Avg Common Equity                           5.7%       5.6%        na
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               Financial Strength
--------------------------------------------------------------------------------
Current Ratio                                        1.67       1.95       1.93
Quick Ratio                                          1.34       1.58       1.56
Total Debt                                       $176,334   $233,737   $265,440
Net Debt                                         $169,284   $224,782   $256,773
Total Capitalization                             $426,143   $540,335   $552,974
Total Debt/Total Capitalization                      41.4%      43.3%      48.0%
Net Debt/Total Capitalization                        39.7%      41.6%      46.4%
Total Debt/TIC                                       42.1%      55.8%      63.3%
Total Debt/EBITDA                                    2.26x      2.77x      2.57x
Total Debt/EBITDA-CAPEX                              2.79x      3.44x      3.45x
EBITDA/Interest Expense                              7.06x      5.56x      4.96x
EBITDA-CAPEX/Interest Expense                        5.71x      4.49x      3.69x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               Market Information
--------------------------------------------------------------------------------
As of Date                                                            23-May-03
----------                                                            ---------
Exchange                                                                   NYSE
Stock Price                                                            $  18.21
52 Week High                                                           $  25.20
52 Week Low                                                            $  14.35
Avg. Daily Volume (000's)                                                    56
Beta                                                                       0.53
Shares Outstanding (000's)                                               13,328
Total Outstanding Warrants & Options (000's)                                 --
Float (000's)                                                            11,100
Market Cap                                                             $242,703
Total Invested Capital (TIC)                                           $419,037
Enterprise Value (EV)                                                  $411,987
Ownership
   Insiders % Owned                                                       17.00%
   Institutional
      % Owned                                                             59.00%
      Number of Institutions                                                235
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Valuation Ratios
--------------------------------------------------------------------------------
                                                             Multiple of
                                                     ---------------------------
                                                     Market Cap    TIC     EV
                                                     ---------------------------
Latest Twelve Months
   Revenue                                              0.34x      0.59x   0.58x
   EBIT                                                 6.17x     10.65x  10.47x
   EBITDA                                               3.11x      5.37x   5.28x
   Normalized Net Income                               15.28x     26.38x  25.93x
   Basic Normalized EPS                                15.18x        na      na
Projected
   Mar-04 Mean Revenue                                  0.34x      0.59x   0.58x
   Mar-05 Mean Revenue                                  0.33x      0.57x   0.56x
   Mar-04 Mean EPS                                     18.58x        na      na
   Mar-05 Mean EPS                                        na         na      na
Most Recent Filing
   Assets                                               0.43x      0.74x   0.73x
   Common Equity                                        0.97x        na      na
   Tangible Common Equity                               1.74x        na      na
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            Mean Consensus Estimates
--------------------------------------------------------------------------------
Year Ending                                          # Ests    Revenue    EPS
--------------------------------------------------------------------------------
March-04                                               1      $712,300   $ 0.98
March-05                                               1      $733,700       na
LT Growth                                              1                  10.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               Period Growth Rates
--------------------------------------------------------------------------------
                                           Nine Months Ended  Fiscal Years Ended
                                                Dec-02              Mar-02
                                           -------------------------------------
Revenue                                         13.8%               -5.8%
EBIT                                            -9.5%              -33.5%
EBITDA                                          -9.2%              -18.5%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Notes
   Add backs include restructuring expenses and asset impairment charges.
--------------------------------------------------------------------------------

Sources: SEC Edgar, Multex, CapitalIQ, Commodity Systems, and/or Hoover

BCT International, Inc.                                             CONFIDENTIAL
--------------------------------------------------------------------------------
VALUATION ANALYSIS
SELECTED COMPARABLE COMPANY ANALYSIS

--------------------------------------------------------------------------------
                            Mail-Well, Inc. Overview
--------------------------------------------------------------------------------
Name              Mail-Well, Inc.  Address 8310 S. Valley Highway  #400 Officers
Symbol            MWL              City, State Zip Englewood,      Paul Reilly,
Latest Fiscal YE  31-Dec-02        CO 80112                        Pres & CEO
                                   Telephone (303) 790-8023
Latest Rprt Per   31-Mar-03        Website imagex.com

Operates 103 printing and manufacturing facilities throughout North America and three in the United Kingdom. The Company provides high-impact color printing, and general commercial printing. The Company also has an envelope business that provides customized envelopes and packaging products, including Tyvek mailers used by the United States Postal Service, sold directly to end users or to independent distributors who sell to end users, and envelopes and other products sold to wholesalers, paper merchants, printers, brokerage firms, office product establishments and superstores.
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                       Income and Cashflow Statement Data
---------------------------------------------------------------------------------------------------------------
($ in thousands, except per share)

                                                                 Three Months Ended      Fiscal Years Ended
                                                      LTM       --------------------   -----------------------
                                                     Mar-03      Mar-03     Mar-02       Dec-02       Dec-01
                                                   ----------   --------------------   -----------------------
Revenue                                            $1,712,542   $427,319   $ 443,482   $1,728,705   $1,868,768
COGS                                                1,373,380    343,472     355,453    1,385,361    1,481,135
                                                   ----------   --------------------   -----------------------
                                    Gross Profit      339,162     83,847      88,029      343,344      387,633
Selling, General &
   Administrative                                     259,023     63,480      68,191      263,734      277,004
Research & Development                                     --         --          --           --           --
Other Operating                                            --         --          --           --           --
                                                   ----------   --------------------   -----------------------
                                Operating Income       80,139     20,367      19,838       79,610      110,629
Interest Income / (Expense), net                      (73,535)   (17,979)    (14,905)     (70,461)     (63,314)
Other Income / (Expense), net                          (1,593)      (131)       (292)      (1,754)      (1,923)
                                                   ----------   --------------------   -----------------------
                                  Pre-tax Income        5,011      2,257       4,641        7,395       45,392
Taxes                                                 (57,766)       484      (4,524)     (62,774)      (5,200)
                                                   ----------   --------------------   -----------------------
                                After-tax Income       62,777      1,773       9,165       70,169       50,592
Minority Interest                                          --         --          --           --           --
Equity in Affiliates                                       --         --          --           --           --
                                                   ----------   --------------------   -----------------------
                           Normalized Net Income       62,777      1,773       9,165       70,169       50,592
Preferred Dividends                                        --         --          --           --           --
                                                   ----------   --------------------   -----------------------
                 Normalized Net Income to Common   $   62,777   $  1,773   $   9,165   $   70,169   $   50,592
                                                   ==========   ====================   =======================

                                            EBIT   $   78,546   $ 20,236   $  19,546   $   77,856   $  108,706
                     Depreciation & Amortization   $   54,581   $ 12,573   $  13,445   $   55,453   $   69,402
                                          EBITDA   $  133,127   $ 32,809   $  32,991   $  133,309   $  178,108
                                           CAPEX   $   25,972   $  6,416   $  11,340   $   30,896   $   32,742
                                  EBITDA - CAPEX   $  107,155   $ 26,393   $  21,651   $  102,413   $  145,366
                        GAAP Operating Cash Flow   $    1,845   $(13,440)  $   7,686   $   22,971   $  170,935

Basic Reported Weighted Avg Shares Out (000's)                    47,668      47,358       47,665       47,562
                            Basic Normalized EPS   $     1.32   $   0.04   $    0.19   $     1.47   $     1.06
                              Basic Reported EPS   $    (1.35)  $   0.07   $   (2.82)  $    (4.24)  $    (2.86)
Diluted Reported Weighted Avg Shares Out (000's)                  48,376      47,358       47,665       47,562
                          Diluted Normalized EPS   $     1.32   $   0.04   $    0.19   $     1.47   $     1.06
                            Diluted Reported EPS   $    (1.36)  $   0.06   $   (2.82)  $    (4.24)  $    (2.86)
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                          Normalized Reconciliation
---------------------------------------------------------------------------------------------------------------
Restructuring/Goodwill Impairment                  $  (74,422)  $ (1,130)  $ (22,774)  $  (96,066)  $  (95,805)
Other Unusual (Expense) Gain Items                         --         --          --           --           --
Tax Shelter (Charge) on Unusual Items                 (37,466)        --          --      (37,466)          --
                                                   ----------   --------------------   -----------------------
Unusual (Exp) Gain Items, net of Taxes               (111,888)    (1,130)    (22,774)    (133,532)     (95,805)
Accounting Changes, net of Taxes                           --         --    (111,748)    (111,748)          --
Discontinued Operations, net of Taxes                  (6,369)     2,500      (7,999)     (16,868)     (91,004)
Extraordinary Items, net of Taxes                     (10,125)        --          --      (10,125)          --
                                                   ----------   --------------------   -----------------------
Total Reconciling Items, net of Taxes              $ (128,382)  $  1,370   $(142,521)  $ (272,273)  $ (186,809)
                                                   ==========   ====================   =======================

                   Reported Income Tax (Benefit)   $  (20,300)  $    484   $  (4,524)  $  (25,308)  $   (5,200)
                      Reported Net Income (Loss)   $  (65,605)  $  3,143   $(133,356)  $ (202,104)  $ (136,217)
---------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                 Profitability & Cost Ratios (as % of Revenue)
---------------------------------------------------------------------------------------------------------------
Gross Profit                                             19.8%      19.6%       19.8%        19.9%        20.7%
S,G & A                                                  15.1%      14.9%       15.4%        15.3%        14.8%
Operating Income                                          4.7%       4.8%        4.5%         4.6%         5.9%
Pre-Tax                                                   0.3%       0.5%        1.0%         0.4%         2.4%
EBIT                                                      4.6%       4.7%        4.4%         4.5%         5.8%
EBITDA                                                    7.8%       7.7%        7.4%         7.7%         9.5%
Normalized Net Income to Common                           3.7%       0.4%        2.1%         4.1%         2.7%
Reported Net Income                                      -3.8%       0.7%      -30.1%       -11.7%        -7.3%
CAPEX                                                     1.5%       1.5%        2.6%         1.8%         1.8%
---------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                           Balance Sheet Data
--------------------------------------------------------------------------------
($ in thousands, except per share)                              As of
                                            As of      ------------------------
                                          31-Mar-03      Dec-02        Dec-01
                                         ----------    ------------------------
Cash & Equivalents                       $      344    $    2,650    $      894
Marketable Securities                            --            --            --
                                         ----------    ------------------------
Total Cash & Mkt Securities                     344         2,650           894
Accounts Receivable                         227,049       219,924       233,045
Inventory                                   104,546       103,533       111,648
Other Current Assets                         48,225        50,254       233,462
                                         ----------    ------------------------
                 Total Current Assets       380,164       376,361       579,049
PPE, net                                    379,677       379,624       428,564
Intangibles, net                            311,578       308,947       420,723
Investments                                      --            --            --
Other Assets                                 38,851        42,435        48,531
                                         ----------    ------------------------
                         Total Assets    $1,110,270    $1,107,367    $1,476,867
                                         ==========    ========================

Accounts Payable                         $  143,715    $  151,930    $  160,659
Accrued Expenses                             49,660        53,292        51,407
Short Term Debt                               2,193         2,961       303,170
Short Term Capital Leases                        --            --            --
Other Current Liabilities                    59,979        67,848        62,520
                                         ----------    ------------------------
            Total Current Liabilities       255,547       276,031       577,756
Other LT Liabilities                         26,216        27,630       105,183
Long Term Debt                              775,058       760,938       552,051
Long Term Capital Leases                         --            --            --
Minority Interests                               --            --            --
Pref Stock (Liq Value)                           --            --            --
                                         ----------    ------------------------
       Total Liabilities & Pref Stock     1,056,821     1,064,599     1,234,990
                                         ----------    ------------------------
Common Equity                                53,449        42,768       241,877
                                         ----------    ------------------------
           Total Liabilities & Equity    $1,110,270    $ 1,107,36    $1,476,867
                                         ==========    ========================

Common Shares Outstanding (000's)            48,343        48,337        48,326
                 Cash Value per share    $     0.01    $     0.05    $     0.02
                 Book Value per share    $     1.11    $     0.88    $     5.01
        Tangible Book Value per share    $    (5.34)   $    (5.51)   $    (3.70)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Effectiveness and Efficiency
--------------------------------------------------------------------------------
A/R Turnover                                   7.66x         7.63x         8.02x
Inventory Turnover                            13.20x        12.88x        13.27x
Asset Turnover                                 1.54x         1.34x         1.27x
Days Sales Outstanding                         47.6          47.8          45.5
Days Inventory Outstanding                     27.7          28.3          27.5
Days Payable Outstanding                       33.1          34.6          33.4
Return on Avg Assets                            5.7%          5.4%           na
Return on Avg Common
   Equity                                     130.5%         49.3%           na
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               Financial Strength
--------------------------------------------------------------------------------
Current Ratio                                  1.49          1.36          1.00
Quick Ratio                                    1.08          0.99          0.81
Total Debt                               $  777,251    $  763,899    $  855,221
Net Debt                                 $  776,907    $  761,249    $  854,327
Total Capitalization                     $  830,700    $  806,667    $1,097,098
Total Debt/Total Capitalization                93.6%         94.7%         78.0%
Net Debt/Total Capitalization                  93.5%         94.4%         77.9%
Total Debt/TIC                                 86.3%         84.8%         95.0%
Total Debt/EBITDA                              5.84x         5.73x         4.80x
Total Debt/EBITDA-CAPEX                        7.25x         7.46x         5.88x
EBITDA/Interest Expense                        1.81x         1.89x         2.81x
EBITDA-CAPEX/Interest Expense                  1.46x         1.45x         2.30x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               Market Information
--------------------------------------------------------------------------------
As of Date                                                             23-May-03
----------                                                             ---------
Exchange                                                                   NYSE
Stock Price                                                            $   2.55
52 Week High                                                           $   6.63
52 Week Low                                                            $   0.95
Avg. Daily Volume (000's)                                                    92
Beta                                                                       1.53
Shares Outstanding (000's)                                               48,343
Total Outstanding Warrants & Options (000's)                                 --
Float (000's)                                                            26,300

Market Cap                                                             $123,275
Total Invested Capital (TIC)                                           $900,526
Enterprise Value (EV)                                                  $900,182
Ownership
   Insiders % Owned                                                       46.00%
   Institutional
      %Owned                                                              54.00%
      Number of Institutions                                                117
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Valuation Ratios
--------------------------------------------------------------------------------
                                                         Multiple of
                                         ---------------------------------------
                                         Market Cap          TIC            EV
                                         ---------------------------------------
Latest Twelve Months
   Revenue                                  0.07x            0.53x         0.53x
   EBIT                                     1.57x           11.46x        11.46x
   EBITDA                                   0.93x            6.76x         6.76x
   Normalized Net Income                    1.96x           14.34x        14.34x
   Basic Normalized EPS                     1.93x              na            na
Projected
   Dec-03 Mean Revenue                      0.07x            0.53x         0.53x
   Dec-04 Mean Revenue                      0.07x            0.52x         0.52x
   Dec-03 Mean EPS                         10.20x              na            na
   Dec-04 Mean EPS                          6.07x              na            na
Most Recent Filing
   Assets                                   0.11x            0.81x         0.81x
   Common Equity                            2.31x              na            na
   Tangible Common Equity                     na               na             na
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            Mean Consensus Estimates
--------------------------------------------------------------------------------
Year Ending                                # Ests          Revenue         EPS
--------------------------------------------------------------------------------
December-03                                   1          $1,696,000       $0.25
December-04                                   1          $1,726,000       $0.42
LT Growth                                    --                            5.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               Period Growth Rates
--------------------------------------------------------------------------------
                                    Three Months Ended        Fiscal Years Ended
                                          Mar-03                     Dec-02
                                    ------------------        ------------------
Revenue                                    -3.6%                      -7.5%
EBIT                                        3.5%                     -28.4%
EBITDA                                     -0.6%                     -25.2%

--------------------------------------------------------------------------------
Notes
     Add backs include restructuring expenses and asset impairment charges. Discontinued operations represent sale of label & printed office product segments.
     Extraordinary items include gain from settlement of debt.
--------------------------------------------------------------------------------
Sources: SEC Edgar, Multex, CapitalIQ, Commodity Systems, and/or Hoover

BCT International, Inc.                                             CONFIDENTIAL
--------------------------------------------------------------------------------
VALUATION ANALYSIS
SELECTED COMPARABLE COMPANY ANALYSIS

--------------------------------------------------------------------------------
                             Impreso, Inc. Overview
--------------------------------------------------------------------------------
Name              Impreso, Inc.  Address 652               Officers
                                 Southwestern Blvd.        Marshall Sorokwasz,
Symbol            ZCOM           City, State Zip Coppell,  CEO
                                 TX 75019
Latest Fiscal YE  31-Aug-02      Telephone 972-462-0100
Latest Rprt Per   28-Feb-03      Website tstimpreso.com

Impreso, Inc. is the holding company of TST/Impreso, Inc. (TST), a manufacturer and distributor to dealers and other resellers of various paper and film products for commercial and home use in domestic and international markets, and Hotsheet.com, Inc., the owner of Hotsheet.com, an online Web reference directory. TST manufactures and distributes its products under its own IMPRESO label, generic labels and private labels. Hotsheet is an Internet Website directory, or portal, specializing in listing popular and useful Web destinations utilized by a wide general audience.

------------------------------------------------------------------------------------
                       Income and Cashflow Statement Data
------------------------------------------------------------------------------------
($ in thousands, except per share)

                                              Six Months Ended    Fiscal Years Ended
                                     LTM      -----------------   ------------------
                                    Feb-03    Feb-03    Feb-02     Aug-02     Aug-01
                                   --------   -----------------   ------------------
Revenue                            $134,781   $63,512   $51,796   $123,065   $96,208
COGS                                121,187    57,062    46,323    110,448    84,752
                                   --------   -----------------   ------------------
                    Gross Profit     13,594     6,450     5,473     12,617    11,456
Selling, General &
   Administrative                     9,896     4,785     4,221      9,332     7,872
Research & Development                   --        --        --         --        --
Other Operating                          --        --        --         --        --
                                   --------   -----------------   ------------------
                Operating Income      3,698     1,665     1,252      3,285     3,584
Interest Income / (Expense), net     (1,871)     (958)     (831)    (1,744)   (1,633)
Other Income / (Expense), net          (726)      157     1,066        183        72
                                   --------   -----------------   ------------------
                  Pre-tax Income      1,101       864     1,487      1,724     2,023
Taxes                                   446       343       558        661       776
                                   --------   -----------------   ------------------
                After-tax Income        655       521       929      1,063     1,247
Minority Interest                        --        --        --         --        --
Equity in Affiliates                     --        --        --         --        --
                                   --------   -----------------   ------------------
           Normalized Net Income        655       521       929      1,063     1,247
Preferred Dividends                      --        --        --         --        --
                                   --------   -----------------   ------------------
 Normalized Net Income to Common   $    655   $   521   $   929   $  1,063   $ 1,247
                                   ========   =================   ==================

                            EBIT   $  2,972   $ 1,822   $ 2,318   $  3,468   $ 3,656
     Depreciation & Amortization   $  1,262   $    --   $    --   $  1,262   $   874
                          EBITDA   $  4,234   $ 1,822   $ 2,318   $  4,730   $ 4,530
                           CAPEX   $  1,540   $    --   $    --   $  1,540   $ 1,200
                  EBITDA - CAPEX   $  2,694   $ 1,822   $ 2,318   $  3,190   $ 3,330
        GAAP Operating Cash Flow   $  5,441   $    --   $    --   $  5,441   $ 4,946

Basic Reported Weighted Avg
   Shares Out (000's)                           5,279     5,279      5,279     5,281
            Basic Normalized EPS   $   0.12   $  0.10   $  0.18   $   0.20   $  0.24
              Basic Reported EPS   $   0.24   $  0.10   $  0.18   $   0.32   $  0.24
Diluted Reported Weighted
   Avg Shares Out (000's)                       5,279     5,279      5,279     5,281
          Diluted Normalized EPS   $   0.12   $  0.10   $  0.18   $   0.20   $  0.24
            Diluted Reported EPS   $   0.24   $  0.10   $  0.18   $   0.32   $  0.24
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
                             Normalized Reconciliation
------------------------------------------------------------------------------------
Restructuring/Goodwill
   Impairment                      $     --   $    --   $    --   $     --   $    --
Other Unusual (Expense) Gain
   Items                              1,005        --        --      1,005        --
Tax Shelter (Charge) on Unusual
   Items                               (392)       --        --       (392)       --
                                   --------   -----------------   ------------------
Unusual (Exp) Gain Items, net
   of Taxes                             613        --        --        613        --
Accounting Changes, net of Taxes         --        --        --         --        --
Discontinued Operations, net of
   Taxes                                 --        --        --         --        --
Extraordinary Items, net of
   Taxes                                 --        --        --         --        --
                                   --------   -----------------   ------------------
Total Reconciling Items, net of
   Taxes                           $    613   $    --   $    --   $    613   $    --
                                   ========   =================   ==================

   Reported Income Tax (Benefit)   $    838   $   343   $   558   $  1,053   $   776
      Reported Net Income (Loss)   $  1,268   $   521   $   929   $  1,676   $ 1,247
------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
                   Profitability & Cost Ratios (as % of Revenue)
------------------------------------------------------------------------------------
Gross Profit                           10.1%     10.2%     10.6%      10.3%     11.9%
S,G & A                                 7.3%      7.5%      8.1%       7.6%      8.2%
Operating Income                        2.7%      2.6%      2.4%       2.7%      3.7%
Pre-Tax                                 0.8%      1.4%      2.9%       1.4%      2.1%
EBIT                                    2.2%      2.9%      4.5%       2.8%      3.8%
EBITDA                                  3.1%      2.9%      4.5%       3.8%      4.7%
Normalized Net Income to Common         0.5%      0.8%      1.8%       0.9%      1.3%
Reported Net Income                     0.9%      0.8%      1.8%       1.4%      1.3%
CAPEX                                   1.1%      0.0%      0.0%       1.3%      1.2%
------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               Balance Sheet Data
--------------------------------------------------------------------------------
($ in thousands, except per share)

                                                                   As of
                                                    As of     -----------------
                                                  28-Feb-03    Aug-02    Aug-01
                                                  ---------   -----------------
Cash & Equivalents                                 $   132    $   203   $   211
Marketable Securities                                   --         --        --
                                                   -------    -------   -------
Total Cash & Mkt Securities                            132        203       211
Accounts Receivable                                 13,562     15,864    11,748
Inventory                                           34,318     34,111    38,460
Other Current Assets                                   804        740       351
                                                   -------    -------   -------
              Total Current Assets                  48,816     50,918    50,770
PPE, net                                            15,411     15,939    11,213
Intangibles, net                                        --         --        --
Investments                                             --         --        --
Other Assets                                           100        115       219
                                                   -------    -------   -------
                      Total Assets                 $64,327    $66,972   $62,202
                                                   =======    =======   =======
Accounts Payable                                   $11,606    $16,302   $18,572
Accrued Expenses                                     2,596      3,703     1,942
Short Term Debt                                     21,992     18,992    19,720
Short Term Capital Leases                               --         --        --
Other Current Liabilities                               --         --        --
                                                   -------    -------   -------
         Total Current Liabilities                  36,194     38,997    40,234
Other LT Liabilities                                   978        949       927
Long Term Debt                                      10,211     10,609     6,328
Long Term Capital Leases                                --         --        --
Minority Interests                                      --         --        --
Pref Stock (Liq Value)                                  --         --        --
                                                   -------    -------   -------
    Total Liabilities & Pref Stock                  47,383     50,555    47,489
                                                   -------    -------   -------
Common Equity                                       16,944     16,417    14,713
                                                   -------    -------   -------
       Total Liabilities & Equity                  $64,327    $66,972   $62,202
                                                   =======    =======   =======
Common Shares Outstanding  (000's)                   5,279      5,279     5,265

              Cash Value per share                 $  0.03    $  0.04   $  0.04
              Book Value per share                 $  3.21    $  3.11   $  2.79
     Tangible Book Value per share                 $  3.21    $  3.11   $  2.79
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Effectiveness and Efficiency
--------------------------------------------------------------------------------

A/R Turnover                                          9.16x      8.91x     8.19x
Inventory Turnover                                    3.54x      3.04x     2.20x
Asset Turnover                                        2.05x      1.91x     1.55x
Days Sales Outstanding                                39.8       40.9      44.6
Days Inventory Outstanding                           103.0      119.9     165.6
Days Payable Outstanding                              38.9       53.1      73.2
Return on Avg Assets                                   1.0%       1.6%       na
Return on Avg Common Equity                            3.9%       6.8%       na
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               Financial Strength
--------------------------------------------------------------------------------

Current Ratio                                         1.35       1.31      1.26
Quick Ratio                                           0.40       0.43      0.31
Total Debt                                         $32,203    $29,601   $26,048
Net Debt                                           $32,071    $29,398   $25,837
Total Capitalization                               $49,147    $46,018   $40,761
Total Debt/Total Capitalization                       65.5%      64.3%     63.9%
Net Debt/Total Capitalization                         65.3%      63.9%     63.4%
Total Debt/TIC                                        73.7%      67.7%     59.6%
Total Debt/EBITDA                                     7.61x      6.26x     5.75x
Total Debt/EBITDA-CAPEX                              11.95x      9.28x     7.82x
EBITDA/Interest Expense                               2.26x      2.71x     2.77x
EBITDA-CAPEX/Interest Expense                         1.44x      1.83x     2.04x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               Market Information
--------------------------------------------------------------------------------
As of Date                                                            23-May-03
Exchange                                                               NASDAQ
                                                                      ---------
Stock Price                                                            $  2.18
52 Week High                                                           $  3.46
52 Week Low                                                            $  1.72
Avg. Daily Volume (000's)                                                    2
Beta                                                                      0.94
Shares Outstanding (000's)                                               5,279
Total Outstanding Warrants & Options (000's)                                --
Float (000's)                                                            1,700

Market Cap                                                             $11,508
Total Invested Capital (TIC)                                           $43,711
Enterprise Value (EV)                                                  $43,579
Ownership
   Insiders % Owned                                                      68.00%
   Institutional
      % Owned                                                             3.00%
      Number of Institutions                                                 9
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Valuation Ratios
--------------------------------------------------------------------------------
                                                            Multiple of
                                                     -------------------------
                                                     Market Cap   TIC     EV
                                                     -------------------------
Latest Twelve Months
   Revenue                                              0.09x     0.32x   0.32x
   EBIT                                                 3.87x    14.71x  14.66x
   EBITDA                                               2.72x    10.32x  10.29x
   Normalized Net Income                               17.57x    66.74x  66.54x
   Basic Normalized EPS                                18.17x       na      na
Projected
   Dec-02 Mean Revenue                                    na        na      na
   Dec-03 Mean Revenue                                    na        na      na
   Dec-02 Mean EPS                                        na        na      na
   Dec-03 Mean EPS                                        na        na      na
Most Recent Filing
   Assets                                               0.18x     0.68x   0.68x
   Common Equity                                        0.68x       na      na
   Tangible Common Equity                               0.68x       na      na
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            Mean Consensus Estimates
--------------------------------------------------------------------------------
Year Ending                                               # Ests   Revenue   EPS
-----------                                               ----------------------
December-02                                                 na        na      na
December-03                                                 na        na      na
LT Growth                                                   na        na      na
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       Period Growth Rates
--------------------------------------------------------------------------------
                                           Six Months Ended   Fiscal Years Ended
                                                Feb-03              Aug-02
                                           ----------------   ------------------
Revenue                                          22.6%               27.9%
EBIT                                            -21.4%               -5.1%
EBITDA                                          -21.4%                4.4%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Notes

     Unusual expense relates to litigation settlement
--------------------------------------------------------------------------------

Sources: SEC Edgar, Multex, CapitalIQ, Commodity Systems, and/or Hoover

BCT International, Inc.                                             CONFIDENTIAL
--------------------------------------------------------------------------------
VALUATION ANALYSIS
SELECTED COMPARABLE COMPANY ANALYSIS

--------------------------------------------------------------------------------
                           Moore Corporation Overview
--------------------------------------------------------------------------------

Name               Moore         Address 6100 Vipond Drive   Officers
                   Corporation   City, State Zip             Alfred Eckert,
Symbol             MCL           Mississauga, ON L5T 2,      III, Chair
Latest Fiscal YE   31-Dec-02     Canada
Latest Rprt Per    31-Mar-03     Telephone (905) 362-3100
                                 Website http:
                                 //www.moore.com/

Moore operates in three complementary business segments: Forms and Labels, Outsourcing and Commercial. The Forms and Labels business designs, manufactures and sells paper based and electronic business forms and labels, and provides electronic print management solutions. The Outsourcing business provides high-quality, high-volume variably imaged print and mail, electronic statement and database management services. The Commercial business produces high-quality, multi-color personalized business communications and provides direct marketing services.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                              Income and Cashflow Statement Data
--------------------------------------------------------------------------------------------

($ in thousands, except per share)
                                               Three Months Ended      Fiscal Years Ended
                                     LTM       -------------------   -----------------------
                                    Mar-03      Mar-03     Mar-02      Dec-02       Dec-01
                                  ----------   -------------------   -----------------------
Revenue                           $2,019,683   $511,145   $529,501   $2,038,039   $2,154,574
COGS                               1,374,451    345,452    361,008    1,390,007    1,552,561
                                  ----------   -------------------   -----------------------
                   Gross Profit      645,232    165,693    168,493      648,032      602,013
Selling, General &
   Administrative                    529,559    129,833    146,633      546,359      814,658
Research & Development                    --         --         --           --           --
Other Operating                           --         --         --           --           --
                                  ----------   -------------------   -----------------------
               Operating Income      115,673     35,860     21,860      101,673     (212,645)
Interest Income / (Expense),
   net                               (16,033)    (6,499)    (2,611)     (12,145)     (23,758)
Other Income / (Expense), net        (10,692)       839     (1,495)     (13,026)     (22,338)
                                  ----------   -------------------   -----------------------
                 Pre-tax Income       88,948     30,200     17,754       76,502     (258,741)
Taxes                                 (1,482)       840      4,794        2,472      (32,192)
                                  ----------   -------------------   -----------------------
               After-tax Income       90,430     29,360     12,960       74,030     (226,549)
Minority Interest                     (1,357)      (202)      (467)      (1,622)      (1,810)
Equity in Affiliates                      --         --         --           --           --
                                  ----------   -------------------   -----------------------
          Normalized Net Income       89,073     29,158     12,493       72,408     (228,359)
Preferred Dividends                       --         --         --                        --
                                  ----------   -------------------   -----------------------
   Normalized Net Income to
      Common                      $   89,073   $ 29,158   $ 12,493   $   72,408   $ (228,359)
                                  ==========   ===================   =======================
                           EBIT   $  104,981   $ 36,699   $ 20,365   $   88,647   $ (234,983)
    Depreciation & Amortization   $   85,766   $ 21,175   $ 22,155   $   86,746   $  239,072
                         EBITDA   $  190,747   $ 57,874   $ 42,520   $  175,393   $    4,089
                          CAPEX   $   14,441   $  7,583   $  2,083   $    8,941   $   37,072
                 EBITDA - CAPEX   $  176,306   $ 50,291   $ 40,437   $  166,452   $  (32,983)
       GAAP Operating Cash Flow   $  134,865   $(22,395)  $  1,135   $  158,395   $  137,121
Basic Reported Weighted Avg
   Shares Out (000's)                           112,276    111,848      111,556       88,648

           Basic Normalized EPS   $     0.80   $   0.26   $   0.11   $     0.65   $    (2.58)
             Basic Reported EPS   $     0.81   $   0.26   $   0.11   $     0.66   $    (4.21)
Diluted Reported Weighted Avg
   Shares Out (000's)                           113,229    114,269      114,022       88,648

         Diluted Normalized EPS   $     0.79   $   0.26   $   0.11   $     0.64   $    (2.58)
           Diluted Reported EPS   $     0.79   $   0.26   $   0.11   $     0.64   $    (4.21)
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                                  Normalized Reconciliation
--------------------------------------------------------------------------------------------
Restructuring/Goodwill
   Impairment                     $      850   $     --   $     --   $      850   $ (129,679)
Other Unusual (Expense) Gain
   Items                                  --         --         --           --      (15,345)
Tax Shelter (Charge) on Unusual
   Items                                  --         --         --           --           --
                                  ----------   --------   --------   -----------------------
Unusual (Exp) Gain Items, net
   of Taxes                              850         --         --          850     (145,024)
Accounting Changes, net of
   Taxes                                  --         --         --           --           --
Discontinued Operations, net of
   Taxes                                  --         --         --           --           --
Extraordinary Items, net of
   Taxes                                  --         --         --           --           --
                                  ----------   --------   --------   -----------------------
Total Reconciling Items, net of
   Taxes                          $      850   $     --   $     --   $      850   $ (145,024)
                                  ==========   ========   ========   =======================
  Reported Income Tax (Benefit)   $   (1,482)  $    840   $  4,794   $    2,472   $  (32,192)
     Reported Net Income (Loss)   $   89,923   $ 29,158   $ 12,493   $   73,258   $ (373,383)
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------
                     Profitability & Cost Ratios (as % of Revenue)
--------------------------------------------------------------------------------------------
Gross Profit                            31.9%      32.4%      31.8%        31.8%        27.9%
S, G & A                                26.2%      25.4%      27.7%        26.8%        37.8%
Operating Income                         5.7%       7.0%       4.1%         5.0%        -9.9%
Pre-Tax                                  4.4%       5.9%       3.4%         3.8%       -12.0%
EBIT                                     5.2%       7.2%       3.8%         4.3%       -10.9%
EBITDA                                   9.4%      11.3%       8.0%         8.6%         0.2%
Normalized Net Income to Common          4.4%       5.7%       2.4%         3.6%       -10.6%
Reported Net Income                      4.5%       5.7%       2.4%         3.6%       -17.3%
CAPEX                                    0.7%       1.5%       0.4%         0.4%         1.7%
--------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               Balance Sheet Data
--------------------------------------------------------------------------------
($ in thousands, except per share)                               As of
                                             As of      ------------------------
                                           31-Mar-03      Dec-02       Dec-01
                                           ----------   ------------------------
Cash & Equivalents                         $  119,981   $  139,630   $   84,855
Marketable Securities                              --           --           --
                                           ----------   ------------------------
Total Cash & Mkt
   Securities                                 119,981      139,630       84,855
Accounts Receivable                           344,567      341,383      336,153
Inventory                                     137,372      129,889      128,421
Other Current Assets                           71,567       49,229       27,110
                                           ----------   ------------------------
                    Total Current Assets      673,487      660,131      576,539
PPE, net                                      252,549      255,722      307,640
Intangibles, net                              113,927      112,688       42,294
Investments                                   928,151       32,256       32,204
Other Assets                                  384,716      378,962      378,309
                                           ----------   ------------------------
                            Total Assets   $2,352,830   $ 1,439,75   $1,336,986
                                           ==========   ========================
Accounts Payable                           $  450,779   $  486,507   $  486,626
Accrued Expenses                                   --           --           --
Short Term Debt                                 2,642        2,135       18,034
Short Term Capital Leases                          --           --           --
Other Current Liabilities                      84,789       79,904       84,182
                                           ----------   ------------------------
               Total Current Liabilities      538,210      568,546      588,842
Other LT Liabilities                          295,330      294,602      304,632
Long Term Debt                              1,087,106      187,463      111,062
Long Term Capital Leases                           --           --           --
Minority Interests                              6,365        6,652       11,200
Pref Stock (Liq Value)                             --           --           --
                                           ----------   ------------------------
          Total Liabilities & Pref Stock    1,927,011    1,057,263    1,015,736
                                           ----------   ------------------------
Common Equity                                 425,819      382,496      321,250
                                           ----------   ------------------------
              Total Liabilities & Equity   $2,352,830   $ 1,439,75   $1,336,986
                                           ==========   =======================

Common Shares Outstanding
   (000's)                                    113,398      111,842      111,804
                    Cash Value per share   $     1.06   $     1.25   $     0.76
                    Book Value per share   $     3.76   $     3.42   $     2.87
           Tangible Book Value per share   $     2.75   $     2.41   $     2.50
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Effectiveness and Efficiency
--------------------------------------------------------------------------------
A/R Turnover                                     5.89x        6.02x        6.41x
Inventory Turnover                              10.29x       10.76x       12.09x
Asset Turnover                                   1.07x        1.47x        1.61x
Days Sales Outstanding                           62.0         60.7         56.9
Days Inventory Outstanding                       35.5         33.9         30.2
Days Payable Outstanding                         89.8         91.7         75.0
Return on Avg Assets                              4.7%         5.2%          na
Return on Avg Common Equity                      22.0%        20.6%          na
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             Financial Strength
--------------------------------------------------------------------------------
Current Ratio                                    1.25         1.16         0.98
Quick Ratio                                      1.00         0.93         0.76
Total Debt                                 $1,096,113   $  196,250   $  140,296
Net Debt                                   $  976,132   $   56,620   $   55,441
Total Capitalization                       $1,521,932   $  578,746   $  461,546
Total Debt/Total                                 72.0%        33.9%        30.4%
Capitalization
Net Debt/Total                                   64.1%         9.8%        12.0%
Capitalization
Total Debt/TIC                                   43.2%         7.7%         5.5%
Total Debt/EBITDA                                5.75x        1.12x       34.31x
Total Debt/EBITDA-CAPEX                          6.22x        1.18x          na
EBITDA/Interest Expense                         11.90x       14.44x        0.17x
EBITDA-CAPEX/Interest Expense                   11.00x       13.71x          na
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               Market Information
--------------------------------------------------------------------------------
As of Date                                                           23-May-03
                                                                     ----------
Exchange                                                                   NYSE
Stock Price                                                          $    12.73
52 Week High                                                         $    14.45
52 Week Low                                                          $     7.85
Avg. Daily Volume (000's)                                                     1
Beta                                                                       0.69
Shares Outstanding (000's)                                              113,323
Total Outstanding Warrants & Options (000's)                                 --
Float (000's)                                                           111,100

Market Cap                                                           $1,442,602
Total Invested Capital (TIC)                                         $2,538,715
Enterprise Value (EV)                                                $2,418,734
Ownership
   Insiders % Owned                                                        2.00%
   Institutional
      % Owned                                                             70.00%
      Number of Institutions                                                226
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               Valuation Ratios
--------------------------------------------------------------------------------
                                                             Mutiple of
                                                     --------------------------
                                                     Market Cap    TIC     EV
                                                     --------------------------
Latest Twelve Months
   Revenue                                              0.71x      1.26x   1.20x
   EBIT                                                13.74x     24.18x  23.04x
   EBITDA                                               7.56x     13.31x  12.68x
   Normalized Net Income                               16.20x     28.50x  27.15x
   Basic Normalized EPS                                15.91x        na      na
Projected
   Dec-03 Mean Revenue                                  0.57x      1.00x   0.96x
   Dec-04 Mean Revenue                                  0.51x      0.89x   0.85x
   Dec-03 Mean EPS                                     14.80x        na      na
   Dec-04 Mean EPS                                     11.47x        na      na
Most Recent Filing
   Assets                                               0.61x      1.08x   1.03x
   Common Equity                                        3.39x        na      na
   Tangible Common Equity                               4.63x        na      na
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            Mean Consensus Estimates
-------------------------------------------------------------------------------
Year Ending                                         # Ests    Revenue      EPS
-------------------------------------------------------------------------------
December-03                                            2     $2,529,010   $0.86
December-04                                            2     $2,845,600   $1.11
LT Growth                                             na             na      na
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                               Period Growth Rates
--------------------------------------------------------------------------------
                                         Three Months Ended   Fiscal Years Ended
                                               Mar-03               Dec-02
                                         ------------------   ------------------
Revenue                                         -3.5%                 -5.4%
EBIT                                            80.2%               -137.7%
EBITDA                                          36.1%               4189.4%

--------------------------------------------------------------------------------
Notes

     Add backs include restructuring cost provisioning, and debt settlement expenses.

     Note - Merger with Wallace in final stages.
--------------------------------------------------------------------------------
Sources: SEC Edgar, Multex, CapitalIQ, Commodity Systems, and/or Hoover

BCT International, Inc.                                             CONFIDENTIAL
--------------------------------------------------------------------------------
VALUATION ANALYSIS
SELECTED COMPARABLE COMPANY ANALYSIS
--------------------------------------------------------------------------------
                       Wallace Computer Services Overview
--------------------------------------------------------------------------------
Name              Wallace Computer Se_  Address 2275            Officers
                                        Cabot Drive             M. David Jones,
Symbol            WCS                   City, State Zip Lisle,  CEO
                                        IL 60532
Latest Fiscal YE  31-Jul-02             Telephone
                                        (630) 588-5000
Latest Rprt Per   31-Jan-03             Website
                                        http://www.wallace.com/

A provider of printed products and print management services to Fortune 1000 customers. The Company operates in two business segments: the forms and labels segment and the integrated graphics segment. The principal products and services supplied by the forms and labels segment include the design and manufacture of paper-based forms, the manufacture of both electronic data processing (EDP) labels and packaging labels, as well as the manufacture and distribution of a standard line of office products.
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                               Income and Cashflow Statement Data
-----------------------------------------------------------------------------------------------
($ in thousands, except per share)
                                                  Six Months Ended       Fiscal Years Ended
                                      LTM       --------------------   -----------------------
                                     Jan-03      Jan-03     Jan-02       Jul-02       Jul-01
                                   ----------   --------   ---------   ----------   ----------
Revenue                            $1,505,704   $764,888   $804,813    $1,545,629   $1,689,534
COGS                                1,094,087    555,959    596,266     1,134,394    1,236,589
                                   ----------   --------   --------    ----------   ----------
                    Gross Profit      411,617    208,929    208,547       411,235      452,945
Selling, General &
Administrative                        300,107    155,599    156,842       301,350      334,452
Research & Development                     --         --         --            --           --
Other Operating                            --         --         --            --           --
                                   ----------   --------   --------    ----------   ----------
                Operating Income      111,510     53,330     51,705       109,885      118,493
Interest Income / (Expense), net      (18,231)    (8,917)   (11,529)      (20,843)     (28,273)
Other Income / (Expense), net              --         --         --            --           --
                                   ----------   --------   --------    ----------   ----------
                  Pre-tax Income       93,279     44,413     40,176        89,042       90,220
Taxes                                  13,223     16,633      2,864          (546)      36,311
                                   ----------   --------   --------    ----------   ----------
                After-tax Income       80,056     27,780     37,312        89,588       53,909
Minority Interest                          --         --         --            --           --
Equity in Affiliates                       --         --         --            --           --
                                   ----------   --------   --------    ----------   ----------
           Normalized Net Income       80,056     27,780     37,312        89,588       53,909
Preferred Dividends                        --         --         --            --           --
                                   ----------   --------   --------    ----------   ----------
   Normalized Net Income to
      Common                       $   80,056   $ 27,780   $ 37,312    $   89,588   $   53,909
                                   ==========   ========   ========    ==========   ==========

                            EBIT   $  111,510   $ 53,330   $ 51,705    $  109,885   $  118,493
     Depreciation & Amortization   $   62,504   $ 30,848   $ 34,751    $   66,407   $   78,848
                          EBITDA   $  174,014   $ 84,178   $ 86,456    $  176,292   $  197,341
                           CAPEX   $   26,715   $ 15,067   $ 11,603    $   23,251   $   41,310
                  EBITDA - CAPEX   $  147,299   $ 69,111   $ 74,853    $  153,041   $  156,031
        GAAP Operating Cash Flow   $  133,352   $ 53,099   $ 61,300    $  141,553   $  175,703

Basic Reported Weighted Avg
   Shares Out (000's)                             41,917     41,098        41,326       40,699
            Basic Normalized EPS   $     1.92   $   0.66   $   0.91    $     2.17   $     1.32
              Basic Reported EPS   $     1.28   $   0.65   $  (3.40)   $    (2.77)  $     1.31
Diluted Reported Weighted Avg
   Shares Out (000's)                             42,483     41,098        41,699       40,951
          Diluted Normalized EPS   $     1.89   $   0.65   $   0.91    $     2.15   $     1.32
            Diluted Reported EPS   $     1.29   $   0.64   $  (3.40)   $    (2.75)  $     1.30
----------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------
                                   Normalized Reconciliation
---------------------------------------------------------------------------------------
Restructuring/Goodwill
   Impairment                      $(11,096)  $  (643)  $ (32,832)  $ (43,285)  $  (513)
Other Unusual (Expense) Gain
   Items                                 --        --          --          --        --
Tax Shelter (Charge) on Unusual
   Items                            (16,881)       --          --     (16,881)     (200)
                                   --------   -------   ---------   ---------   -------
Unusual (Exp) Gain Items, net
   of Taxes                         (27,977)     (643)    (32,832)    (60,166)     (713)
Accounting Changes, net of Taxes         --        --    (144,078)   (144,078)       --
Discontinued Operations, net of
   Taxes                                 --        --          --          --        --
Extraordinary Items, net of
   Taxes                                 --        --          --          --        --
                                   --------   -------   ---------   ---------   -------
Total Reconciling Items, net of
   Taxes                           $(27,977)  $  (643)  $(176,910)  $(204,244)  $  (713)
                                   ========   =======   =========   =========   =======

   Reported Income Tax (Benefit)   $ 30,104   $16,633   $   2,864   $  16,335   $36,511
      Reported Net Income (Loss)   $ 52,079   $27,137   $(139,598)  $(114,656)  $53,196
---------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                          Profitability & Cost Ratios (as % of Revenue)
-----------------------------------------------------------------------------------------------
Gross Profit                             27.3%      27.3%       25.9%        26.6%        26.8%
S,G & A                                  19.9%      20.3%       19.5%        19.5%        19.8%
Operating Income                          7.4%       7.0%        6.4%         7.1%         7.0%
Pre-Tax                                   6.2%       5.8%        5.0%         5.8%         5.3%
EBIT                                      7.4%       7.0%        6.4%         7.1%         7.0%
EBITDA                                   11.6%      11.0%       10.7%        11.4%        11.7%
Normalized Net Income to Common           5.3%       3.6%        4.6%         5.8%         3.2%
Reported Net Income                       3.5%       3.5%      -17.3%        -7.4%         3.1%
CAPEX                                     1.8%       2.0%        1.4%         1.5%         2.4%
-----------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               Balance Sheet Data
--------------------------------------------------------------------------------
($ in thousands, except per share)
                                                                As of
                                              As of     ----------------------
                                            31-Jan-03    Jul-02      Jul-01
                                            ---------   --------    ----------
Cash & Equivalents                          $ 58,777    $ 25,178    $       --
Marketable Securities                             --          --            --
                                            --------    --------    ----------
Total Cash & Mkt
   Securities                                 58,777      25,178            --
Accounts Receivable                          229,882     245,141       280,456
Inventory                                     89,799      85,437       100,922
Other Current Assets                          41,066      49,159        33,661
                                            --------    --------    ----------
                     Total Current Assets    419,524     404,915       415,039
PPE, net                                     307,745     318,338       391,166
Intangibles, net                             184,624     188,101       340,180
Investments                                       --          --            --
Other Assets                                  19,354      18,640        18,037
                                            --------    --------    ----------
                             Total Assets   $931,247    $929,994    $1,164,422
                                            ========    ========    ==========

Accounts Payable                            $ 68,942    $ 78,403    $   74,087
Accrued Expenses                              86,241      76,467        91,284
Short Term Debt                                  679       1,233         4,000
Short Term Capital Leases                         --          --            --
Other Current Liabilities                         --      13,373        20,231
                                            --------    --------    ----------
                Total Current Liabilities    155,862     169,476       189,602
Other LT Liabilities                          98,174     102,086       110,116
Long Term Debt                               208,228     209,303       284,087
Long Term Capital Leases                          --          --            --
Minority Interests                                --          --            --
Pref Stock (Liq Value)                            --          --            --
                                            --------    --------    ----------
           Total Liabilities & Pref Stock    462,264     480,865       583,805
                                            --------    --------    ----------
Common Equity                                468,983     449,129       580,617
                                            --------    --------    ----------
               Total Liabilities & Equity   $931,247    $929,994    $1,164,422
                                            ========    ========    ==========

Common Shares Outstanding (000's)             42,244      41,556        40,889

                     Cash Value per share   $   1.39    $   0.61    $       --
                     Book Value per share   $  11.10    $  10.81    $    14.20
            Tangible Book Value per share   $   6.73    $   6.28    $     5.88
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Effectiveness and Efficiency
--------------------------------------------------------------------------------
A/R Turnover                                    6.34x       5.88x         6.02x
Inventory Turnover                             12.49x      12.17x        12.25x
Asset Turnover                                  1.62x       1.48x         1.45x
Days Sales Outstanding                          57.6        62.1          60.6
Days Inventory Outstanding                      29.2        30.0          29.8
Days Payable Outstanding                        19.3        19.4          17.2
Return on Avg Assets                             8.6%        8.6%           na
Return on Avg Common
   Equity                                       17.4%       17.4%           na
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               Financial Strength
--------------------------------------------------------------------------------
Current Ratio                                   2.69        2.39          2.19
Quick Ratio                                     2.12        1.89          1.66
Total Debt                                  $208,907    $210,536      $288,087
Net Debt                                    $150,130    $185,358      $288,087
Total Capitalization                        $677,890    $659,665      $868,704
Total Debt/Total
   Capitalization                               30.8%       31.9%         33.2%
Net Debt/Total
   Capitalization                               22.1%       28.1%         33.2%
Total Debt/TIC                                  15.5%       15.7%         21.4%
Total Debt/EBITDA                               1.20x       1.19x         1.46x
Total Debt/EBITDA-CAPEX                         1.42x       1.38x         1.85x
EBITDA/Interest Expense                         9.54x       8.46x         6.98x
EBITDA-CAPEX/Interest Expense                   8.08x       7.34x         5.52x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               Market Information
--------------------------------------------------------------------------------
As of Date                                                           23-May-03
----------                                                           ---------
Exchange                                                                  NYSE
Stock Price                                                          $    26.86
52 Week High                                                         $    26.94
52 Week Low                                                          $    15.80
Avg. Daily Volume
   (000's)                                                                  340
Beta                                                                       0.82
Shares Outstanding
   (000's)                                                               42,244
Total Outstanding Warrants &
   Options (000's)                                                           --
Float (000's)                                                            41,000

Market Cap                                                           $1,134,674
Total Invested Capital (TIC)                                         $1,343,581
Enterprise Value (EV)                                                $1,284,804
Ownership
   Insiders % Owned                                                        3.00%
   Institutional
      % Owned                                                             83.00%
      Number of Institutions                                                 329
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Valuation Ratios
--------------------------------------------------------------------------------
                                                           Multiple of
                                                   ---------------------------
                                                   Market Cap     TIC      EV
                                                   ----------    -----   ------
Latest Twelve Months
   Revenue                                               0.75x    0.89x    0.85x
   EBIT                                                 10.18x   12.05x   11.52x
   EBITDA                                                6.52x    7.72x    7.38x
   Normalized Net Income                                14.17x   16.78x   16.05x
   Basic Normalized EPS                                 13.99x      na       na
Projected
   Dec-02 Mean Revenue                                     na       na       na
   Dec-03 Mean Revenue                                     na       na       na
   Dec-02 Mean EPS                                         na       na       na
   Dec-03 Mean EPS                                         na       na       na
Most Recent Filing
   Assets                                                1.22x    1.44x    1.38x
   Common Equity                                         2.42x      na       na
   Tangible Common Equity                                3.99x      na       na
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            Mean Consensus Estimates
--------------------------------------------------------------------------------
Year Ending                                          # Ests    Revenue    EPS
--------------------------------------------------------------------------------
December-02                                               na        na        na
December-03                                               na        na        na
LT Growth                                                 na        na        na
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               Period Growth Rates
--------------------------------------------------------------------------------
                                           Six Months Ended   Fiscal Years Ended
                                                Jan-03             Jul-02
                                           ----------------   ------------------
Revenue                                          -5.0%              -8.5%
EBIT                                              3.1%              -7.3%
EBITDA                                           -2.6%             -10.7%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Notes

     Add backs reflect restructuring charges and change in accounting principle in accordance with SFAS No.142 (Goodwill impairment).

     Note - Merger with Moore in final stages.
--------------------------------------------------------------------------------
Sources: SEC Edgar, Multex, CapitalIQ, Commodity Systems, and/or Hoover

BCT International, Inc.                                             CONFIDENTIAL
--------------------------------------------------------------------------------
VALUATION ANALYSIS
SELECTED COMPARABLE COMPANY ANALYSIS

--------------------------------------------------------------------------------
                           BCT International Overview
--------------------------------------------------------------------------------

Name              BCT            Address 3000 NE         Officers
                  International  30th Place              Bill Wilkerson,
Symbol            BCTI           City, State Zip Ft.     CEO
                                 Lauderdale, FL 33306
Latest Fiscal YE  28-Feb-02      Telephone 954-563-1224
Latest Rprt Per   30-Nov-02      Website

BCT International, Inc. operates the Business Cards Tomorrow franchise system. Founded in 1975, the system has grown to include 82 Business Cards Tomorrow Franchises specializing in thermography products, labels, rubber stamps and business announcements for resale by retail printing providers in 36 states and Canada. BCT's operations also include the Pelican Paper Products Division (PPP), which supplies paper products, press supplies and press parts to the BCT Franchises.
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                              Income and Cashflow Statement Data
-------------------------------------------------------------------------------------------
($ in thousands, except per share)
                                                     Nine Months Ended   Fiscal Years Ended
                                             LTM     -----------------   ------------------
                                            Nov-02    Nov-02    Nov-01     Feb-02    Feb-01
                                           -------   -----------------   ------------------
Revenue                                    $18,381   $14,097   $13,723    $18,007   $19,429
COGS                                        10,460     7,941     8,073     10,592    11,605
                                           -------   -----------------    -----------------
                            Gross Profit     7,921     6,156     5,650      7,415     7,824
Selling, General &
   Administrative                            7,166     5,279     4,715      6,602     6,687
Research & Development                          --        --        --         --        --
Other Operating                                 --        --        --         --        --
                                           -------   -----------------    -----------------
                        Operating Income       755       877       935        813     1,137
Interest Income / (Expense), net                --        --        --         --        --
Other Income / (Expense), net                   --        --        --         --        --
                                           -------   -----------------    -----------------
                          Pre-tax Income       755       877       935        813     1,137
Taxes                                          295       342       368        321       442
                                           -------   -----------------    -----------------
                        After-tax Income       460       535       567        492       695
Minority Interest                               --        --        --         --        --
Equity in Affiliates                            --        --        --         --        --
                                           -------   -----------------    -----------------
                   Normalized Net Income       460       535       567        492       695
Preferred Dividends                             --        --        --         --        --
                                           -------   -----------------    -----------------
   Normalized Net Income to Common         $   460   $   535   $   567    $   492   $   695
                                           =======   =================    =================

                                    EBIT   $   755   $   877   $   935    $   813   $ 1,137
             Depreciation & Amortization   $   233   $   177   $   170    $   226   $   232
                                  EBITDA   $   988   $ 1,054   $ 1,105    $ 1,039   $ 1,369
                                   CAPEX   $   142   $   124   $   144    $   162   $   150
                          EBITDA - CAPEX   $   846   $   930   $   961    $   877   $ 1,219
                GAAP Operating Cash Flow   $   981   $   450   $ 2,729    $ 3,260   $   316

Basic Reported Weighted Avg Shares
   Out (000's)                                         5,121     5,121      5,123     5,214
                    Basic Normalized EPS   $  0.09   $  0.10   $  0.11    $  0.10   $  0.13
                      Basic Reported EPS   $  0.09   $  0.10   $  0.11    $  0.10   $  0.13
Diluted Reported Weighted Avg Shares
   Out (000's)                                         5,121     5,121      5,123     5,235
                  Diluted Normalized EPS   $  0.09   $  0.10   $  0.11    $  0.10   $  0.13
                    Diluted Reported EPS   $  0.09   $  0.10   $  0.11    $  0.10   $  0.13
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                            Normalized Reconciliation
-------------------------------------------------------------------------------------------
Restructuring/Goodwill Impairment          $    --   $    --   $    --    $    --   $    --
Other Unusual (Expense) Gain Items              --        --        --         --        --
Tax Shelter (Charge) on Unusual Items           --        --        --         --        --
                                           -------   -----------------    -----------------
Unusual (Exp) Gain Items, net of Taxes          --        --        --         --        --
Accounting Changes, net of Taxes                --        --        --         --        --
Discontinued Operations, net of Taxes           --        --        --         --       (31)
Extraordinary Items, net of Taxes               --        --        --         --        --
                                           -------   -----------------    -----------------
Total Reconciling Items, net of Taxes      $    --   $    --   $    --    $    --   $   (31)
                                           =======   =================    =================

           Reported Income Tax (Benefit)   $   295   $   342   $   368    $   321   $   442
              Reported Net Income (Loss)   $   460   $   535   $   567    $   492   $   664
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------
                 Profitability & Cost Ratios (as % of Revenue)
-------------------------------------------------------------------------------------------
Gross Profit                                  43.1%     43.7%     41.2%      41.2%     40.3%
S,G & A                                       39.0%     37.4%     34.4%      36.7%     34.4%
Operating Income                               4.1%      6.2%      6.8%       4.5%      5.9%
Pre-Tax                                        4.1%      6.2%      6.8%       4.5%      5.9%
EBIT                                           4.1%      6.2%      6.8%       4.5%      5.9%
EBITDA                                         5.4%      7.5%      8.1%       5.8%      7.0%
Normalized Net Income to Common                2.5%      3.8%      4.1%       2.7%      3.6%
Reported Net Income                            2.5%      3.8%      4.1%       2.7%      3.4%
CAPEX                                          0.8%      0.9%      1.0%       0.9%      0.8%
-------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               Balance Sheet Data
--------------------------------------------------------------------------------

($ in thousands, except per share)
                                                                    As of
                                                    As of     -----------------
                                                  30-Nov-02    Feb-02    Feb-01
                                                  ---------   -----------------
Cash & Equivalents                                 $ 4,805    $ 4,819   $ 1,799
Marketable Securities                                   --         --        --
                                                   --------   -----------------
Total Cash & Mkt Securities                          4,805      4,819     1,799
Accounts Receivable                                  2,386      2,889     3,568
Inventory                                            2,697      1,887     2,352
Other Current Assets                                   918        678       455
                                                   --------   -----------------
                           Total Current Assets     10,806     10,273     8,174
PPE, net                                               963        435       473
Intangibles, net                                       186        206       232
Investments                                             43         24        24
Other Assets                                         6,187      6,140     7,287
                                                   --------   -----------------
                                   Total Assets    $18,185    $17,078   $16,190
                                                   ========   =================

Accounts Payable                                   $   789    $   432   $   597
Accrued Expenses                                       938        791       403
Short Term Debt                                        294        640        86
Short Term Capital Leases                               --         --        --
Other Current Liabilities                              125        125       167
                                                   --------   -----------------
                      Total Current Liabilities      2,146      1,988     1,253
Other LT Liabilities                                   214        334       417
Long Term Debt                                         534         --       236
Long Term Capital Leases                                --         --        --
Minority Interests                                      --         --        --
Pref Stock (Liq Value)                                  --         --        --
                                                   --------   -----------------
                 Total Liabilities & Pref Stock      2,894      2,322     1,906
                                                   --------   -----------------
Common Equity                                       15,291     14,756    14,284
                                                   --------   -----------------
                     Total Liabilities & Equity    $18,185    $17,078   $16,190
                                                   ========   =================

Common Shares Outstanding (000's)                    5,121      5,121     5,136
                           Cash Value per share    $  0.94    $  0.94   $  0.35
                           Book Value per share    $  2.99    $  2.88   $  2.78
                  Tangible Book Value per share    $  2.95    $  2.84   $  2.74
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Effectiveness and Efficiency
--------------------------------------------------------------------------------
A/R Turnover                                          6.97x      5.58x     5.45x
Inventory Turnover                                    4.56x      5.00x     4.93x
Asset Turnover                                        1.04x      1.08x     1.20x
Days Sales Outstanding                                52.4       65.4      67.0
Days Inventory Outstanding                            80.0       73.0      74.0
Days Payable Outstanding                              12.6       10.9      11.9
Return on Avg Assets                                   2.6%       3.0%       na
Return on Avg Common Equity                            3.1%       3.4%       na
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               Financial Strength
--------------------------------------------------------------------------------
Current Ratio                                         5.04       5.17      6.52
Quick Ratio                                           3.78       4.22      4.65
Total Debt                                         $   828    $   640   $   322
Net Debt                                           $(3,977)   $(4,179)  $(1,477)
Total Capitalization                               $16,119    $15,396   $14,606
Total Debt/Total Capitalization                        5.1%       4.2%      2.2%
Net Debt/Total Capitalization                        -24.7%     -27.1%    -10.1%
Total Debt/TIC                                        13.9%      10.8%      5.4%
Total Debt/EBITDA                                     0.84x      0.62x     0.24x
Total Debt/EBITDA-CAPEX                               0.98x      0.73x     0.26x
EBITDA/Interest Expense                                 na         na        na
EBITDA-CAPEX/Interest Expense                           na         na        na
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               Market Information
--------------------------------------------------------------------------------
As of Date                                                             23-May-03
Exchange                                                                OTC BB
Stock Price                                                             $ 1.00
52 Week High                                                            $ 1.07
52 Week Low                                                             $ 0.67
Avg. Daily Volume (000's)                                                    3
Beta                                                                      0.83
Shares Outstanding (000's)                                               5,121
Total Outstanding Warrants &
   Options (000's)                                                          --
Float (000's)                                                            2,800

Market Cap                                                              $5,121
Total Invested Capital (TIC)                                            $5,949
Enterprise Value (EV)                                                   $1,144
Ownership
   Insiders % Owned                                                      52.00%
   Institutional
      % Owned                                                             2.00%
      Number of Institutions                                                 4
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Valuation Ratios
--------------------------------------------------------------------------------
                                                              Multple of
                                                     --------------------------
                                                     Market Cap     TIC     EV
                                                     --------------------------
Latest Twelve Months
   Revenue                                              0.28x      0.32x   0.06x
   EBIT                                                 6.78x      7.88x   1.52x
   EBITDA                                               5.18x      6.02x   1.16x
   Normalized Net Income                               11.13x     12.93x   2.49x
   Basic Normalized EPS                                11.11x         na     na
Projected
   Dec-02 Mean Revenue                                     na         na     na
   Dec-03 Mean Revenue                                     na         na     na
   Dec-02 Mean EPS                                         na         na     na
   Dec-03 Mean EPS                                         na         na     na
Most Recent Filing
   Assets                                               0.28x      0.33x   0.06x
   Common Equity                                        0.33x         na     na
   Tangible Common Equity                               0.34x         na     na
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            Mean Consensus Estimates
--------------------------------------------------------------------------------
Year Ending                                               # Ests   Revenue   EPS
--------------------------------------------------------------------------------
December-02                                                 na       --      $--
December-03                                                 na       --      $--
LT Growth                                                   na       na       na
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              Period Growth Rates
--------------------------------------------------------------------------------
                                          Nine Months Ended   Fiscal Years Ended
                                               Nov-02               Feb-02
                                          -----------------   ------------------
Revenue                                          2.7%                -7.3%
EBIT                                            -6.2%               -28.5%
EBITDA                                          -4.6%               -24.1%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Notes
--------------------------------------------------------------------------------

Sources: SEC Edgar, Multex, CapitalIQ, Commodity Systems, and/or Hoover

BCT International, Inc.                                             CONFIDENTIAL
--------------------------------------------------------------------------------
VALUATION ANALYSIS
MINORITY INTEREST ACQUISITION PREMIUMS ANALYSIS

     . The minority interest acquisition premiums analysis involves the comparison of the premium derived in the Proposed Transaction to premiums in other transactions where a minority interest of a public company was acquired. Capitalink reviewed the one-day, five-day and 30-day premiums for all minority interest transactions where:

          .    The acquiring party previously had greater than 50% shareholding in the target company,
          .    The transaction was announced on or after January 2001, and
          .    The transaction value is less than or equal to $25.0 million.

     . Capitalink believes an examination of the premiums paid in minority acquisitions are more appropriate than transactions involving a control acquisition and are more comparable to the Proposed Transaction. The premium in such a scenario should not be as high as a situation where control is acquired.

     . Based on the premiums paid in the scenario set forth above, Capitalink derived an indicated range of per share market values for the Company using the prior one-day, five-day and 30-day share price as of May 23, 2003. Based on the selected multiple ranges, Capitalink calculated a range of indicated share prices of $1.36 to $1.58.

     . Capitalink noted that the offer price of the Proposed Transaction was above this indicated valuation range.

BCT International, Inc.                                             CONFIDENTIAL
--------------------------------------------------------------------------------
VALUATION ANALYSIS
MINORITY INTEREST ACQUISITION PREMIUMS ANALYSIS

Indicated Reference Range - Acquisitions Premiums Paid Analysis

                                 Statistic   Selected Multiple Range   Indicated Share Price
                                 ---------   -----------------------   ---------------------
Acquisitions Premiums Paid (1)
   Prior One Day                   $1.00          33.3% - 54.8%            $1.33 - $1.55
   Prior 5 Day                     $1.00          40.5% - 64.0%            $1.40 - $1.64
   Prior 30 Day                    $0.95          40.8% - 63.9%            $1.34 - $1.56


Indicated Reference Range                                                  $1.36 - $1.58

--------------------------------------------------------------------------------
(1) Includes acquisitions by controlling shareholder (greater than 50%)of minority interests from January 2001 with deal value less than $25 million. Acquisitions at a discount (negative premiums) have been excluded.

Sources of information: Commodity Systems, Inc. and Mergerstat, Inc.

BCT International, Inc.                                             CONFIDENTIAL
--------------------------------------------------------------------------------
VALUATION ANALYSIS
MINORITY INTEREST ACQUISITION PREMIUMS ANALYSIS

Acquisition Premiums Paid Analysis (1)

                                                                                     Previous                       Premiums
Announc.                                                                            Ownership   Percentage  ----------------------
  Date     Seller                         Buyer                                     Percentage    Sought    1 Day   5 Day   30 Day
---------  -----------------------------  ----------------------------------------  ----------  ----------  ------  ------  ------
 5-May-03  Westerbeke Corp                Westerbeke Acquisition Corp                 56.20%      43.80%     65.75%  65.75%  71.43%
 5-May-03  Atlantic Data Services Inc     Private Group Led by Management of
                                             Atlantic Data                            65.06%      34.94%      1.01%   2.04%  14.50%
 5-May-03  Semele Group Inc               Private Group Led by Management of
                                             Semele Group Inc                         53.08%      46.92%     25.00%  25.00%  21.21%
29-Apr-03  RWD Technologies Inc           Research Park Acquisition Inc               66.00%      34.00%    128.26% 147.06% 156.10%
27-Mar-03  DSI Toys Inc                   DSI Acquisition Inc                         73.28%      26.72%     11.90%   8.05%   0.00%
26-Mar-03  InvestorsBancorp Inc           Private Group Led by Management of
                                             InvestorsBancor                          61.80%      38.20%     -1.39%   4.80%   9.65%
24-Mar-03  Judge Group Inc                Private Group Led by Management of
                                             Judge Group Inc                          60.00%      40.00%     17.14%  12.33%  29.13%
 6-Feb-03  deltathree Inc                 Atarey Hasharon Chevra Lepituach
                                             Vehashkaot Benadl                        71.00%      29.00%     37.25%  27.27%  48.94%
 3-Feb-03  9278 Communications Inc        NTSE Holding Corp                           54.20%      45.80%    185.71% 257.14% 150.00%
29-Jan-03  DSI Toys Inc                   Mvii Llc                                    55.20%      44.80%     -2.22%  -6.38%  15.79%
22-Nov-02  Unimark Group Inc (The)        M&M Nominee LLC                             62.50%      37.50%    132.14% 160.00%  66.67%
19-Nov-02  MDI Entertainment Inc          Scientific Games Corp                       66.00%      34.00%     27.27%  40.00%  53.85%
13-Nov-02  Media Source Inc               Private Group Led By Davis                  65.90%      34.10%     12.44%  45.16%  36.36%
19-Sep-02  WJ Communications Inc          Fox Paine & Co LLC                          65.50%      34.50%      0.92%   0.00%  29.41%
13-Aug-02  Oriole Homes Corp              Levy Group (The)                            60.10%      39.90%     63.33%  63.33%  29.29%
13-Aug-02  R-B Rubber Products Inc        Dash Multi-Corp Inc                         70.00%      30.00%     83.01%  69.70%  95.80%
5-Aug-02   Sandata Technologies Inc       Sandata Acquisition Corp                    74.40%      25.60%    282.00% 516.13% 180.88%
12-Jun-02  Swiss Army Brands Inc          Victorinox AG                               66.90%      33.10%     41.73%  42.63%  40.85%
16-May-02  Electric Lightwave Inc         Citizens Communications Co                  85.00%      15.00%    105.88%  79.49%  55.56%
16-May-02  Balanced Care Corp             IPC Advisors Sarl                           53.30%      46.70%    150.00% 177.78% 127.27%
10-Apr-02  PartsBase Inc                  Private Group Led by Robert A Hammond Jr    65.00%      35.00%     95.83%  95.83%  95.83%
 3-Apr-02  CBNY Investment Services Corp  Private Group Led By CBNY Investment
                                             Services Mgmt                            73.60%      26.40%      1.30%   1.00%   1.00%
28-Mar-02  Shibazaki Seisakusho Ltd       Alcoa Inc                                   50.50%      20.30%     30.87%  28.09%  44.71%
14-Mar-02  Konover Property Trust         Prometheus Southeast Retail Trust           66.00%      34.00%     20.00%  20.00%  24.26%
11-Mar-02  Hawker Pacific Aerospace       Deutsche Lufthansa AG                       72.70%      27.30%      2.20%   3.50%  51.16%
 6-Mar-02  CAA AG                         Harman International Industries Inc         78.15%      21.85%      0.44%  27.50%  12.50%
22-Jan-02  Rottlund Co Inc (The)          Private Group Led by David and
                                             Bernard Rotter                           71.40%      28.60%     18.06%  29.79%  46.63%
16-Nov-01  Ugly Duckling Corp             Private Group led by Ernest C Garcia II     61.00%      39.00%     41.77%  42.91%  30.74%
18-Sep-01  Organic Inc                    Seneca Investments LLC                      80.90%      19.10%     13.79%  17.86%  37.50%
22-Aug-01  HomeServices.Com Inc           Berkshire Hathaway Inc                      83.50%      16.50%     38.78%  40.50%  66.67%
14-Aug-01  National Home Centers Inc      Private Group Led By Dwain A Newman         63.49%      36.51%     21.74%  17.65%  35.92%
 3-Aug-01  Lincoln Snacks Co              Lincoln Snacks Acquisition Corp             89.80%      10.20%     12.90%  16.67%  27.27%
 6-Jun-01  HIS Sportswear AG              VF Corp                                     85.00%      15.00%     18.48%  46.72%  32.09%
30-Apr-01  STV Group Inc                  Private Group Led By ESOP Of STV
                                             Group Inc                                62.81%      37.19%     97.37% 110.28%  80.00%
27-Apr-01  Pierre Foods Inc               PF Management Inc                           63.00%      37.00%    101.61%  62.34% 121.24%
 2-Apr-01  Milestone Properties Inc       Concord Assets Group Inc                    68.80%      31.20%     40.96%  40.96%  40.96%
27-Mar-01  Hahn Automotive Warehouse Inc  Private Group Led By Futerman               64.00%      36.00%     33.33%  33.33%   9.89%
 9-Feb-01  Marketing Specialists Corp     Private Group Led By Richmont Capital
                                             Partners I                               83.20%      16.80%     98.41%  66.67% 468.18%
24-Jan-01  Firecom Inc                    Private Group Led By Mendez                 68.80%      31.20%     59.09%  59.09%  34.62%

                                                                                                ----------------------------------
                                                                                                High         282.0%  516.1%  468.2%
                                                                                                Mean          54.8%   64.0%   63.9%
                                                                                                Median        33.3%   40.5%   40.8%
                                                                                                Low           -2.2%   -6.4%    0.0%
                                                                                                ----------------------------------

--------------------------------------------------------------------------------
(1) Includes acquisitions by controlling shareholder (greater than 50%)of minority interests from January 2001 with deal value less than $25 million.

     Acquisitions at a discount (negative premiums) have been excluded.

Sources of information: Mergerstat, Inc.

BCT International, Inc.                                             CONFIDENTIAL
--------------------------------------------------------------------------------
VALUATION ANALYSIS
PREMIUMS PAID ANALYSIS

     . The premiums paid analysis involves the comparison of Merger Consideration to the average closing price of the Company's common stock over varying time periods prior to May 23, 2003.

     . The analysis suggests that for the periods calculated, the Merger Consideration represents a significant premium (100.0% to 138.5%) over the average closing share price for each period. The premium as of May 23, 2003 was 100.0%.

     . In addition, the daily premium or discount over the period May 23, 2002 to May 23, 2003 was graphed based on Merger Consideration. For the full prior one-year period, the Merger Consideration represented a significant premium over the prevailing daily share price.

BCT International, Inc.                                             CONFIDENTIAL
--------------------------------------------------------------------------------
VALUATION ANALYSIS
PREMIUMS PAID ANALYSIS
Premiums Paid Analysis

Merger Consideration                                          $2.0000

                                                               Price
                                                             per Share   Premium
                                                             ---------   -------
Closing Price as of May 23, 2003                              $1.0000    100.0%

Sensitivity Analysis:
   Prior Day Closing Price                                    $1.0000    100.0%

   Prior 5 Trading Day Average Closing Price                  $0.9620    107.9%

   Prior 10 Trading Day Average Closing Price                 $0.9760    104.9%

   Prior 20 Trading Day Average Closing Price                 $0.9830    103.5%

   Prior 30 Trading Day Average Closing Price                 $0.9653    107.2%

   Prior 60 Trading Day Average Closing Price                 $0.9435    112.0%

   Prior 90 Trading Day Average Closing Price                 $0.9479    111.0%

   Prior Six Month Average Closing Price                      $0.9060    120.7%

   Prior Year Average Closing Price                           $0.8407    137.9%

--------------------------------------------------------------------------------
Sources of information: Draft Agreement and Commodity Systems, Inc.

BCT International, Inc.                                             CONFIDENTIAL
--------------------------------------------------------------------------------
VALUATION ANALYSIS
PREMIUMS PAID ANALYSIS

                                            Daily

                                           Premium/

                                  Date    (Discount)
                              ----------------------
                               05/23/2003    100.0%
                               05/22/2003    100.0%
                               05/21/2003    115.1%
                               05/20/2003    115.1%
                               05/19/2003    110.5%
                               05/16/2003    100.0%
                               05/15/2003    100.0%
                               05/14/2003    100.0%
                               05/13/2003    100.0%
                               05/12/2003    110.5%
                               05/09/2003    110.5%
                               05/08/2003    110.5%
                               05/07/2003    110.5%
                               05/06/2003     92.3%
                               05/05/2003     98.0%
                               05/02/2003     98.0%
                               05/01/2003     90.5%
                               04/30/2003    104.1%
                               04/29/2003    104.1%
                               04/28/2003    104.1%
                               04/25/2003    102.0%
                               04/24/2003    102.0%
                               04/23/2003    110.5%
                               04/22/2003    119.8%
                               04/21/2003    119.8%
                               04/17/2003    119.8%
                               04/16/2003    119.8%
                               04/15/2003    119.8%
                               04/14/2003    119.8%
                               04/11/2003    119.8%
                               04/10/2003    119.8%
                               04/09/2003    119.8%
                               04/08/2003    119.8%
                               04/07/2003    119.8%
                               04/04/2003    110.5%
                               04/03/2003    110.5%
                               04/02/2003    117.4%
                               04/01/2003    117.4%
                               03/31/2003    117.4%
                               03/28/2003    117.4%
                               03/27/2003    117.4%
                               03/26/2003    117.4%
                               03/25/2003    117.4%
                               03/24/2003    117.4%
                               03/21/2003    117.4%
                               03/20/2003    117.4%
                               03/19/2003    117.4%
                               03/18/2003    117.4%
                               03/17/2003    117.4%
                               03/14/2003    117.4%
                               03/13/2003    117.4%
                               03/12/2003    117.4%
                               03/11/2003    117.4%
                               03/10/2003    117.4%
                               03/07/2003    115.1%
                               03/06/2003    115.1%
                               03/05/2003    115.1%
                               03/04/2003    117.4%
                               03/03/2003    117.4%
                               02/28/2003    117.4%
                               02/27/2003    108.3%
                               02/26/2003    119.8%
                               02/25/2003    119.8%
                               02/24/2003    119.8%
                               02/21/2003    119.8%
                               02/20/2003    163.2%
                               02/19/2003    119.8%
                               02/18/2003    119.8%
                               02/14/2003    106.2%
                               02/13/2003    108.3%
                               02/12/2003    106.2%
                               02/11/2003    106.2%
                               02/10/2003    102.0%
                               02/07/2003    104.1%
                               02/06/2003    104.1%
                               02/05/2003    104.1%
                               02/04/2003    104.1%
                               02/03/2003    108.3%
                               01/31/2003    108.3%
                               01/30/2003    108.3%
                               01/29/2003    108.3%
                               01/28/2003    108.3%
                               01/27/2003    108.3%
                               01/24/2003    108.3%
                               01/23/2003     98.0%
                               01/22/2003     94.2%
                               01/21/2003     98.0%
                               01/17/2003     90.5%
                               01/16/2003     96.1%
                               01/15/2003    122.2%
                               01/14/2003    122.2%
                               01/13/2003    146.9%
                               01/10/2003    146.9%
                               01/09/2003    146.9%
                               01/08/2003    146.9%
                               01/07/2003    146.9%
                               01/06/2003    146.9%
                               01/03/2003    146.9%
                               01/02/2003    146.9%
                               12/31/2002    146.9%
                               12/30/2002    150.0%
                               12/27/2002    156.4%
                               12/26/2002    156.4%
                               12/24/2002    156.4%
                               12/23/2002    156.4%
                               12/20/2002    156.4%
                               12/19/2002    135.3%
                               12/18/2002    135.3%
                               12/17/2002    156.4%
                               12/16/2002    156.4%
                               12/13/2002    156.4%
                               12/12/2002    156.4%
                               12/11/2002    156.4%
                               12/10/2002    156.4%
                               12/09/2002    156.4%
                               12/06/2002    156.4%
                               12/05/2002    163.2%
                               12/04/2002    163.2%
                               12/03/2002    141.0%
                               12/02/2002    141.0%
                               11/29/2002    162.8%
                               11/27/2002    162.8%
                               11/26/2002    163.2%
                               11/25/2002    166.7%
                               11/22/2002    122.2%
                               11/21/2002    166.7%
                               11/20/2002    166.7%
                               11/19/2002    166.7%
                               11/18/2002    166.7%
                               11/15/2002    166.7%
                               11/14/2002    166.7%
                               11/13/2002    166.7%
                               11/12/2002    166.7%
                               11/11/2002    166.7%
                               11/08/2002    166.7%
                               11/07/2002    163.2%
                               11/06/2002    177.8%
                               11/05/2002    177.8%
                               11/04/2002    177.8%
                               11/01/2002    177.8%
                               10/31/2002    166.7%
                               10/30/2002    192.0%
                               10/29/2002    194.1%
                               10/28/2002    194.1%
                               10/25/2002    194.1%
                               10/24/2002    170.3%
                               10/23/2002    170.3%
                               10/22/2002    194.1%
                               10/21/2002    194.1%
                               10/18/2002    194.1%
                               10/17/2002    194.1%
                               10/16/2002    194.1%
                               10/15/2002    194.1%
                               10/14/2002    198.5%
                               10/11/2002    198.5%
                               10/10/2002    181.7%
                               10/09/2002    181.7%
                               10/08/2002    177.8%
                               10/07/2002    177.8%
                               10/04/2002    181.7%
                               10/03/2002    181.7%
                               10/02/2002    181.7%
                               10/01/2002    185.7%
                               09/30/2002    185.7%
                               09/27/2002    181.7%
                               09/26/2002    181.7%
                               09/25/2002    181.7%
                               09/24/2002    185.7%
                               09/23/2002    185.7%
                               09/20/2002    174.0%
                               09/19/2002    177.8%
                               09/18/2002    156.4%
                               09/17/2002    156.4%
                               09/16/2002    161.4%
                               09/13/2002    163.2%
                               09/12/2002    163.2%
                               09/11/2002    163.2%
                               09/10/2002    143.9%
                               09/09/2002    143.9%
                               09/06/2002    146.9%
                               09/05/2002    146.9%
                               09/04/2002    146.9%
                               09/03/2002    141.0%
                               08/30/2002    146.9%
                               08/29/2002    150.0%
                               08/28/2002    150.0%
                               08/27/2002    150.0%
                               08/26/2002    150.0%
                               08/23/2002    150.0%
                               08/22/2002    143.9%
                               08/21/2002    143.9%
                               08/20/2002    135.3%
                               08/19/2002    115.1%
                               08/16/2002    135.3%
                               08/15/2002    135.3%
                               08/14/2002    135.3%
                               08/13/2002    133.1%
                               08/12/2002    150.0%
                               08/09/2002    166.7%
                               08/08/2002    166.7%
                               08/07/2002    146.9%
                               08/06/2002    146.9%
                               08/05/2002    146.9%
                               08/02/2002    146.9%
                               08/01/2002    146.9%
                               07/31/2002    146.9%
                               07/30/2002    146.9%
                               07/29/2002    150.0%
                               07/26/2002    146.9%
                               07/25/2002    153.2%
                               07/24/2002    156.4%
                               07/23/2002    156.4%
                               07/22/2002    166.7%
                               07/19/2002    150.0%
                               07/18/2002    150.0%
                               07/17/2002    156.4%
                               07/16/2002    156.4%
                               07/15/2002    143.9%
                               07/12/2002    143.9%
                               07/11/2002    159.7%
                               07/10/2002    159.7%
                               07/09/2002    159.7%
                               07/08/2002    159.7%
                               07/05/2002    153.2%
                               07/03/2002    153.2%
                               07/02/2002    153.2%
                               07/01/2002    138.1%
                               06/28/2002    138.1%
                               06/27/2002    138.1%
                               06/26/2002    138.1%
                               06/25/2002    138.1%
                               06/24/2002    138.1%
                               06/21/2002    138.1%
                               06/20/2002    138.1%
                               06/19/2002    143.9%
                               06/18/2002    143.9%
                               06/17/2002    143.9%
                               06/14/2002    143.9%
                               06/13/2002    143.9%
                               06/12/2002    143.9%
                               06/11/2002    141.0%
                               06/10/2002    141.0%
                               06/07/2002    141.0%
                               06/06/2002    141.0%
                               06/05/2002    141.0%
                               06/04/2002    141.0%
                               06/03/2002    135.3%
                               05/31/2002    143.9%
                               05/30/2002    143.9%
                               05/29/2002    143.9%
                               05/28/2002    135.3%
                               05/24/2002    135.3%
                               05/23/2002    135.3%

--------------------------------------------------------------------------------
Sources of information: Draft Agreement and Commodity Systems, Inc.

BCT International, Inc.                                             CONFIDENTIAL
--------------------------------------------------------------------------------
VALUATION ANALYSIS
ADJUSTED NET BOOK VALUE ANALYSIS

     . Capitalink performed an adjusted book value analysis, based upon a going concern premise, to determine the value of the Company assuming all of its assets were valued at market value. Under historical cost accounting most assets in the Company's financial statements are generally not reflected at market value, but reflect historical acquisition costs.

     . For the purposes of this analysis, based upon discussions with Company management and utilizing the Company's balance sheet as of February 28, 2003, the following adjustments to market value were assumed:

          .    Accounts receivable for collectability and timing issues.
          .    Inventory to reflect spoilage, wastage, obsolete inventory and timing issues.
          .    Property, plant and equipment to reflect obsolescence and current market value.
          .    Notes to reflect market value (see Notes Analysis).
          .    No market value for intangible assets.
          .    Deferred taxes for timing issues.

     . The results of the analysis indicate that the market value of the Company's assets is approximately $12.8 million. After deducting total liabilities of approximately $2.3 million, the adjusted net book value of common equity is approximately $10.5 million. Taking into account the 565,000 assumed in the money options, Capitalink calculated an indicated equity value of approximately $11.5 million or $2.02 per share.

     . Capitalink noted that the offer price of the Proposed Transaction was slightly below this indicated valuation range.

BCT International, Inc.                                             CONFIDENTIAL
--------------------------------------------------------------------------------
VALUATION ANALYSIS
ADJUSTED NET BOOK VALUE ANALYSIS
Adjusted Net Book Value Analysis
($ in thousands)

                                              Feb 28, 2003E
                                                Unadjusted
                                                Book Value    Adjs (1)   Notes   Adjusted
                                              -------------   --------   -----   --------
Assets:
   Cash & Equivalents                            $ 4,244       $    --            $ 4,244
   Accounts Receivable, net                        2,570          (643)    a        1,928
   Notes Receivables, net                          5,313        (2,726)    b        2,587
   Inventory                                       2,668          (534)    c        2,134
   Deferred Income Taxes                           1,325          (506)    d          819
   Prepaid & Other                                   513            --                513
   Net Property, Plant & Equipment                   989          (495)    e          495
   Intangible Assets                                 180          (180)    f           --
   Other                                              47            --                 47
                                                 -------       -------            -------

Total Assets                                     $17,849       $(5,083)           $12,766
                                                 =======       =======            =======

Liabilities:
   Accounts Payable                                  875            --                875
   Accrued Expenses                                  519            --                519
   Interest Bearing Debt                             523            --                523
   Deferred Revenue                                  390            --                390
                                                 -------       -------            -------
                                                   2,307            --              2,307
Contingent Liabilities:
   Contingencies                                      --            --                 --
                                                 -------       -------            -------

                                                      --            --                 --
                                                 -------       -------            -------

Total Liabilities                                  2,307            --              2,307
                                                 -------       -------            -------

Net Book Value                                   $15,542       $(5,083)           $10,459
                                                 =======       =======            =======

Adjusted Net Book Value:
   Indicated Net Book Value                                                       $10,459
   Cash from assumed exercise of in the
      money options                                                                 1,017
                                                                                  -------

Indicated Equity Value                                                             11,476
                                                                                  =======

Common Stock Equivalents:
   Common Stock Shares Outstanding                                                  5,121
   Shares from in the money options                                                   565
                                                                                  -------

Total Common Stock Equivalents                                                      5,686
                                                                                  =======

Indicated Share Price                                                             $  2.02
                                                                                  =======

Adjustment A55Notes:

a    25% market value adjustment for collectability and timing issues.
b    See Note Analysis for details.
c    20% market value adjustment for spoilage, wastage, usage and timing issues.
d    Market value calculated at Base Case WACC and estimated three year horizon.
e    50% market value adjustment for obsolescence.
f    No market value.

--------------------------------------------------------------------------------
(1) Assumes assets are sold as part of ongoing business. Estimated market value adjustments determined in discussions with Company management. Please note, this analysis is not a liquidation analysis, which would have resulting in substantially lower indicated values.

Sources of information: Company financials and management.

BCT International, Inc.                                             CONFIDENTIAL
--------------------------------------------------------------------------------
VALUATION ANALYSIS
NOTES RECEIVABLE NET PRESENT VALUE ANALYSIS

     . Capitalink reviewed the Notes to determine their estimated current market value. The Notes were primarily generated from overdue accounts receivables owed by franchisees as a result of royalty and paper product payments that were in default. These balances were rolled into each of the Notes, each with a scheduled payment plan. Although the Company does provide a reserve for collectability of the Notes, it does not take into account the current market value of the Notes.

     . The Notes represent a level of excess working capital in the Company's operations that would not normally be taken into account in any cash flow valuation based on earnings or revenues. Consequently, Capitalink separately determined the Note's estimated current market value, and utilizing that indicated value in its valuation analyses, providing greater accuracy as to the Company's value.

     . As of February 28, 2003, the Company had approximately 39 Notes totaling approximately $6.8 million. Based on discussions with Company management, Capitalink determined the payment probability for each of the Notes. Payment probability was based on a number of factors, including the franchisee's performance record, debt balances, management quality, security, and local market growth. In the aggregate, the payment probability was approximately 55%, or receipt of approximately $3.7 million is expected, over the aggregate life of the Notes.

     . Utilizing the Company's base case WACC of 17.4% (as discussed in the Discounted Cash Flow Analysis) and applying the varying time horizons for each of the Notes, Capitalink derived the net present value of the amount anticipated to be collected. The net present value of the amount to be collected was calculated to be approximately $2.6 million.

     . It is important to note that Capitalink derived payment probabilities of the Notes in conjunction with and based on discussions with management. Capitalink does not guarantee or assure, in any respect, that any of the Notes will be collected.

BCT International, Inc.                                             CONFIDENTIAL
--------------------------------------------------------------------------------
VALUATION ANALYSIS
NOTES RECEIVABLE NET PRESENT VALUE ANALYSIS
Notes Receivable Net Present Value Analysis
($ in thousands)

                                     Feb 28, 2003                                                  Net
                                      Principal     Adjusted      Expected        Average        Present
                                       Balance      Value (1)   Realization %   Term (Months)   Value (2)
                                     ------------   ---------   -------------   -------------   ---------
Total Notes Receivable                  $6,813       $3,744         55.0%           67            $2,587

Notes Receivable Statistics
   Number of Issued Notes                   39

   Size Statistics
      Largest                           $  898
      Average                           $  175
      Median                            $   98
      Smallest                          $    5

--------------------------------------------------------------------------------
(1) Realization based on discussions with Company management, given the performance of each plant, accounts receivable balance, expected collateral and payment history of each note holder.
(2) Determined by discounting the after tax principal and interest cash flows of the notes at the Company's base case WACC estimated at 17.4%.

Sources of information: Company financial statements and management.